UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☑	Definitive Proxy Statement
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The Allstate Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025

Proxy Statement

Allstate exists to serve customers, create opportunity for our team, generate attractive returns for investors, improve communities and make a difference in the world.

Our Shared Purpose

As the good hands...

We provide affordable, simple and connected protection solutions.

We create opportunity for our team, economic value for our shareholders and improve communities.

Allstate

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Sustainability	Stock Ownership	Other Information	Links and Resources

Letter from Chair, President & CEO

Fellow Shareholders,
Allstate had an outstanding 2024, serving policyholders, advancing the Transformative Growth strategy and generating excellent returns. By creating the future instead of reacting to trends, we will continue a legacy of serving customers, generating returns for shareholders, providing opportunity for our team and improving communities.

Excellent Results
We successfully executed the auto insurance profitability improvement plan in 2024, but continue to be impacted by the negative effect of higher prices on policies in force. We had strong profitability and policy growth in homeowners insurance, protection plans and most other businesses.
•Revenues reached a record $64.1 billion in 2024, 12.3% above the prior year.

Total Revenue ($ in millions)

Premiums Earned – Auto

Premiums Earned – Home	Protection Services Revenue[1] [1] Excludes net gains and losses on investments and derivatives

The Allstate Corporation | AllstateProxy.com	1

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•Policies in force reached 208 million, 7.2% above 2023.
•Auto insurance policies in force, however, declined by 1.4% in 2024, reflecting the continued impact of raising average rates by 39.2% over the last three years.
•Homeowners insurance policies in force increased 2.4% as our industry-leading capabilities continue to differentiate Allstate in the marketplace.
•Protection Plans embedded protection grew by 10% to 160 million items in force.
•Net Income was $4.6 billion and Adjusted Net Income* was $4.9 billion, leading to an exceptional return on equity of 25.8%.

Net Income Applicable to Common Shareholders ($ in millions)

•Net investment income rose by $614 million, a 24.8% increase from 2023 as decisions to extend fixed income duration and higher interest rates increased interest income.

2024 Investment Portfolio Allocation ($ in millions) Total investment portfolio $72,610	Investment Income, Before Expenses ($ in millions)

Market-based interest-bearing: Investment grade, government and short-term
$53,981
Market-based interest-bearing: Below investment grade
$4,827
Market-based equity investments
$3,342
Performance-based
$10,460

2	The Allstate Corporation | AllstateProxy.com

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•Shareholder total return was 40.6% in 2024, reflecting strong operating and financial returns. Excellent operating results and the planned divestiture of the Health and Benefits businesses supported an increase in the quarterly dividend to $1.00 per share for the first quarter of 2025 and initiation of a $1.5 billion share repurchase program. Maintaining this success will require focusing on profitability given a potential increase in costs from U.S. automotive tariffs, and strong execution of our growth strategy.

Stock Price Over The Past Three Years

Growth Strategy
Allstate’s strategy is to increase market share in personal property-liability insurance and expand protection provided to consumers.
The Transformative Growth strategy to build a low-cost property-liability business has made significant progress since being initiated five years ago. The strategy has five components:
•Increase customer value – Costs have been reduced, enabling us to offer lower prices without impacting shareholder returns. The expense ratio was lowered from 24.1% to 21.7% between 2019 and 2024. New Affordable, Simple and Connected auto and home insurance products have been launched and will be available to most of the country this year.

Customer experience is ultimately individual interactions and in 2024, numerous initiatives combined to improve 25 million experiences. This year the S.A.V.E. (Show Allstate customers Value Every day) program is designed to improve another 25 million interactions, of which 10 million are working with auto and home insurance customers to reduce their premiums by more than 5%.

•Expand customer access – Availability has been significantly expanded with property-liability new business production at record levels and almost evenly split between Allstate agents, independent agents and direct sales. A significant contributor was the 2021 acquisition of National General, which has been outstanding from a strategic, operational and financial perspective.

Increase personal property-liability market share
Allstate
NATIONAL GENERAL an Allstate company
Answer financial
Leveraging Allstate brand, customer base and capabilities
Allstate PROTECTION PLANS
Allstate DEALER SERVICES
Expand protection services
Allstate IDENTITY PROTECTION
Allstate ROADSIDE
arity

The Allstate Corporation | AllstateProxy.com	3

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•Enhance customer acquisition – Sophisticated analytics, increased spending and exceptional creativity is creating “Mayhem” for competitors as brand consideration improved while increasing new business.
•Deploy new technology ecosystem – We are living into a “technology-driven strategy” rather than a strategy that is “supported by technology.” This is much more than just new software, which we have built and works! It requires increasing our engineering talent combined with cross functional operating teams to redesign business processes. Large language models are also being used to improve customer satisfaction, such as improving email communications and providing insights to support better decision-making.
•Organizational transformation – Our culture is evolving for continued innovation and growth. Reducing hierarchy, eliminating silos and increasing risk acceptance are integral to success.
The Protection Services businesses had strong growth and profitability last year.
•Protection Plans continues its growth through U.S. retailers and an expanding international presence. We acquired Kingfisher last year to enhance capabilities to grow mobile device protection and service relationships.
•Identity Protection has adapted to increased competition by embracing the Transformative Growth concepts of developing new products, expanding distribution and leveraging technology.
•The Dealer Services and Roadside businesses differentiate Allstate from competitors by broadening protection available to customers through embedded offerings.
•Arity continues to develop new products and services having now accumulated over 2 trillion miles of driving data.
We also had excellent outcomes on the sale of the Health and Benefits businesses with agreements to sell the two largest businesses for a combined $3.25 billion, with closings expected in 2025.
A Purpose-driven Company Powered by People
Our Shared Purpose has guided Allstate’s focus for 18 years by articulating that we exist to empower customers with protection, create economic value for shareholders, provide opportunity for our team and improve communities. It clarifies our values, operating standards and behaviors to ensure 55,000 employees execute with integrity, speed and precision. To connect this purpose to day-to-day activity, we have created “strategic middleware” that support decision clarity, like a “you are here” chart.
The Employee Value Proposition is one of the pieces of middleware and has been updated to focus on: purpose, professional growth, individuality, rewards and winning. Allstate’s 84% employee engagement score exceeds competitive benchmarks and pre-pandemic levels. There has, however, been a small decline in connectivity measures, particularly outside of immediate teams. We are addressing this now rather than having a gradual deterioration in engagement, using Hemingway’s wisdom in The Sun Also Rises:

How did you go bankrupt? Two ways. Gradually and then suddenly. — HEMINGWAY, THE SUN ALSO RISES

Our approach is not to mandate that employees come into the office every day of the week. Instead, we are determining what work, learning and employee development is best done in person or remotely. This will enable us to optimize employee effectiveness and gain efficiency through lower real estate costs while providing some employee flexibility. Leaders have a broad range of resources and tools and will be held accountable for connectivity.

Allstate was named one of the 250 Best- Managed companies for the eighth consecutive year by The Wall Street Journal and Drucker Institute.

Culture is a self- sustaining system of shared values, priorities and principles that shape beliefs, drive behaviors and influence decision-making within an organization.

4	The Allstate Corporation | AllstateProxy.com

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Societal Engagement
We use a societal engagement framework to navigate today’s tumultuous and divisive world. It begins with a simple question, “Will it help us better serve customers?” The framework prioritizes key issues and informs our engagement strategy to create value for customers and shareholders.

Six principles inform our position on issues and the actions we take

1	Customers: Will it help us better serve customers?	4	Agency: Can we affect change?

2	Values: Does it align with our values?	5	Stakeholder impact: How does it affect stakeholders?

3	Expertise: Do we have sufficient expertise?	6	Risk/return: What’s the risk/return profile?

We are focused on two broader societal issues: the impact of increased severe weather and consumer privacy. We have actively addressed the growing impact of severe weather for nearly 30 years because it affects our customers, communities and shareholders. We insure 7.5 million homes and have incurred nearly $20 billion in catastrophe losses over the last five years in helping customers recover from disasters.
Allstate focuses on the realities of recovery, remediation and resilience, not the genesis of climate change. We have an industry leading business model that provides customers with homeowners protection at an accurate price that generated underwriting income of $6.9 billion over the last decade and profit in 11 of the last 12 years. Many competitors have not adapted and the industry generated underwriting losses of $28 billion from 2021 to 2023. Consequently, some homeowners are not able to get adequate insurance, creating opportunity for Allstate.
Allstate advocates for market-based reforms using private and public market solutions to increase consumer choice to protect their homes. In last year’s letter I laid out a detailed set of considerations on how to move forward but there has not been significant progress from the public sector, despite a continued increase in catastrophe losses. Advocacy is focused on improving the speed of remediation and funding for pre-disaster adaptation and resiliency investments at the state and federal level. This will lower property damage and insurance costs, and more importantly, better protect people.

Total Catastrophe Losses for Property-Liability ($ in millions)

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Allstate is also actively engaged in privacy standards since customers want to be digitally protected and the Identity Protection business serves customers through 2.5 million policies in force. Allstate’s corporate standards on data protection and transparency are exceptionally high, so customers know how and why their information is being used. We advocate for laws and regulations that meet customers’ privacy standards while allowing them to benefit from a digital world.
The Allstate Foundation also improves the communities where our customers live and work. There are three focus areas: empowering youth to serve, disrupting the cycle of relationship abuse and workforce readiness. Over the last three years the Foundation has distributed $115 million to over 11,700 nonprofits in virtually every community where we do business.
Looking forward, Allstate will stay focused on Our Shared Purpose and act decisively. If U.S. automotive tariffs are implemented this will lead to inflation in car repair and replacement costs necessitating higher auto insurance rates. The same is likely true for homeowners insurance and protection plans. The investment portfolio is primarily in investment grade bonds, which is a safer port in the event of an economic recession. Equity growth investments are below long-term targets, but we are preparing in case private equity markets deteriorate. Inside the company there are a lot of “green lights” to manage external challenges; increased customer empathy, greater analytical sophistication, agile technology systems, excellent operational expertise, high employee engagement and a strong capital position.
Allstate is positioned for success with Our Shared Purpose guiding our way and a world class leadership team that has the head, heart and courage to create the future. It is an honor to have the opportunity to help 55,000 Allstaters make a difference in the world!
Thomas J. Wilson
Chair, President and CEO
*    Measures used in this proxy statement that are not based on generally accepted accounting principles (non-GAAP) are denoted with an asterisk (*). For definitions of these terms, please see the definitions of non-GAAP measures on pages 106-109.

6	The Allstate Corporation | AllstateProxy.com

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Letter from Independent Directors

Allstate’s Shareholders,
Thank you for trusting us as fiduciaries of Allstate. Allstate had an exceptional 2024, helping nearly 9 million customers when the unexpected happens, improving profitability, and successfully deploying the Transformative Growth strategy. Transparency and accountability are the foundation of our work. This letter highlights the Board’s performance during the last year.

Interactive Corporate Governance
Allstate’s role is to provide customers with exceptional value, earn attractive returns for shareholders, create opportunity for employees and improve the communities we serve. Oversight is grounded in Our Shared Purpose and uses a comprehensive structure of governance practices to appropriately balance priorities.
Risk and Return Oversight - The external environment is volatile from a weather, economic and political perspective, and we expect this to continue. To help manage and mitigate these risks, a comprehensive Enterprise Risk and Return Management Framework is utilized. By overseeing immediate and long-term results, decisions and plans through this framework, this ensures sustainable value creation. The full Board assesses risk and return practices and positions twice a year, supported by comprehensive Risk and Return Committee reviews, to ensure three objectives are achieved: Maintain a Strong Foundation, Build Strategic Value and Optimize Return per Unit of Risk.
•External Engagement - External independent advisors are used to provide insights on compensation, cybersecurity and governance. Allstate remains in close contact with shareholders to reflect their feedback and adjust as necessary. A comprehensive shareholder engagement model built up over the last 14 years, combined with transparent dialogue on governance three times a year enables the Board to incorporate your perspectives.
•Performance Evaluation - The Board continuously evaluates its capabilities and performance and adapts to improve oversight. Evaluations are done for committees, the Board and individual directors and assess overall board effectiveness. In 2024, we focused on growth opportunities, implementing a technology- driven strategy and expanding dialogue on committee reports.
•Societal Engagement - Increasing demands on and criticism of corporations for involvement in societal issues is navigated using a Societal Engagement Framework. Allstate’s involvement is assessed based on the impact to customers, subject matter expertise, the ability to impact change and the risk and return on operating results and reputation. The current focus is on resiliency and remediation from catastrophic weather events and consumer privacy.
•Climate Commitments - Allstate continues to focus on climate resilience and remediation as it relates to our customers, and has committed to reduce Scope 1 and 2 emissions to zero by 2030. Commitments have not been made on Scope 3 emissions since measurement standards are not precise and goals could have unintended consequences on customers or the investment portfolio.

Since 2011, we have maintained a robust shareholder engagement program. We proactively reach out to shareholders representing more than 50% of our total outstanding shares and engage with shareholders representing approximately 1/3 of our shares, as reflected in our 2024 engagements.

Recognized as a World's Most Ethical Company by Ethisphere for the 11th year in a row.

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Broad Strategic and Operational Oversight
The Board is fully engaged in the oversight of Allstate’s strategy and operational performance. The strategy to increase market share in personal property-liability and expand protection offered to consumers aligns with Our Shared Purpose and will increase shareholder value. We discuss strategic priorities and implementation at every meeting and oversee the proactive management of Allstate’s $73 billion investment portfolio. Management’s decision to invest in Transformative Growth despite lower profitability in the prior two years was well executed, with the company now positioned for growth. Strong operating results in 2024 are a reflection of operational excellence. The divestiture of the Health and Benefits businesses is being well executed, with the Employer Voluntary Benefits business sale closed in April 2025 and a definitive agreement to sell the Group Health business, which will generate a combined $3.25 billion.
The dividend was increased to $1.00 per share and a $1.5 billion share repurchase program was instituted in the first quarter of 2025 based on strong operating results and the planned divestiture of the Health and Benefits businesses.
Enhancing Strong Human Capital and Succession Planning
Allstate’s human capital, succession practices and culture are critical to fulfilling its purpose. The Board reviews talent management and organizational health to ensure that capabilities and engagement levels exist to better serve customers and create shareholder value. Leadership succession is discussed four times a year:
•Senior Leadership succession and development plans to ensure the best team
•CEO succession reviews cover internal and external alternatives, supported by an executive search firm
•Scenario planning in the event of an unexpected senior leader departure
•Enterprise organizational health and leadership development practices and results to assess the breadth and depth of talent.
The Compensation and Human Capital Committee structures and establishes CEO and leadership compensation programs and approves actual results. No significant changes were made to the 2025 programs based on an independent external advisor market pay practices review and feedback from shareholders during our regular engagements.
Allstate is well positioned strategically and operationally, having continued to transform the business while improving earnings. We are focused on ensuring Allstate builds on this legacy of success and value the trust you have in us!

Donald E. Brown	Margaret M. Keane	Jacques P. Perold	Judith A. Sprieser
Kermit R. Crawford	Siddharth N. (Bobby) Mehta	Andrea Redmond	Perry M. Traquina
Richard T. Hume	Maria R. Morris	Gregg M. Sherrill	Monica J. Turner

8	The Allstate Corporation | AllstateProxy.com

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Notice of 2025
Annual Meeting of Shareholders

Items of Business		BOARD RECOMMENDATION	SEE PAGES

1	Election of 13 Directors	FOR each nominee	17-46 ▶

2	Say-on-Pay: Advisory Vote on the Compensation of the Named Executives	FOR	47-91 ▶

3	Ratification of Appointment of Deloitte & Touche LLP as Allstate’s Independent Registered Public Accountant for 2025	FOR	92-95 ▶

In addition, any other business properly presented may be acted upon at the meeting.
By Order of the Board,
Julie Cho
Secretary
April 17, 2025

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 29, 2025
The Notice of 2025 Annual Meeting and Proxy Statement and the means to vote by Internet, and the 2024 Annual Report, are available at proxyvote.com.

Date and Time
May 29, 2025, at 11:00 a.m. Central Time. Admission to the webcast begins at 10:30 a.m. Central Time.
Virtual (Online Only)
www.virtualshareholdermeeting.com/ALL2025
Record Date
March 31, 2025. Each share of common stock is entitled to one vote for each director candidate and one vote for each of the other proposals.
Participation
Shareholders who wish to participate in the meeting should review pages 102-105.
Date of Mailing
On or about April 17, 2025, these proxy materials and annual report are being mailed or made available to shareholders and to participants in the Allstate 401(k) Savings Plan.

How to Vote in Advance
Your vote is important. Please vote as soon as possible by one of the methods shown below. Make sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the instructions. You may also vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALL2025, entering your control number and following the instructions.
By Telephone
In the U.S. or Canada, you can vote your shares toll-free by calling 1-800-690-6903.
By Mail
You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.
By Internet
You can vote your shares online at proxyvote.com.
By Tablet or Smartphone
You can vote your shares with your tablet or smartphone by scanning the QR code.

The Allstate Corporation | AllstateProxy.com	9

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Audit Committee Matters	92

3 Ratification of Deloitte & Touche LLP as the Independent Registered Public Accountant for 2025

Auditor Fees	94
Audit Committee Report	95

Sustainability at Allstate	96

Increasing Value for Customers and Shareholders	96
Navigating Climate Risk	96
Creating Opportunity for Employees	98
Improving Communities	98
Oversight of Sustainability	99

Additional Information

Stock Ownership Information	100
Proxy and Voting Information	102
Appendix A – Definitions of Non-GAAP Measures	106
Appendix B – Categorical Standards of Independence	110
Appendix C – Executive Officers	110
Helpful Links and Resources	111

WHERE TO FIND

2024 Financial Highlights	12	Shareholder Engagement	43	Peer Group	55

Director Skills and Experiences	19	Communication with the Board	44	Compensation Decisions for 2024	65

Board Leadership Overview	34	Compensation Governance Best Practices	50	Other Elements of Compensation	68

10	The Allstate Corporation | AllstateProxy.com

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About Allstate
Our Shared Purpose
We empower customers with affordable, simple and connected protection to help them achieve their hopes and dreams. Protecting customers enables us to generate shareholder returns, create opportunity for our team and improve communities.
What We Do
Protection at home, work and play
Allstate has been protecting people from life’s uncertainties since 1931. We offer a wide range of protection for autos, homes, personal property and identities. Products are distributed through a wide range of distribution partners including: Allstate agents, independent agents, employee benefit brokers, major retailers in the U.S., Asia, and Europe and directly to consumers via the web and call centers.

Increase personal property-liability market share
Allstate®
NATIONAL GENERAL®
an Allstate® company
Answer financial®
Leveraging Allstate brand, customer base and capabilities
Allstate® PROTECTION PLANS
Allstate® DEALER SERVICES
Expand protection services
Allstate® IDENTITY PROTECTION
Allstate® ROADSIDE
arity®

Allstate at a Glance		A $73 billion investment portfolio is actively managed and integrated in enterprise risk and return practices.

208 million policies in force	55,000 employees	2024 Investment Portfolio Allocation ($ in millions) Total investment portfolio $72,610

1,800 direct sales representatives	27,700 Allstate exclusive agents and licensed sales professionals

55,000 independent agent locations	14,000+ retail and mobile operators distributing Allstate Protection Plans

The Allstate Corporation | AllstateProxy.com	11

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2025 Operating Priorities

1	2	3

Achieve Target Returns	Grow Our Customer Base	Execute Transformative Growth

Earn a fair return on capital	Increase new business and retain more customers	Multi-year initiative to build low-cost digital insurer with broad distribution

2024 Financial Highlights

$64.1B Revenue	$4.6B Net Income	$4.9B Adjusted Net Income*

25.8% Net Income Return on Allstate Common Equity	$16.99 Net Income Per Common Share	$72.35 Book Value Per Common Share

*    Measures used in this proxy statement that are not based on generally accepted accounting principles (non-GAAP) are denoted with an asterisk (*). For definitions of these terms, please see the definitions of non-GAAP measures on pages 106-109.

Total Shareholder Returns for 1 Year, 3 Year and 5 Year

12	The Allstate Corporation | AllstateProxy.com

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Voting Roadmap

1	Election of 13 Directors
•All candidates are highly successful executives with relevant skills and expertise
•Average independent director tenure of nine years, and 12 out of 13 director candidates are independent
•Director nominees have broad leadership experience
•Comprehensive shareholder engagement program

VOTING RECOMMENDATION: The Board recommends a vote FOR each director nominee. See pages 17-46 for further information

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A Closer Look at Our Board

Board Independence	Directors with CEO or President Leadership Experience	Gender and/or Racial/Ethnic Diversity

14	The Allstate Corporation | AllstateProxy.com

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2
Say-on-Pay: Advisory Vote on the Compensation of the Named Executives
•Independent oversight by Compensation and Human Capital Committee of the Board
•Independent compensation consultant utilized to evaluate and benchmark compensation program
•Active shareholder engagement on structure and results
•Executive compensation targeted at 50th percentile of peers and aligned with short- and long-term business goals and strategy

VOTING RECOMMENDATION: The Board recommends a vote FOR this proposal. See pages 47-91 for further information

2024 Compensation Program Components
Allstate’s executive compensation program reflects our pay-for-performance culture. The table below outlines each of the principal elements of the company’s executive compensation program:

	Cash		Long-Term Equity-Based Incentive
	Fixed	Performance-Based/At-Risk

COMPONENT	Salary	Annual Cash Incentive	Performance Stock Awards	Stock Options	Restricted Stock Units

LINK TO SHAREHOLDER VALUE	Targeted at 50th percentile of peers to support Allstate’s goal of attracting and retaining top executive talent.	Motivates and rewards executives for performance on key strategic, operational and financial measures during the year.	Motivates and rewards executives for performance on key long-term measures and aligns the interests of executives with long-term shareholder value.	Stock options comprise 30% of equity incentives granted to our CEO in 2024 and 20% for others. Aligns interests of executives with long-term shareholder value.	Restricted Stock Units comprise 20% of equity incentives granted to executives (none to CEO) in 2024. Aligns interests of executives with long-term shareholder value.
Target Compensation Mix
The chart below illustrates the pay-for-performance design of our 2024 executive compensation program. For 2024, approximately 92% and 84% of CEO and other NEO (average) compensation, respectively, was at-risk performance-based pay.
CEO

At-Risk Performance-Based Pay: 92%

8% Base Salary	22% Annual Cash Incentive	49% Performance Stock Awards	21% Stock Options

OTHER NEOs

At-Risk Performance-Based Pay: 84%

16% Base Salary	30% Annual Cash Incentive	32% Performance Stock Awards	11% Stock Options	11% Restricted Stock Units

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3
Ratification of Deloitte & Touche LLP as the Independent Registered Public Accountant for 2025
•Independent firm with few ancillary services and reasonable fees
•The Audit Committee annually evaluates Deloitte & Touche LLP and has determined that its retention continues to be in the best interests of Allstate and its shareholders
•The Public Company Accounting Oversight Board has not implemented mandatory tenure limits; the Audit Committee actively evaluates viable independent alternatives

VOTING RECOMMENDATION: The Board recommends a vote FOR this proposal. See pages 92-95 for further information

16	The Allstate Corporation | AllstateProxy.com

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Corporate Governance

1	Election of 13 Directors

VOTING RECOMMENDATION: The Board recommends a vote FOR each director nominee.

What am I Voting on?
The Board recommends 13 nominees for election to the Allstate Board for one-year terms beginning in May 2025 and until a successor is duly elected and qualified or his or her earlier resignation or removal.
Overview
•All candidates are highly successful executives with relevant skills and expertise
•Average independent director tenure of nine years, and 12 out of 13 director candidates are independent
•Director nominees have broad leadership experience
•Comprehensive shareholder engagement program
Each nominee was previously elected at Allstate’s Annual Meeting of Shareholders on May 14, 2024, for a one-year term. The Board expects all nominees named in this proxy statement to be available for election. If any nominee is not available, then the proxies may vote for a substitute.

WHERE TO FIND

Our Director Nominees	18	Director Onboarding and Continuing Education	32

Director Biographies	20	The Board and its Committees	33

Related Person Transactions	27	Management Succession Planning	38

Corporate Governance Highlights	28	Risk and Return Management Oversight	39

Board Composition and Nomination Process	30	Shareholder Engagement	43

Evaluating Board Effectiveness	31	Director Compensation	45

The Allstate Corporation | AllstateProxy.com	17

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Our Director Nominees
Director Nominees at a Glance

Name	Age(1)	Tenure (Years)(1)	Number of Other Public Company Boards	Committee Memberships

Thomas J. Wilson Chair, President and CEO of The Allstate Corporation	67	18	0

Gregg M. Sherrill Lead Director Former Executive Chair and CEO of Tenneco Inc.	72	7	1

Donald E. Brown Former EVP, Chief Innovation Officer and CFO of NiSource Inc.	53	4	0

Kermit R. Crawford Former President and COO of Rite Aid Corporation	65	12	2

Richard T. Hume Former CEO of TD SYNNEX CORPORATION	65	4	1

Margaret M. Keane CEO of Cisive Inc.	65	7	1

Siddharth N. (Bobby) Mehta Former President and CEO of TransUnion	67	11	2

Maria R. Morris Former EVP and Head of Global Benefits of MetLife, Inc.	62	1	2

Jacques P. Perold Former President of Fidelity Management & Research Company LLC	66	9	1

Andrea Redmond Former Managing Director of Russell Reynolds Associates Inc.	69	15	0

Judith A. Sprieser Former CEO of Transora Inc.	71	25	2

Perry M. Traquina Former Chairman, CEO and Managing Partner of Wellington Management Company LLP	69	8	2

Monica J. Turner President, North America of The Procter and Gamble Company	59	2	0

Audit Committee	Compensation and Human Capital Committee	Risk and Return Committee	Nominating, Governance and Social Responsibility Committee
Executive Committee	Committee Chair	Independent
(1)Calculated as of the date of this proxy statement.

18	The Allstate Corporation | AllstateProxy.com

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Nominees’ Skills and Experiences Advance Our Strategy
Our director nominees have a wide range of skills, experiences and leadership to oversee Allstate’s execution of its strategy.

Strategic and Operational Oversight	Shareholder Advocacy and Corporate Governance	Government, Public Policy and Regulatory Affairs	Leadership

Financial Services	Risk Management	Accounting and Finance	Technology and/or Cybersecurity

Sustainability	Human Capital Management and Succession Planning	Global Perspective	Innovation and Customer Focus

Committee Capabilities
Our committees have the skills and experience necessary to fulfill the responsibilities set forth in their respective charters. The table below highlights four of the most relevant areas of expertise within each of the committees, but it is not an exhaustive listing of skills and expertise. For more information on committee responsibilities and committee member experience, see pages 35-36.

Capabilities/Experience	Audit Committee	Nominating, Governance and Social Responsibility Committee	Risk and Return Committee	Compensation and Human Capital Committee

Accounting and Finance	●		●	●

Complex, Highly Regulated Business	●		●

Financial Services				●

Government, Public Policy and Regulatory		●

Human Capital Management and Succession Planning		●		●

Risk Management	●	●	●	●

Sustainability		●

Technology and Cybersecurity	●		●

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Director Biographies

Key Experience and Qualifications

Donald E. Brown
Independent
Age 53
Director since 2020 (4 years of tenure)
Professional Experience
•Former EVP, Chief Innovation Officer and CFO of NiSource Inc., a highly regulated natural gas and electric utilities company serving customers across multiple states.
Other Public Board Service
•None
Attendance at Board/Committee Meetings
100%

Risk Management: Overall responsibility for identifying and evaluating financial risk exposures and determining steps to mitigate those risks during tenure at NiSource.
Accounting and Finance: Significant financial and accounting experience gained leading the financial operations of one of the largest utility companies in the country.
Technology and/or Cybersecurity: In-depth understanding of technological advancements and operational transformation to enhance the customer experience at NiSource.

Complex, Highly Regulated Businesses: Expertise developed while working within the heavily regulated utilities industry.
Innovation and Customer Focus: Experience obtained while overseeing a business focused on delivering safe, reliable and efficient services to customers and communities.
Government, Public Policy and Regulatory Affairs: Deep understanding of compliance and governmental requirements acquired as a senior leader of one of the largest fully regulated utility companies in the U.S.

Committee Assignments and Rationale
Audit Committee (Chair)
•Multiple leadership positions with financial oversight responsibility, including as CFO at NiSource.
Risk and Return Committee
•Experience evaluating risk exposures and return opportunities as a senior leader in a highly regulated utilities company.
•Chair of Allstate's Audit Committee. The Chairs of the Risk and Return and Audit Committees are required to be members of both committees, per their respective charters.

Key Experience and Qualifications

Kermit R. Crawford
Independent
Age 65
Director since 2013 (12 years of tenure)
Professional Experience
•Former President and COO of Rite Aid Corporation, which operates one of the leading retail drugstore chains in the U.S.
•Former EVP and President, Pharmacy, Health and Wellness for Walgreens Boots Alliance, Inc., which operates one of the largest drugstore chains in the U.S.
•Former Director of TransUnion and LifePoint Health.
Other Public Board Service
•C.H. Robinson Worldwide, Inc. (2020–present)
•VISA INC. (2022–present)
Attendance at Board/Committee Meetings
100%

Risk Management: Extensive experience in business strategy and risk management gained through his leadership roles.
Accounting and Finance: Responsible for all operational aspects of large drugstore chains throughout the country, including financial results.
Innovation and Customer Focus: Deep understanding of consumer experiences and insights gained as President, Pharmacy, Health and Wellness at Walgreens, where he effectively oversaw the transition of the pharmacy experience from a model focused primarily on drug delivery to a pharmacist-patient centric model.

Succession Planning and Human Capital Management: As a senior leader at leading retail drugstore chains, responsibilities included leadership of large divisions and human capital priorities and culture.
Complex, Highly Regulated Businesses: Expertise acquired in assessing the strategies and performance of a geographically dispersed and consumer-focused service business in a highly competitive and regulated industry.
Government, Public Policy and Regulatory Affairs: Extensive knowledge of legal and regulatory requirements relevant for large, public companies gained as a senior leader of one of the largest drugstore chains in the U.S.

Committee Assignments and Rationale
Nominating, Governance and Social Responsibility Committee
•Accumulated critical expertise in corporate governance as a senior leader in a highly regulated industry.
•Responsibility for driving sustainability initiatives operating two of the largest drugstore chains in the U.S.
Risk and Return Committee
•Significant operational experience at large, geographically dispersed service organizations.
•Former chair of Allstate Audit Committee.

20	The Allstate Corporation | AllstateProxy.com

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Key Experience and Qualifications

Richard T. Hume
Independent
Age 65
Director since 2020 (4 years of tenure)
Professional Experience
•Former CEO and director of TD SYNNEX CORPORATION, a global IT distribution and solutions company.
•Former COO of Tech Data Corporation.
•Former General Manager and COO, Global Technology Services of International Business Machines Corporation.
Other Public Board Service
•TD SYNNEX (2021–Present)
Attendance at Board/Committee Meetings
100%

Risk Management: Acquired deep understanding of risk evaluation and management while overseeing business transformations, including major acquisitions, at leading technology companies.
Accounting and Finance: Strong operational experience acquired through leadership roles at large technology companies, including overseeing financial and accounting operations.
Technology and/or Cybersecurity: Extensive technology background gained as a senior leader at IBM and as CEO at TD SYNNEX with responsibility for overseeing the innovative strategy, technological advancement and transformative growth of a global IT distribution and solutions company.

Global Perspective: Deep knowledge gained while overseeing global technology services at IBM, leading the strategic direction and go-to-market execution of Tech Data's regional operations in the Americas, Europe and Asia Pacific, and as CEO of TD SYNNEX.
Succession Planning and Human Capital Management: Significant human capital management and succession planning experience gained through various senior leadership roles at public companies.
Innovation and Customer Focus: Experience overseeing innovative strategy, technological advancement and transformative growth at TD SYNNEX.

Committee Assignments and Rationale
Compensation and Human Capital Committee
•Significant management experience leading large companies as CEO and COO.
•Comprehensive market knowledge of executive compensation, recruitment and succession practices as CEO of TD SYNNEX.
Risk and Return Committee
•In-depth understanding of technology, innovation and transformative growth.
•Responsibility for strategic direction of large technology company.

Key Experience and Qualifications

Margaret M. Keane
Independent
Age 65
Director since 2018 (7 years of tenure)
Professional Experience
•CEO of Cisive Inc., a provider of employee background screening and related compliance services.
•Former Executive Chair, CEO and President of Synchrony Financial, a consumer financial services company.
•Former President and CEO of GE Capital Retail Finance.
Other Public Board Service
•Tenable Holdings, Inc. (2023–present)
Attendance at Board/Committee Meetings
100%

Financial Services: Extensive operational and strategic experience in the consumer financial services industry acquired as CEO of two financial services companies.
Technology and/or Cybersecurity: Extensive knowledge of innovation and technology transformation strategies gained throughout financial services career, including driving Synchrony's digital transformation, and use of artificial intelligence, machine learning and data analytics to improve underwriting.
Risk Management: In-depth understanding and experience in risk and return management as CEO of financial services company.

Succession Planning and Human Capital Management: Significant experience in developing succession planning and performance goals as CEO of Synchrony Financial.
Innovation and Customer Focus: During time as CEO, led strategic and technology transformation in rapidly changing consumer payments industry.
Government, Public Policy and Regulatory Affairs: Gained experience as CEO in a highly regulated industry, as well as working on public policy as a member of Business Roundtable.

Committee Assignments and Rationale
Compensation and Human Capital Committee
•Substantial experience in establishing management performance objectives and specific goals across prior roles.
•Significant market knowledge of executive compensation as CEO of Synchrony Financial.
Risk and Return Committee
•Extensive experience in risk and return management as CEO of Synchrony Financial.
•Expertise in evaluating risk and return in innovation and technology transformation environments.

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Key Experience and Qualifications

Siddharth N. (Bobby) Mehta
Independent
Age 67
Director since 2014 (11 years of tenure)
Professional Experience
•Former President and CEO of TransUnion, a global provider of credit information and risk management solutions.
•Former CEO of HSBC North America Holdings Inc.
•Former CEO of HSBC Finance Corporation.
•Former Director of TransUnion and Piramal Enterprises Ltd.
Other Public Board Service
•Jones Lang LaSalle Incorporated (2019–present)
•Northern Trust Corporation (2019–present)
Attendance at Board/Committee Meetings
100%

Financial Services: Extensive operational and strategic experience in the financial services industry acquired as CEO of TransUnion and HSBC.
Risk Management: Deep understanding of identifying and managing risk obtained during tenure at TransUnion, a global provider of information and risk management solutions.
Technology and/or Cybersecurity: As CEO of TransUnion, used technology to increase revenues and global reach, and gained experience overseeing cybersecurity risk initiatives and programs throughout tenure as director at multiple public companies.

Accounting and Finance: Expertise acquired through multiple leadership positions with oversight responsibility for financial and accounting activities.
Complex, Highly Regulated Businesses: Through senior executive roles, gained valuable experience in the highly regulated insurance industry and investment activities.
Succession Planning and Human Capital Management: As CEO of TransUnion, led human capital initiatives and oversaw leadership succession planning.

Committee Assignments and Rationale
Audit Committee
•Leadership positions with financial oversight responsibility, including President and CEO of TransUnion, CEO of HSBC Finance Corporation and Chairman and CEO of HSBC North America Holdings Inc.
•Former Chair of Allstate Risk and Return Committee.
Nominating, Governance and Social Responsibility Committee
•Extensive corporate governance insights as CEO of TransUnion and external board positions.
•Deep understanding of public policy considerations in highly regulated industries.
•Chair of the Board of Directors of JLL (Jones Lang Lasalle Incorporated).

Key Experience and Qualifications

Maria R. Morris
Independent
Age 62
Director since 2024 (1 year of tenure)
Professional Experience
•Former EVP, Global Employee Benefits Business of MetLife, Inc.
•Other senior leadership roles during 33-year career at MetLife including Interim Head of MetLife U.S. Business, Interim Chief Marketing Officer and Head of Global Technology and Operations.
Other Public Board Service
•S&P Global Inc. (2016–present)
•Wells Fargo & Company (2018–present)
Attendance at Board/Committee Meetings
100%

Financial Services: Extensive operational and strategic experience in the industry gained through tenure at MetLife.
Risk Management: In-depth understanding of risks relevant to financial services and insurance industries and additional experience gained as risk committee chair at another public company.
Innovation and Customer Focus: Experience acquired through various leadership roles. During time as Interim Chief Marketing Officer at MetLife, expanded product offerings and launched a global marketing research function.

Global Perspective: Gained through senior leadership roles, including expansion of MetLife's Global Employee Benefits business to more than 40 countries.
Complex, Highly Regulated Businesses: Brings valuable strategic, operational and industry experience in heavily-regulated insurance industry from 33-year career with MetLife.
Succession Planning and Human Capital Management: Expert in employee benefits, succession planning and human capital management, as well as member of human resources committee at another public company.

Committee Assignments and Rationale
Compensation and Human Capital Committee
•Significant leadership in a global organization driving growth and sustaining organizational health.
Nominating, Governance and Social Responsibility
•Oversaw corporate responsibility strategy in business and marketing leadership roles.
•Significant governance experience in financial services and insurance industries.

22	The Allstate Corporation | AllstateProxy.com

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Key Experience and Qualifications

Jacques P. Perold
Independent
Age 66
Director since 2015 (9 years of tenure)
Professional Experience
•Chair, Founder and Former CEO of CapShift LLC, an investment advisory firm.
•Former President of Fidelity Management & Research Company LLC, a privately-held investment and asset management company serving clients worldwide.
•Founder, former President and Chief Investment Officer of Geode Capital Management LLC, a global asset manager and independent institutional investment firm and sub-advisor to Fidelity.
Other Public Board Service
•MSCI Inc. (2017–present)
Attendance at Board/Committee Meetings
100%

Financial Services: Extensive experience in the industry gained while leading investments and operations at Geode Capital and Fidelity Management & Research Company, two global asset management companies.
Risk Management: Deep understanding of risks relevant to financial services industry, specifically related to investment activities, acquired during multiple senior leadership asset management roles.
Accounting and Finance: Comprehensive knowledge gained while holding leadership positions that required financial and accounting oversight responsibilities.

Technology and/or Cybersecurity: Experience gained during tenure as a senior leader at investment companies that used data-driven tools and solutions to help clients build more effective portfolios.
Complex, Highly Regulated Businesses: As President at both Fidelity and Geode, developed in depth understanding of SEC and FINRA rules that regulate the financial services industry.
Innovation and Customer Focus: Experience gained as leader of one of the world's largest asset management funds representing customers with nearly $2 trillion assets under management.

Committee Assignments and Rationale
Risk and Return Committee (Chair)
•Significant experience in management and oversight of risk for three large asset management firms.
•Current trustee of several mutual funds, including New York Life Insurance Company’s MainStay Funds.
Audit Committee
•Multiple leadership positions with financial and operational oversight responsibilities, including as President of Fidelity.
•Chair of Allstate's Risk and Return Committee. The Chairs of the Risk and Return and Audit Committees are required to be members of both committees, per their respective charters.

Key Experience and Qualifications

Andrea Redmond
Independent
Age 69
Director since 2010 (15 years of tenure)
Professional Experience
•Former Managing Director, co-head of the CEO/board services practice, founder and leader of global insurance practice and member of financial services practice at Russell Reynolds Associates Inc., a global executive search firm.
•Independent consultant providing executive recruiting, succession planning and human capital management services.
Other Public Board Service
•None
Attendance at Board/Committee Meetings
100%

Financial Services: Substantial industry experience acquired as founder and leader of global insurance practice focused on executive leadership recruitment, selection and development for large financial services companies.
Risk Management: Extensive experience throughout career in assessing necessary board capabilities and evaluating director candidates to ensure adequate risk oversight on boards, including tenure as co-head of the Russell Reynolds CEO/board services practice.
Sustainability: Robust experience and expertise gained in sustainability oversight responsibilities during tenure as Chair of Allstate’s Nominating, Governance and Social Responsibility Committee.

Succession Planning and Human Capital Management: Expertise in public company succession planning, human capital management and executive compensation across wide range of industries developed over career at Russell Reynolds.
Government, Public Policy and Regulatory Affairs: Gained valuable experience and expertise in overseeing public policy issues and reporting as part of director responsibilities at Allstate.
Global Perspective: Significant experience providing executive recruiting and succession planning services for a large global search firm.

Committee Assignments and Rationale
Nominating, Governance and Social Responsibility Committee (Chair)
•Significant expertise recruiting and evaluating directors for a variety of public companies.
•A senior partner at a highly regarded global executive search firm, Russell Reynolds, from 1986 to 2007, including significant tenure as co-head of the CEO/board services practice.
Compensation and Human Capital Committee
•Extensive leadership evaluation expertise.
•Experience in executive recruiting, succession planning and human capital management.

The Allstate Corporation | AllstateProxy.com	23

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Key Experience and Qualifications

Gregg M. Sherrill
Independent
Age 72
Director since 2017 (7 years of tenure)
Professional Experience
•Former Executive Chair, CEO and director of Tenneco Inc., a producer of automotive emission control and ride control products and systems.
•Former Corporate VP and President of Power Solutions at Johnson Controls Inc., a global diversified technology and industrial company.
Other Public Board Service
•Snap-on Incorporated (2010–present)
Attendance at Board/Committee Meetings
100%

Risk Management: In-depth knowledge and understanding of risk and return management gained from role as CEO and director of publicly traded companies.
Complex, Highly Regulated Businesses: Brings valuable insights and extensive operational and strategic experience gained during lengthy tenure within the regulated automotive industry.
Government, Public Policy and Regulatory Affairs: Deep understanding of public policy and regulatory issues and participation with trade associations acquired from experience as CEO in highly regulated automotive industry.

Sustainability: Keen understanding of sustainability priorities specifically related to emissions control, gained while overseeing a producer of automotive emission control products and services.
Succession Planning and Human Capital Management: Significant management experience gained as CEO of Tenneco, including executive recruitment, succession planning and design of compensation programs.
Global Perspective: Gained while successfully managing the international operations of Tenneco, a global public company with operations in 23 countries.

Committee Assignments and Rationale
Lead Director
•Extensive board leadership experience as Chair of Tenneco and former chair of organization and executive compensation committee at Snap-On.
•Successfully led large, global manufacturing company through strategic growth and operational change.
•Possesses strong integrity and professional credibility with the other directors and has excellent knowledge of Allstate’s strategy and business.
Nominating, Governance and Social Responsibility Committee
•Significant leadership experience as the Chair and CEO of Tenneco, including oversight over sustainability and governance matters.
•Experience on corporate boards.

Key Experience and Qualifications

Judith A. Sprieser
Independent
Age 71
Director since 1999 (25 years of tenure)
Professional Experience
•Former CEO of Transora Inc., a technology software and services company.
•Former CFO and other senior operating executive positions at Sara Lee Corporation, a global manufacturer and marketer of brand-name consumer goods.
•Former director at Royal Ahold NV, Experian plc, Reckitt Benckiser Group plc and Jimmy Choo plc.
Other Public Board Service
•Newell Brands Inc. (2010–present)
•Intercontinental Exchange, Inc.(2004–present)
Attendance at Board/Committee Meetings
100%

Financial Services: Deep knowledge and understanding of insurance and financial services industries gained from significant tenure as Allstate director and Intercontinental Exchange director.
Risk Management: Risk and return management expertise gained through service on boards of multiple publicly traded companies, including as prior Chair of Allstate's Audit Committee and Audit Committee Chair at Intercontinental Exchange.
Accounting and Finance: Held audit committee and senior leadership roles with financial and accounting oversight responsibilities, including service on audit committees for Allstate, Newell Brands and Intercontinental Exchange, as well as, leadership roles at Transora and Sara Lee.

Global Perspective: Extensive experience gained through tenure as senior executive at a global manufacturer and marketer of brand name consumer packaged goods, and through service on boards of international companies.
Complex, Highly Regulated Businesses: Brings in-depth knowledge and experience from senior leadership and board roles in highly regulated industries including in the financial services, insurance and consumer packaged goods sectors.
Succession Planning and Human Capital Management: Significant executive management and succession planning experience gained throughout career as CEO of Transora and through service on other boards, including periods of leadership transitions at Allstate.

Committee Assignments and Rationale
Audit Committee
•Insight from service as Chair of Allstate's Audit Committee and Audit Committee Chair at Intercontinental Exchange Inc.
•CFO at a global manufacturer and marketer of brand-name consumer goods.
Compensation and Human Capital Committee
•Extensive experience leading other large companies as CEO and CFO.
•Experience serving on boards of other publicly traded and international companies.

24	The Allstate Corporation | AllstateProxy.com

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Key Experience and Qualifications

Perry M. Traquina
Independent
Age 69
Director since 2016 (8 years of tenure)
Professional Experience
•Former Chairman, CEO and Managing Partner of Wellington Management Company LLP, one of the world’s largest global investment management firms with over $1 trillion of assets under management.
•Held a series of positions of increasing responsibility at Wellington, including Partner and President.
Other Public Board Service
•Morgan Stanley (2015–present)
•eBay Inc. (2015–present)
Attendance at Board/Committee Meetings
100%

Financial Services: Strong financial services and investment management expertise as CEO of large investment management firm.
Risk Management: Deep understanding of risk and return management within financial services industry gained from robust career at Wellington, as well as outside perspective as Chair of risk committee at Morgan Stanley and eBay.
Accounting and Finance: Expertise in evaluating financial statements and reports gained through extensive career at Wellington, as well as service on audit committee at eBay.

Complex, Highly Regulated Businesses: In-depth understanding of SEC and FINRA rules that regulate financial services industry acquired through leadership roles at Wellington.
Succession Planning and Human Capital Management: Deep understanding of executive compensation and succession planning practices gained throughout executive tenure at Wellington, most recently as CEO.
Global Perspective: Developed while leading one of the world's largest global investment management firms including involvement in the globalization of Wellington's investment platform.

Committee Assignments and Rationale
Compensation and Human Capital Committee (Chair)
•Significant management experience as Chairman and CEO of Wellington Management Company LLP from 2004 through June 2014.
•Shareholder perspective on compensation and human capital as a significant investor and director of other public companies.
Risk and Return Committee
•In-depth understanding of financial markets, asset allocation strategies and investment performance management.
•Current chair of the risk committee at Morgan Stanley and eBay.

Key Experience and Qualifications

Monica J. Turner
Independent
Age 59
Director since 2023 (2 years of tenure)
Professional Experience
•President, North America of The Procter and Gamble Company
•Former President, North America Sales, and SVP, Market Strategy and Planning, Beauty, Health and Grooming Sector of Procter and Gamble.
Other Public Board Service
•None
Attendance at Board/Committee Meetings
100%

Innovation and Customer Focus: Wide-ranging operational and leadership experience at consumer goods company, serving 370 million consumers in the U.S., Canada and Puerto Rico.
Global Perspective: Comprehensive knowledge gained over career with one of the world's largest global consumer goods companies and currently oversees operations, including membership on Procter and Gamble's Global Leadership Council.
Accounting and Finance: Significant accounting and financial oversight experience gained through leadership of several business units within Procter and Gamble.
Succession Planning and Human Capital Management: Responsibilities for developing succession planning and performance goals for large, complex organizations. Recognized leader of inclusion initiatives that accelerated thought leadership and delivered tangible results within Procter and Gamble.

Government, Public Policy and Regulatory Affairs: As part of role as President at Procter and Gamble, partners with multiple government agencies and has overall responsibility for operations, including related regulatory compliance, spanning sales offices, technical centers, manufacturing plants and mixing centers.
Technology and/or Cybersecurity: Experience delivering transformational results through technology in role as head of largest region of Procter and Gamble, including digitization of Procter and Gamble's supply chain for more effective and efficient operations and the use of data and technology to deeply understand consumer needs.

Committee Assignments and Rationale
Audit Committee
•Overall responsibility for the financial, sales and operational aspects of the largest region of a global consumer goods company.
•Multiple leadership positions with financial oversight responsibility, including as President of the most profitable region of Procter and Gamble.
Nominating, Governance and Social Responsibility Committee
•Significant management and leadership experience gained throughout tenure at Procter and Gamble, including oversight of sustainability initiatives and programs.
•Recognized thought leader and driver of inclusion and diversity initiatives.

The Allstate Corporation | AllstateProxy.com	25

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Key Experience and Qualifications

Thomas J. Wilson
Chair, President and Chief Executive Officer
Age 67
Director since 2006 (18 years of tenure)
Professional Experience
•CEO since January 2007 and Chair of Board since May 2008.
•President from June 2005 to January 2015 and from February 2018 to present.
•Held other senior executive roles and led all major operating units.
•Former director at State Street Corporation.
Other Public Board Service
•None
Attendance at Board/Committee Meetings
100%

Complex, Highly Regulated Businesses: More than 30 years of Allstate leadership experience in highly regulated insurance industry.
Innovation and Customer Focus: Shaped and executed initiatives to fulfill Allstate's role with, and responsibilities to, its customers and other key stakeholders including creating and leading its Transformative Growth strategy to build a digital insurance business model.
Succession Planning and Human Capital Management: Public advocate for business playing a broad role in society through initiatives such as providing living wages and workforce readiness.

Government, Public Policy and Regulatory Affairs: Deep understanding of legal and regulatory requirements relevant for large, public companies developed while having responsibility for ensuring compliance by Allstate.
Risk Management: Created and implemented Allstate's risk and return optimization program, which allowed Allstate to withstand the 2008 financial market crisis and currently helps Allstate mitigate risks due to increased severe weather.
Global Perspective: Comprehensive understanding gained while leading a Fortune 100 company with global operations and over 20% of employees outside of the U.S.

Committee Assignments and Rationale
Executive Committee (Chair)
•Comprehensive knowledge of Allstate’s business and industry, with more than 30 years of leadership experience at Allstate.
•Significant governance experience through active dialogue with shareholders and corporate governance experts.

26	The Allstate Corporation | AllstateProxy.com

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Board and Nominee Independence Determinations
The Board has affirmatively determined that all nominated directors, other than Mr. Wilson, are independent according to applicable law, the NYSE listing standards and the Board’s Director Independence Standards. The Board’s Director Independence Standards are included on www.allstateinvestors.com. In accordance with the Director Independence Standards, the Board has determined that the nature of the relationships with the corporation that are set forth in Appendix B do not create a conflict of interest that would impair a director’s independence. The Board also determined that the members of the Audit, Compensation and Human Capital, Nominating, Governance and Social Responsibility and Risk and Return Committees are independent according to applicable laws, the NYSE listing standards and the Board’s Director Independence Standards.
Additional Independence Considerations
Directors with more than 12 years of service are subject to specific considerations to ensure an undiminished level of independence. In particular, the Board weighed the potential impact of tenure on the independence of our longest-serving directors, Mses. Redmond and Sprieser. The Board determined that each of Ms. Redmond and Ms. Sprieser’s independence from management has not been diminished by their years of service.
Related Person Transactions
The Nominating, Governance and Social Responsibility Committee has adopted a written policy on the review, approval, or ratification of transactions with related persons, which is posted on the Corporate Governance section of www.allstateinvestors.com.
Since the beginning of 2024, there were no related person transactions identified.
The committee or committee chair reviews transactions with Allstate in which the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect material interest. In general, related persons are directors, executive officers, their immediate family members and shareholders beneficially owning more than 5% of our outstanding stock. The committee or committee chair approves or ratifies only those transactions that are in, or not inconsistent with, the best interests of Allstate and its shareholders. Transactions are reviewed and approved or ratified by the committee chair when it is not practicable or desirable to delay review of a transaction until a committee meeting. The committee chair reports any approved transactions to the committee. Any ongoing, previously approved or ratified related person transactions are reviewed annually.

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Corporate Governance Highlights
Allstate has a history of strong corporate governance guided by independence, transparency and accountability. The Board has enhanced policies and standards over time to align with best practices and serve the interests of shareholders. Our strong governance foundation positions the Board to effectively oversee the execution of our strategy and sustained long-term growth. We provide an overview of some of our corporate governance practices below.

Board Composition and Leadership

Independence	All director nominees other than our CEO are independent.

Committee Independence	All committees are composed of independent directors other than the Executive Committee, which is chaired by our CEO.

Independent Lead Director	The Board has an independent Lead Director elected annually by the independent directors and is generally expected to serve for 3-5 years.

Board Tenure	Well-rounded mix of longer-tenured directors with institutional knowledge and newer directors with fresh perspectives.

Board Refreshment	Added four new directors within the last five years. Corporate Governance Guidelines provide for non-employee director retirement at age 72.

Board Effectiveness

Director Education	Education for directors includes orientation and onboarding, engagement with management in and outside of the boardroom, external education opportunities and sessions with independent experts.

Board Evaluation	Board evaluation process includes written annual Board and committee assessments, annual planning and individual performance discussions with the Board Chair.

Outside Experts and Advisors	Board and committee meetings include experts and advisors on important matters, including industry trends, artificial intelligence, cybersecurity, succession planning and human capital management.

Other Governance Best Practices •No supermajority vote requirements •Regular executive sessions of the independent directors •Director Stock Ownership Guidelines

Governance Documents
The following documents appear on our website at www.allstateinvestors.com/governance
•Corporate Governance Guidelines
•Bylaws
•Communications with the Board of Directors
•Insider Trading Policy
•Director Independence Standards
•Policy Regarding Pre-Approval of Independent Registered Public Accountant’s Services
•Related Person Transactions Policy
•Global Code of Business Conduct

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Board Oversight & Accountability and Shareholder Rights

Risk Oversight	The Board and Risk and Return Committee oversee Allstate’s Enterprise Risk and Return Management Framework, encompassing six risk and return categories (strategic, culture, investment, financial, insurance and operational). The Board and its committees focus on key enterprise risks, including cybersecurity and privacy, artificial intelligence strategy and governance, business strategy, human capital management, political activity and ethics and compliance among other risks.

Shareholder Engagement
In 2024, Allstate was recognized for the Best Shareholder Engagement (large cap) by Governance Intelligence’s Corporate Governance Awards, reflecting the Board’s commitment to transparency and dialogue with our shareholders.

Annually Elected Directors	The annual election of directors reinforces the Board’s accountability to shareholders.

Majority Voting Standard for Director Elections	Directors must be elected under a “majority voting” standard in uncontested elections, meaning the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to the director’s election.

Proxy Access	A shareholder or group of up to 20 shareholders owning 3% or more of Allstate’s outstanding common stock can nominate director candidates constituting up to 20% of the Board in the company’s annual meeting proxy materials.

Special Meetings	Special meetings may be called at any time by a shareholder or shareholders holding 10% of voting power of all common shares entitled to vote.

Poison Pill	Allstate does not have a shareholder rights plan (also known as a “poison pill”).

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Board Composition and Nomination Process
The Nominating, Governance and Social Responsibility Committee is responsible for recommending director nominees to the Board.

Director Membership Criteria
The Nominating, Governance and Social Responsibility Committee and the Board consider multiple essential characteristics described in the Corporate Governance Guidelines for each nominee to ensure Board excellence and effectiveness including the following, among other characteristics:
•Demonstrates integrity and independent judgment;
•Held positions of leadership and has relevant business or professional skills;
•Possesses business or professional skills and experience that will contribute to the effectiveness of the Board and its committees;
•Brings an extensive background of expertise and perspectives arising from experience, skill set and view points;
•Fosters value for Allstate’s shareholders and considers the concerns of all shareholders; and
•Committed and engaged with the ability to devote the necessary time and effort to serve as an effective director.

Board Nomination and Refreshment Process
The Board continually considers potential director candidates in anticipation of retirements, resignations or the need for additional capabilities. Below is a description of the ongoing process to identify highly qualified candidates for Board service.

1	Evaluate Board Composition
Ensure that the Board is strong in core competencies of strategic oversight, corporate governance, shareholder engagement and leadership and has diversity of skills, expertise and perspectives to meet existing and future business needs

2	Assess Potential Candidates
Ensure appropriate personal qualities, such as independence of mind, tenacity and skill set to meet existing or future business needs and strategic priorities, as well as skills, expertise and perspectives

3	Meet with Qualified Candidates
Ensure alignment with Board culture, effectiveness and excellence

4	Check Conflicts of Interest and References
All candidates are screened for conflicts of interest and independence

5	Nominating, Governance and Social Responsibility Dialogue
Consider shortlisted candidates, and after deliberations, recommend candidates for election to the Board

6	Board Refreshment
Added four highly qualified directors in the past five years

Other Factors that Inform Board Composition
•Company strategy and risk and return profile
•Shareholder feedback
•Board and director evaluations
•Attendance and participation
•Limits on outside public company boards (no more than two outside public company boards for active executive, and no more than four other public company boards for other directors)
How are Directors Identified
Board nominees are identified through a retained search firm, suggestions from current directors and shareholders and through other methods, including self-nominations
How You Can Recommend a Candidate
A shareholder may recommend a candidate at any time of the year by writing to the Office of the Secretary, The Allstate Corporation, 3100 Sanders Road, Northbrook, IL 60062, or by email submission to invrel@allstate.com

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Evaluating Board Effectiveness
The Board evaluates its effectiveness through multiple lenses and uses evaluations to continually improve its governance practices. Allstate’s Board evaluation process includes assessments and reviews performed throughout the year. Based on the Board’s annual evaluation process, the Nominating, Governance and Social Responsibility Committee reviews feedback and identifies recommendations for the upcoming year.

Committee Evaluation and Review	Biennial Review of Responsibilities and Time Allocation	Board Evaluation and Review

Enhancing Governance Practices	Individual Director Evaluation

1	Committee Evaluation and Review
Annually, the Lead Director and each committee chair submit feedback via a questionnaire to assess the effectiveness of each committee, including committee structure and composition, whether the objectives of the committee meetings were satisfied, the information presented was appropriate and sufficient and fulfillment of oversight responsibilities. The results of the committee evaluations, including action items, are reported to the Nominating, Governance and Social Responsibility Committee and the Board.

2	Biennial Review of Responsibilities and Time Allocation	The Board and its committees complete a review to ensure all necessary issues were considered to fulfill the Board and committee obligations. Adjustments are made to future agendas and timelines.

3	Board Evaluation and Review
Each director individually submits feedback via a questionnaire addressing Board effectiveness, including Board structure and the Board’s effectiveness in the following areas: strategic, operational and risk oversight, culture, meeting materials and resources. The results of the evaluations are reviewed by the Nominating, Governance and Social Responsibility Committee and reported to the full Board. Recommendations for improvement are reviewed and considered for implementation.

4	Individual Director Evaluation
The Board Chair, Lead Director and Nominating, Governance and Social Responsibility Committee Chair discuss the performance and contributions of each director. Feedback is provided to each director to maintain and enhance performance.

5	Enhancing Governance Practices
The Nominating, Governance and Social Responsibility Committee reviews plans for the upcoming year’s Board, committees and directors evaluation process. Appropriate changes are implemented for the upcoming year.

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Director Onboarding and Continuing Education
Our directors continuously develop their skills and expand their knowledge base so that they can meet the evolving challenges and oversee the needs of our organization.
Orientation and Onboarding
All new directors participate in orientation and onboarding to ensure a working knowledge of Allstate’s business, strategies, operating performance and culture, and a successful integration into boardroom discussions. To assist with their development, all new directors are invited to attend all committee meetings prior to their appointment to a particular committee.
Engagement with Management and Experiencing Our Shared Purpose in Action
Our directors expand their education and knowledge about Allstate, our employees and customers in the boardroom and in the field. Throughout the year, Board and committee meetings include presentations by senior management on industry trends, regulatory developments and emerging risks and other key topics. Directors have the opportunity to participate in site visits with Allstate’s catastrophe teams to see how we help communities rebuild and recover after a disaster. In addition, directors regularly meet with senior leaders and employees below the senior leadership level. These interactions are offered in various forums, including one-on-one meetings with senior leaders at every regular board meeting and an annual dinner with high performing talent across the businesses and functions.
Continuing Education
Allstate encourages and facilitates director participation in continuing education programs and reimburses reasonable costs incurred in connection with such programs.
Advisors and Experts
The Board and its committees engage third-party advisors and experts, as needed, to supplement the Board’s expertise. In 2024, the Board and committee meetings included sessions with outside experts on competitive landscape, cybersecurity, generative artificial intelligence, corporate governance, compensation practices, investor sentiment and succession planning.

32	The Allstate Corporation | AllstateProxy.com

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The Board and its Committees
The Board oversees Allstate’s strategy, operating performance and sustained value creation for Allstate’s shareholders. The Board is composed of experienced and committed directors that provide objective independent Board leadership and effectively engage and oversee management. Twelve out of thirteen directors on the Board are independent. Members of senior management regularly attend and participate in Board meetings. The directors hold executive sessions without management present at every regular Board and committee meeting.
Allstate’s Board has five standing committees: (1) Audit; (2) Compensation and Human Capital; (3) Nominating, Governance and Social Responsibility; (4) Risk and Return; and (5) Executive. These committees are governed by their respective charters, which can be found on Allstate’s website at www.allstateinvestors.com.
The Executive Committee is composed of the Lead Director, committee chairs and Board Chair. The Executive Committee has the powers of the Board in the management of Allstate’s business affairs to the extent permitted under the bylaws, excluding any powers granted by the Board to any other committee of the Board. In addition, the Executive Committee provides Board oversight if outside the scope of established committees or if an accelerated process is necessary. No meetings of the Executive Committee were necessary in 2024.
For additional information on the other standing committees, see pages 35-36.
Board Attendance
Directors are expected to attend Board and committee meetings and the Annual Meeting of Shareholders. During 2024, each director attended at least 75% of the combined Board meetings and meetings of committees of which he or she was a member. All of the directors who stood for election at the 2024 Annual Meeting of Shareholders attended the Annual Meeting.
Use of Independent Experts and Advisors
Each committee operates under a written charter and has the ability to hire third-party advisors. Allstate’s independent accountant and other outside experts such as compensation consultants, governance specialists and cybersecurity experts attend meetings to provide directors with additional information on issues.

Current Leadership Structure

Thomas J. Wilson Chair	Gregg M. Sherrill Lead Director

Committee Chairs

Donald E. Brown Audit Committee	Perry M. Traquina Compensation and Human Capital Committee

Andrea Redmond Nominating, Governance and Social Responsibility Committee	Jacques P. Perold Risk and Return Committee

100% Average attendance of directors as a group at Board and committee meetings during 2024

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Board Leadership Overview
Currently, our Board leadership structure consists of an independent Lead Director, a Chair (who is also our CEO) and independent committee chairs. The Board believes that this structure provides strong Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed.
The Board regularly reviews its leadership structure and evaluates whether to combine or to split the chair and CEO roles. In doing so, the independent directors consider the recommendation of the Nominating, Governance and Social Responsibility Committee, the current circumstances at Allstate, skills and experience of the individuals involved and leadership composition of the Board, as well as shareholder feedback. Thus, the Board retains flexibility to choose its optimal leadership structure depending upon Allstate’s particular needs and circumstances and to organize its functions and conduct its business in the most effective manner.
The independent directors have determined Allstate is well served by having Mr. Wilson hold the roles of Chair and CEO, and Mr. Sherrill hold the role of independent Lead Director. Mr. Wilson has more than 30 years of insurance industry experience, has extensive company knowledge, has demonstrated successful leadership on external boards and provides excellent leadership for both management and the Board. He is highly qualified to lead discussions of the Board and is in the best position to facilitate the flow of business information and communications between the Board and management. This promotes optimal alignment of Allstate’s long-term strategic priorities with its operational execution.
Mr. Sherrill has served as the independent Lead Director since 2021. During his tenure on Allstate’s Board, he has cultivated an expansive knowledge of Allstate through business growth, strategic advances, operational and organizational changes and an evolving external environment. His leadership, knowledge and experience balances the perspectives of both the longer-tenured Board members and newer directors. The Board has nominated Mr. Sherrill for re-election to the Board after determining, pursuant to Allstate’s Corporate Governance Guidelines, that it is in the best interests of Allstate and its shareholders to extend Mr. Sherrill’s service beyond his 72nd birthday.

Duties and Responsibilities
LEAD DIRECTOR
Board Meetings and Executive Sessions
•Has the authority to call meetings of the independent directors
•Approves Board meeting agendas and schedules to ensure that directors have the information necessary to perform their duties
•Chairs executive sessions of independent directors at every Board meeting
•Presides at all Board meetings when the Chair is not present
Duties to the Board
•Has regular communications with the CEO about Allstate’s strategy and performance
•Performs additional duties designated by the independent directors
CEO Performance Evaluation
•Facilitates and communicates the Board’s performance evaluation of the Chair and CEO with the Chair of the Compensation and Human Capital Committee
Communication Between Chair and Independent Directors
•Serves as liaison between the Chair and independent directors, if necessary
•Consults with the Chair and discusses items raised in executive sessions
Communication with Shareholders
•Communicates with significant shareholders and other stakeholders on matters involving broad corporate policies and practices, when appropriate
Committee Involvement
•Works with the Chair and committee chairs to ensure coordinated coverage of Board responsibilities and ensures effective functioning of all committees
Board and Individual Director Evaluations
•Participates in the evaluation of individual director, Board and committee performance with the chair of the Nominating, Governance and Social Responsibility Committee and the Chair

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Audit Committee

8 Committee Meetings in 2024
Key Responsibilities:
•Oversees integrity of financial statements and other financial information and disclosures
•Oversees internal controls over financial reporting and disclosure controls and procedures
•Reviews the enterprise risk control assessment, including cybersecurity and data privacy risk, the major financial risk exposures and management's steps to monitor and control those risks
•Oversees the ethics and compliance program and compliance with legal and regulatory requirements
•Appoints, retains and oversees the independent registered public accountant and evaluates its qualifications, performance and independence
•Evaluates performance of independent cybersecurity advisor annually
•Oversees Allstate's internal audit function
•Oversees Allstate's data privacy programs
•The Risk and Return Committee chair is an Audit Committee member to enhance cross-committee communication

Donald E. Brown Chair Other Members: Siddharth N. Mehta Jacques P. Perold Judith A. Sprieser Monica J. Turner

	Recent Committee Focus Areas •Financial reporting •Review of adequacy of internal controls •Cybersecurity and enterprise resilience	Committee Member Experience •5/5 Risk Management •5/5 Accounting and Finance •4/5 Technology and Cybersecurity •4/5 Complex, Highly Regulated Business

Independence and Audit Committee Financial Expert
The Board determined that all members of the audit committee are independent under the New York Stock Exchange (NYSE) and Securities and Exchange Commission (SEC) requirements, all members are financially literate as required by the NYSE Listing Standards and that Ms. Sprieser and Messrs. Brown and Mehta are each an audit committee financial expert as defined under SEC rules.

Nominating, Governance and Social Responsibility Committee

5 Committee Meetings in 2024
Key Responsibilities:
•Recommends candidates for Board election and nominees for Board committees
•Recommends candidates for Lead Director and committee chairs
•Recommends criteria for selecting directors and the Lead Director and determines director independence
•Reviews Allstate’s governance documents annually and recommends changes as appropriate
•Advises the Board on corporate governance issues and practices and monitors governance landscape
•Determines performance criteria and oversees the performance assessment of the Board, Board committees and Lead Director
•Reviews Allstate’s non-employee director compensation program
•Reviews priorities and reporting related to Allstate’s sustainability activities, including public policy, political contributions and climate resilience

Andrea Redmond Chair Other Members: Kermit R. Crawford Siddharth N. Mehta Maria R. Morris Gregg M. Sherrill Monica J. Turner

	Recent Committee Focus Areas •Corporate governance developments and best practices •Shareholder engagement and feedback •Director education	Committee Member Experience •6/6 Risk Management •6/6 Sustainability •6/6 Succession Planning •5/6 Government, Public Policy and Regulatory

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Risk and Return Committee

6 Committee Meetings in 2024
Key Responsibilities:
•Oversees the effectiveness of Allstate’s Enterprise Risk and Return Management (ERRM) Framework, governance structure and risk-related decision making, focusing on the company’s overall risk profile
•Reviews Allstate’s ERRM function, including its organization, objectives and performance
•Supports the Board and Audit Committee in oversight of risk and return governance, risk assessment and risk and return policies
•Reviews and evaluates key strategic, culture, investment, financial, insurance and operational risks, with periodic assessment of special topics
•Reviews risk and return processes used by management to evaluate, monitor and manage enterprise risk and return
•Evaluates the Chief Risk Officer’s assessment of strategic and operating plans
•Reviews the risk factors included in the Form 10-K and the regulatory Own Risk and Solvency Assessment report
•Reviews extremely low frequency scenarios with high severity impacts on an annual basis, including periodic review of climate and weather-related scenarios
•The Audit Committee chair is a Risk and Return Committee member to enhance cross-committee communication

Jacques P. Perold Chair Other Members: Donald E. Brown Kermit R. Crawford Richard T. Hume Margaret M. Keane Perry M. Traquina

	Recent Committee Focus Areas •Catastrophe risks and reinsurance •Artificial intelligence risk and return governance •Enterprise resilience	Committee Member Experience •6/6 Risk Management •6/6 Accounting and Finance •6/6 Technology and Cybersecurity •5/6 Complex, Highly Regulated Business

Compensation and Human Capital Committee

8 Committee Meetings in 2024
Key Responsibilities:
•Oversees Allstate’s executive compensation philosophy and policies
•Selects and retains the committee’s independent compensation consultant
•Reviews management succession plans, evaluation processes and organizational strength
•Conducts an annual review of the company’s human capital management practices
•Reviews CEO’s performance in light of approved goals and objectives
•Recommends to the Board the CEO’s compensation and reviews and approves the compensation of the company’s other executive officers
•Reviews the Compensation Discussion and Analysis and prepared the Compensation Committee Report in this proxy statement

Perry M. Traquina Chair Other Members: Richard T. Hume Margaret M. Keane Maria R. Morris Andrea Redmond Judith A. Sprieser

	Recent Committee Focus Areas •Compensation program •Leadership development and succession planning •Organizational health and flexible workplace	Committee Member Experience •6/6 Succession Planning •6/6 Human Capital Management •5/6 Financial Services •5/6 Accounting and Finance

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Board Role in Setting Compensation
The Compensation and Human Capital Committee reviews and approves compensation for the executive officers (other than the CEO) and makes recommendations to the Board on compensation for the CEO and the structure of plans used for executive officers. The Compensation and Human Capital Committee reviews the executive compensation program throughout the year with the assistance of an independent compensation consultant, Pay Governance. Pay Governance’s responsibilities include:
•Benchmarking Allstate’s plans and compensation relative to the market;
•Factoring shareholder feedback on compensation into plan structure;
•Evaluating changes to the executive compensation program;
•Assessing Allstate’s executive compensation design, peer group selection, relative pay for performance and total direct compensation for individual senior executive positions; and
•Providing the Nominating, Governance and Social Responsibility Committee with competitive information on director compensation.
The Compensation and Human Capital Committee annually evaluates the compensation consultant’s performance and independence.
The Compensation and Human Capital Committee grants all equity awards to individuals (other than the CEO) designated as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 or covered employees as defined in Internal Revenue Code Section 162(m). The Compensation and Human Capital Committee has authority to grant equity awards to eligible employees in accordance with the terms of our 2019 Equity Incentive Plan. The Board has delegated limited authority to the CEO and the Chief Human Resources Officer to grant equity awards to non-executive officers. All awards granted between Compensation and Human Capital Committee meetings are reported at the next meeting. When reviewing and approving executive compensation, the Compensation and Human Capital Committee ensures that:
•Compensation plans align annual and long-term incentives with short- and long-term business goals. No one, regardless of eligibility, is guaranteed an award under the annual cash incentive program or the long-term incentive program.
•Multiple performance measures are utilized that correlate with shareholder value creation and diversify the risk associated with any single performance indicator.
All incentive compensation granted to our executive officers and certain other employees, including all cash and equity-based, and both performance and time-based awards, is subject to clawback in accordance with our clawback policies. For additional information on our clawback policies, see page 70.

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Management Succession Planning
The Board’s involvement in leadership development and succession planning is systematic and continuous. Management succession is discussed four times a year in Compensation and Human Capital Committee meetings, Board meetings and executive sessions. Discussions cover the CEO and other senior executive roles and include emergency scenario planning. The Board also has regular and direct interaction with senior leadership and high-potential leaders throughout the year. These efforts support thoughtful and effective succession planning while helping to ensure that leadership transitions are executed smoothly.

APRIL	JULY	SEPTEMBER	NOVEMBER

CEO Succession	Organizational Health	Key Leader Succession	Scenario Planning and Key Leader Succession

•Internal succession alternatives across multiple time periods •Alternatives are evaluated under different strategic and operating scenarios	•Recruitment and retention of talent at all levels •Workforce development and technology	•Senior leadership succession alternatives, including CEO •Key leader development and retention	•CEO and senior leadership succession planning—”what if” scenario planning •Board dialogue in advance of unexpected succession issues

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Risk and Return Management Oversight
Allstate’s Risk and Return Principles Guide Decision Making
Allstate’s Enterprise Risk and Return Management (ERRM) Framework utilizes a principles-based model focused on assessment, transparency and dialogue. Our principles define how we operate and guide risk and return decision-making.
In managing our business, we aim to maintain a strong foundation, build strategic value and optimize return per unit of risk. The Framework is anchored by iterative processes that promote dynamic learning and feedback with risks and opportunities continuously identified, measured, managed, monitored and reported. These processes are applied across six key categories, spanning strategic, culture, investment, financial, insurance and operational risks. Robust controls and governance ensure that risks are appropriately monitored and managed with risk-taking activity overseen by a cascading committee structure that includes Board oversight, an executive risk and return management committee, and specialist committees that govern particular risks.
The Board oversees the design and implementation of Allstate’s ERRM Framework. The Risk and Return Committee oversees the program’s effectiveness, governance structure and risk-related decision-making and regularly reviews the Chief Risk Officer’s assessment of the enterprise risk and return profile.

Risk and Return Principles	Key Risk and Return Categories(1)

Maintain Strong Foundation
•Maintain capital strength, solvency and liquidity
•Comply with laws and ensure the political and regulatory environment support our operating model
•Act ethically and with integrity
•Protect our customer and proprietary information, assets and technology
	Strategic •Customer Value & Experience •Macro Environment •Regulatory Environment •Competitive Environment •Internal Capabilities •Reputation	Culture •Experience •Opportunity •Ethical Culture •Strategic Alignment •Our Shared Purpose Behaviors Alignment

Build Strategic Value
•Continually invest in enhancing our strategic position
•Create flexibility to adapt our business model in a changing world
•Differentiate through innovation and new business models
	Investment •Interest Rates •Credit Spreads •Equity •Performance-Based Portfolio	Financial •Credit Ratings •Liquidity •Capital and Leverage

Optimize Return Per Unit of Risk
•Optimize growth, return, volatility, liquidity and capital
•Explicitly recognize the value of customer relationships in operating and strategic decisions
•Develop new business offerings and investment opportunities while managing risk concentrations
	Insurance •Property/Casualty Margins •Hurricane/Severe Weather •Distribution/Growth •Service Contract and Other Services	Operational •Human Capital •Products and Services •Execution and Process Management •Fraud •Regulatory and Legal •Business Disruption •Technology and Data •Third Party Management

(1)Climate risk and return is embedded and managed within all risk categories listed above.

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Oversight of Certain Key Risks
Management reports regularly to the Board and its committees, including the Risk and Return Committee, on identification, evaluation and updates of key risk areas. See below for a discussion of some of the risk areas the Board and its committees reviewed in 2024.

Cybersecurity and Privacy

The quality and functionality of Allstate’s security and data privacy programs are important to Allstate’s reputation and customer trust. The Audit Committee and the Board oversee the company’s information security capabilities, including efforts to enhance protection against emerging threats, detection of system compromise and recovery of system functionality should a cyber attack or unauthorized access occur.
•The Board oversees: (i) data protection efforts, including policies and systems designed to prevent and, if necessary, respond to cyber threats; and (ii) the company’s information security program, which is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, the company.
•Allstate’s internal audit function regularly reviews and tests the cybersecurity program and provides status reports to the Audit Committee and the full Board.
•The Audit Committee uses an independent cybersecurity advisor to provide additional expertise to oversee the effectiveness of the privacy and cybersecurity program.
•The Chief Information Security Officer regularly updates the Audit Committee and the Board on Information Security Program status, cybersecurity risk management, the control environment, emerging threat intelligence and key risk and performance measurements.

Artificial Intelligence Strategy and Governance

Artificial Intelligence (AI) initiatives, including machine learning and Generative AI, create strategic opportunities to better serve customers. Allstate has a long history of utilizing data, analytics and advanced computing in areas such as marketing, sales, pricing and underwriting, claims, operations and investments. Development and usage of AI capabilities require a multi-faceted governance approach that enables safe and responsible innovation.
Allstate’s Model Risk and Return Management Framework (Risk and Return Framework) applies controls that reduce risks to acceptable levels, in part by setting clear policies and standards, applying risk rankings to set governance requirements and ensuring appropriate levels of independent review. The Risk and Return Framework is continuously enhanced to address unique risks and characteristics of AI, including responsible usage, automated monitoring and embedded governance within model operations and supplier management processes.
Enterprise Risk and Return Management designs and coordinates the Risk and Return Framework in partnership with key areas such as Law and Regulation and Allstate Technology Solutions. The Board oversees AI strategy and execution, while the Audit Committee reviews relevant aspects of the control environment and the Risk and Return Committee oversees the design and implementation of the Risk and Return Framework.

Business Strategy

The Board provides oversight on the development and implementation of Allstate’s strategic plans and associated risks. The full Board oversees strategy and Board committees have additional oversight of various aspects of Allstate’s strategy. Strategy is discussed at each regular Board meeting and presentations are provided by management on specific initiatives and topics such as short- and long-term strategic and operational plans, associated risk and return considerations, capital utilization, investment strategy, acquisitions and divestitures and capital market transactions.

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Human Capital Management

The Board and the Compensation and Human Capital Committee review Allstate’s human capital management practices, including risks and opportunities in areas such as recruitment, retention, organizational transformation and employee engagement. For additional information on the Board’s role in oversight of leadership succession planning, see page 38.
Risks and opportunities associated with corporate culture are identified, monitored and measured within management’s ERRM Framework, and are overseen by the Board and its committees.
Allstate engages an outside firm to provide a detailed pay equity analysis to identify potential pay gaps across substantially similar groups and identify policies, practices or systematic issues that may contribute to pay gaps now or over time. The external analysis found that Allstate’s results compare well to benchmarks for companies of similar size and scope.

Political Activity

Allstate engages in public policy advocacy at the state and federal levels to foster market innovation, protect consumers, promote safety and security, ensure a healthy regulatory environment and promote fiscal responsibility. Allstate is subject to extensive regulation, primarily at the state level, which impacts many aspects of Allstate’s business, including insurance pricing, claims practices, customer communications, privacy, litigation, sales practices, underwriting standards, investments and capital.
•The Nominating, Governance and Social Responsibility Committee provides oversight of Allstate’s political contributions and activities, including a joint session with the Board.
•The Chief Risk Officer reports to the Nominating, Governance and Social Responsibility Committee and the Board, providing an annual assessment of risks associated with political engagement while ensuring that there is appropriate risk management and oversight. The 2024 assessment concluded that political engagement appropriately balances risk and return.

Ethics and Compliance

The Audit Committee is responsible for the periodic review and assessment of Allstate’s Global Code of Business Conduct. The Code provides the framework for the decisions we make and the actions we take every day. The commitment to doing the right thing strengthens our business by making us more reliable, resilient and responsive to those we serve.
The Audit Committee also oversees Allstate’s ethics and compliance program. At least semi-annually, the Audit Committee reviews and discusses with the Chief Compliance Officer and Chief Ethics Officer a report describing Allstate’s ethics and compliance program and its effectiveness. This includes any ethics and compliance matters that may have a material impact on Allstate’s reputation, operations, financial condition, results of operations or cash flow.

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Board Oversight of Risk
The key risk areas overseen by each Board committee are described below.

Board of Directors Overall accountability of Allstate’s enterprise risk and return management

Risk and Return Committee	Audit Committee	Compensation and Human Capital Committee	Nominating, Governance and Social Responsibility Committee

REVIEW FREQUENCY

•At least five times annually	•At least four times annually	•At least once annually	•At least once annually

KEY AREAS OF RISK OVERSIGHT

•ERRM Framework, governance structure and risk-related decision making
•The enterprise risk and return profile, including elevated and emerging risks
•Specific risks and opportunities within strategic, insurance, investment, financial, operational and culture categories
•Risk and return perspective on strategic and operating plans
•Extremely low frequency scenarios with potentially high impacts

•Internal controls over financial reporting and disclosure controls and procedures
•External financial reporting
•Effectiveness of ethics and compliance program and reporting
•Independence and performance of the company’s registered public accounting firm
•Cybersecurity and enterprise resilience
•Litigation and regulatory developments

•Executive compensation programs (design, performance measures and ranges in incentive plans), including review of the Chief Risk Officer’s assessment of incentive compensation programs
•Senior executive succession planning
•Human capital management, leadership and development, turnover, retention, organizational health and pay equity

•Corporate governance
•Shareholder engagement
•Political contributions and public policy activities, including review of the Chief Risk Officer’s assessment of political activities
•Sustainability strategy, progress and reporting

REPORTS FROM

•Chief Risk Officer •Business unit chief risk officers •Other internal subject matter experts
•Chief Risk Officer
•Chief Financial Officer
•Chief Accounting Officer
•Chief Audit Executive
•Chief Ethics Officer
•Chief Compliance Officer
•Chief Information Security Officer
•External, independent cybersecurity advisor
•Independent registered public accountant
		•Independent compensation consultant •Chief Human Resources Officer •Chief Risk Officer •Other outside experts and speakers	•SVP and Deputy General Counsel, Corporate Law •Chief Risk Officer •External and other internal subject matter experts

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Shareholder Engagement
During 2024, our independent Lead Director, Chair, President and CEO and other members of senior management, including our Chief Legal Officer and General Counsel, VP of Executive Compensation, SVP and Deputy General Counsel of Corporate Law, Director of Investor Relations and Corporate Secretary engaged with shareholders.
Shareholder Feedback is Integrated Into Board Discussions and Decisions

>50%	of Allstate's outstanding shares contacted for engagement	>35%	of Allstate's outstanding shares engaged since the 2024 Annual Meeting	25%	of engagement meetings included the Lead Director

Key Themes Discussed	Recent Allstate Actions

Governance Developments and Board Composition
•Ongoing assessment of directors’ expertise and perspectives to enhance oversight of Allstate’s strategy and risks. Ms. Morris joined the Board in 2024, bringing deep insurance industry expertise. Ms. Turner joined the Board in 2023, enhancing the Board’s experience in innovation, consumer goods and business transformation.

2024 Shareholder Proposal: Splitting Role of Chair and CEO
•The Board regularly evaluates whether to combine or to split the chair and CEO roles. Following the 2024 Annual Meeting, the topic of our Board leadership structure was discussed with shareholders, who expressed that they did not have concerns with our current structure and appreciated the insight into Board dynamics and proxy disclosure. In response, the independent directors have affirmed that Allstate is well served by having Mr. Wilson hold the roles of Chair and CEO and Mr. Sherrill holds the role of independent Lead Director.

Climate Reporting
•Consistent with feedback from shareholders, we determined that Allstate would not announce Scope 3 emission reduction targets by the end of 2025.
•Enhanced Scope 3 GHG disclosures; leads U.S. peers with reporting of investment portfolio and claims emissions.

Other Topics	Feedback Discussed

Executive Compensation
•Broad discussions with shareholders around compensation program design, performance measures and Allstate’s Transformative Growth strategy. For additional information about Allstate’s performance measures for annual and long-term incentive awards, see pages 56-67 and 84-86.

Management Succession Planning	•The Board discusses leadership development, succession planning and emergency scenario planning. •Directors regularly meet with senior leaders on a 1:1 basis and in informal settings.

Risk and Return Oversight of Generative AI	•Allstate is leveraging its risk and return management framework to enhance governance around artificial intelligence and advanced computing opportunities.

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Shareholder Engagement Cycle

SPRING	SUMMER

•Publish annual report and proxy statement, identifying key themes discussed in engagements
•Conduct proactive outreach with select shareholders to discuss Annual Meeting voting items and address questions
•Hold Annual Meeting

•Discuss Annual Meeting results
•Summarize external proxy season outcomes and present to the Nominating, Governance and Social Responsibility Committee and the Compensation and Human Capital Committee to help identify priority topics

FALL/WINTER

•Conduct proactive outreach to understand shareholders’ perspective, address questions and discuss Allstate’s governance and compensation practices and other topics
•Report on engagement conversations to the Nominating, Governance and Social Responsibility Committee and full Board

•Incorporate shareholder feedback into planning on governance, compensation and other key topics
•Review by the Nominating, Governance and Social Responsibility Committee and the Compensation and Human Capital Committee of regulatory developments and corporate governance best practices

Communication with the Board
The Board has established a process to facilitate communication by shareholders and other interested parties with directors as a group. The Chief Legal Officer and General Counsel reports regularly to the Nominating, Governance and Social Responsibility Committee on correspondence received that, in her opinion, involves functions of the Board or its committees or that merits Board attention. Items that are unrelated to the duties and responsibilities of the Board are not reported to the committee.

The Allstate Board welcomes your input on compensation, governance and other matters.

directors@allstate.com

The Allstate Corporation, Nominating, Governance and Social Responsibility Committee 3100 Sanders Road, Northbrook, IL 60062, c/o General Counsel

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of any complaints about accounting, internal accounting controls or auditing matters. To report any issue relating to The Allstate Corporation (including Allstate Insurance Company and its affiliates) accounting, accounting controls, financial reporting or auditing practices, you may contact the company by mail, telephone or email. Telephone contacts may be kept confidential at your request.

By mail: The Allstate Corporation, Audit Committee 3100 Sanders Road, Northbrook, IL 60062 c/o General Counsel	By phone: Allstate i-Report Line: 1-800-706-9855	By email: auditcommittee2@allstate.com
The communication process and the methods to communicate with directors are posted on the “Governance Overview” section of www.allstateinvestors.com.

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Director Compensation
Director Compensation Program
We structure the compensation program for non-employee directors to reflect the demands on our directors of serving on the board of a large, complex and highly regulated company and peer practices. The Nominating, Governance and Social Responsibility Committee reviews non-employee director compensation annually. The following charts describe each component of our non-employee director compensation program for 2024.

Non–Employee Director	Additional Annual Cash Retainers

$50,000
Lead Director

$30,000
Compensation and Human Capital Committee Chair

$35,000
Audit Committee Chair and Risk and Return Committee Chair

$25,000
Nominating Governance and Social Responsibility Committee Chair

Director Equity Compensation
•The Board believes that a meaningful portion of a director’s compensation should be in the form of equity securities to create alignment with corporate performance and shareholder interests.
•Annual restricted stock units (RSUs) are granted under a fixed-value formula and in accordance with the shareholder approved 2017 Equity Compensation Plan for Non-Employee Directors. The aggregate grant date fair value of any award granted to a director during a calendar year may not exceed $800,000. Each RSU includes a dividend equivalent right that entitles the director to receive a payment equal to regular cash dividends paid on Allstate common stock.
2025 Director Compensation
•As part of its annual benchmarking of independent director pay, the Committee’s independent compensation consultant, Pay Governance, reviewed the design and competitiveness of the company’s director pay practices. Pay Governance recommended, and the Board approved, adjusting the annual cash and equity retainers from $125,000 to $135,000 and from $175,000 to $190,000, respectively, beginning in 2025, to better align with peer practices.

Director Stock Ownership Guidelines
Each director is expected to accumulate an ownership position in Allstate common stock equal to six times the value of the cash retainer within five years of joining the Board or within five years of an increase in annual cash retainer, if applicable. Allstate’s stock ownership requirements for directors specify that Allstate shares owned personally and beneficially, as well as unvested restricted stock units, count toward meeting the requirement.
Each director has met the ownership guideline, except Ms. Turner, who joined the Board in 2023 and Ms. Morris, who joined the Board in 2024.

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2024 Director Compensation
The following table summarizes the compensation for each of our non-employee directors in 2024.

Name	Leadership Roles Held During 2024	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Donald E. Brown	Audit Committee Chair (May - Dec 2024)	147,116	175,058	322,174
Kermit R. Crawford	Audit Committee Chair (Jan - May 2024)	142,500	175,058	317,558
Richard T. Hume		125,000	175,058	300,058
Margaret M. Keane		125,000	175,058	300,058
Siddharth N. Mehta	Risk and Return Committee Chair (Jan - May 2024)	142,500	175,058	317,558
Maria R. Morris		125,000	248,114	373,113
Jacques P. Perold	Risk and Return Committee Chair (May - Dec 2024)	147,116	175,058	322,174
Andrea Redmond	Nominating, Governance and Social Responsibility Committee Chair	150,000	175,058	325,058
Gregg M. Sherrill	Lead Director	175,000	175,058	350,058
Judith A. Sprieser		125,000	175,058	300,058
Perry M. Traquina	Compensation and Human Capital Committee Chair	155,000	175,058	330,058
Monica J. Turner		125,000	175,058	300,058
(1)Cash retainer is paid quarterly in advance on the first business day of each quarter unless a director elects to receive all or a portion of the retainer in the form of Allstate common stock pursuant to the 2017 Equity Compensation Plan for Non-Employee Directors. The retainer is prorated for a director who joins the Board during a quarter. In 2024, Ms. Keane and Messrs. Brown and Traquina each elected to receive 100% of their retainer in the form of common stock. Also, under Allstate’s Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer their retainers to an account that is credited or debited, as applicable, based on (a) the fair market value of, and dividends paid on, common shares (common share units); (b) an average interest rate calculated on 90-day dealer commercial paper; (c) S&P 500 Index, with dividends reinvested; or (d) a money market fund. No director has voting or investment powers in common share units, which are payable solely in cash. Subject to certain restrictions, amounts deferred under the plan, together with earnings thereon, may be transferred between accounts and are distributed after the director leaves the Board in a lump sum or over a period not in excess of ten years in accordance with the director’s instructions. The accumulated amount of common share units as of December 31, 2024, for directors previously electing to defer their cash retainer, is reflected in the table below.

Amounts Deferred under Deferred Compensation Plan for Non-Employee Directors	Allstate Common Share Units (#)
Mr. Traquina	7,519
(2)Directors are granted restricted stock units (RSUs) on June 1 equal in value to $175,000 divided by the closing price of a share of Allstate common stock on such grant date, rounded up to the nearest whole share. Grant date fair value for RSUs granted in 2024 is based on the final closing price of Allstate common stock on the actual grant date, which in part also reflects the payment of expected future dividend equivalent rights. (See Note 20 to our audited financial statements for 2024). The final grant date closing price was $167.52. In addition to the annual award, Ms. Morris received a prorated award upon joining the Board in 2024 for which the final grant closing price was $143.81. The values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Each RSU entitles the director to receive one share of Allstate common stock on the conversion date (see footnote 3).
(3)The following table sets forth outstanding RSUs as of December 31, 2024, for each director. The value of the RSUs is based on the closing price of our common stock of $192.79 on December 31, 2024.

Name	Restricted Stock Units (#)	Value of Restricted Stock Units as of 12/31/24 ($)	Multiple of Annual Cash Retainer (including shares held outright)
Mr. Brown	3,948	761,135	14.1
Mr. Crawford	22,978	4,429,929	37.0
Mr. Hume	3,948	761,135	10.1
Ms. Keane	3,948	761,135	28.0
Mr. Mehta	13,492	2,601,123	30.0
Ms. Morris	1,553	299,403	2.4
Mr. Perold	15,102	2,911,515	23.3
Ms. Redmond	38,450	7,412,776	62.4
Mr. Sherrill	3,948	761,135	17.0
Ms. Sprieser	42,136	8,123,399	65.0
Mr. Traquina	13,661	2,633,704	28.1
Ms. Turner	3,104	598,420	4.8
RSUs granted before September 15, 2008, convert into common stock one year after termination of the director’s Board service. RSU awards granted on or after September 15, 2008, and before June 1, 2016, convert into common stock upon termination of Board service. RSUs granted on or after June 1, 2016, convert into common stock on the earlier of the third anniversary of the date of grant or upon termination of Board service. Directors had the option to defer the conversion of the RSUs granted on June 1, 2016, for ten years from the date of grant or the later of termination of Board service or June 1, 2024. The conversion of RSUs granted after June 1, 2016, may be deferred for ten years or until termination of Board service. In addition to the conversion periods described above, RSUs will convert into common stock upon a director’s death or disability.

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Executive Compensation

2
Say-on-Pay: Advisory Vote on the Compensation of the Named Executives

VOTING RECOMMENDATION: The Board recommends a vote FOR this proposal.

What am I Voting on?
As we do each year, we are seeking advisory shareholder approval of the compensation of our named executives, as disclosed in the Compensation Discussion and Analysis and accompanying tables and narrative of this proxy statement. While the vote is non-binding, the Board and the Compensation and Human Capital Committee (the Committee, as referenced throughout the Compensation Discussion and Analysis) consider the voting results as part of their annual evaluation of our executive compensation program.
Overview of Executive Compensation Program
•Designed to align pay with achievement of our financial and long-term strategic goals and long-term shareholder value
•Independent oversight by Compensation and Human Capital Committee of the Board
•Independent compensation consultant utilized to evaluate and benchmark compensation program
•Executive compensation targeted at 50th percentile of peers and aligned with short-and long-term business goals and strategy
•A majority of long-term incentives (LTIs) are performance-based
Shareholders are being asked to approve the following advisory resolution on the executive compensation of the named executives:

RESOLVED, on an advisory basis, the shareholders of The Allstate Corporation approve the compensation of the named executives, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and accompanying tables and narrative on pages 48-91 of the Notice of 2025 Annual Meeting and Proxy Statement.

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Compensation Discussion and Analysis
Message from the Compensation and Human Capital Committee
As members of the Compensation and Human Capital Committee, we thank the many of you that engaged with us and provided feedback during 2024. Allstate’s compensation philosophy is to pay for performance over short- and long-term periods, with a focus on financial, operating and strategic metrics that are designed to drive long-term value. Each year, the Committee reviews the named executives’ performance using a balanced and disciplined approach to determine base salaries and variable compensation awards. The approach for 2024 included a range of performance and governance considerations, as well as shareholder feedback, as inputs into compensation decisions. During 2024, the Committee also continued to focus on senior leadership development and succession planning, as well as organizational health. We appreciate the feedback on all of these topics, and hope to have your support on this year’s say-on-pay vote.

WHERE TO FIND

2024 Executive Compensation At-a-Glance	49	Compensation Decisions for 2024	65	Compensation Risk	70

Incentive Design and Goal-Setting	53	Other Elements of Compensation	68	Compensation Committee Report	70

Shareholder Engagement and 2024 Say-on-Pay Results	54	Compensation Governance Practices	69	Summary Compensation Table	71

Timing of Equity Awards and Grant Practices	54	Equity Ownership Requirements	69	Non-GAAP Performance Measures for 2024	84

Peer Benchmarking	55	Policies on Hedging and Pledging Securities	69	CEO Pay Ratio	87

Compensation Elements	56	Clawback of Compensation	70	Pay Versus Performance Table	88

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1	2024 Executive Compensation At-a-Glance
Allstate’s executive compensation program is designed to ensure that the interests of our executives are aligned with our shareholders:

Pay for Performance The majority of the CEO’s and other Named Executive Officers’ (NEOs’) compensation opportunity is at-risk and based on measurable performance goals.	Establish a Strong Link Between Performance Measures and Strategic Objectives Performance measures are linked to operating priorities designed to create long-term shareholder value.

Target Compensation Mix
CEO

At-Risk Performance-Based Pay: 92%

8% Base Salary	22% Annual Cash Incentive	49% Performance Stock Awards	21% Stock Options

OTHER NEOs (average)

At-Risk Performance-Based Pay: 84%

16% Base Salary	30% Annual Cash Incentive	32% Performance Stock Awards	11% Stock Options	11% Restricted Stock Units

Alignment of Pay with Performance
Allstate’s executive compensation program is aligned with shareholder interests. The named executives’ compensation is aligned with achievement of these financial and long-term strategic goals and at least 84% of their average target compensation is at-risk. Incentive compensation plans incorporate relevant metrics and targets to drive the behaviors necessary to accomplish our short- and long-term goals. Our program uses equity-based programs consisting of performance measures that are closely correlated with growth in shareholder value over time.
This alignment is apparent in our incentive plan payouts. In 2024, net income increased to $4.6 billion largely due to significantly improved auto insurance underwriting margins, which had been negative in 2022 and 2023 reflecting pandemic-related inflation in auto claim costs. As a result, the annual cash incentive plan funded at 188.1% in 2024, versus 57.5% in 2022 and 50% in 2023. 2022-2024 Performance Stock Award (PSA) program results of 62.2% remained below target. 2021-2023 PSA program results were 31%, given the impact of auto insurance results on returns in 2022 and 2023.
2024 compensation reported on the Summary Compensation Table on page 71 also reflects the change in the mix of NEO equity incentives in response to shareholder feedback: the percentage of long-term equity compensation awarded in stock option grants was reduced and the percentages of compensation in PSAs and Restricted Stock Units (RSUs) were increased; however, the compensation structure for our CEO only includes incentive-based equity and does not include any time-based RSUs.

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2024 Annual Cash Incentive(1)

188.1% Payout as a percentage of target pool funding from Market-Facing Businesses plus Investments roll-up. Performance Net Income exceeded target and prior year.	Market-Facing Businesses Plus Investments Roll-up (70% of opportunity)	Performance Net Income (30% of opportunity) (in millions)

2022-2024 Performance Stock Awards(1)

62.2%
Shares vested as a percentage of target. Results below target due to Performance Net Income substantially below plan in 2022 and 2023 reflecting impact of inflation on auto repair and replacement costs.
Average Performance Net Income Return on Equity (50% of opportunity)	Relative TSR (30% of opportunity)

Items in Force Growth Personal Property and Liability(2)	Items in Force Growth All Other(2)

(1)For a description of how these measures are determined, see pages 57-64.
(2)Items in Force Growth Personal Property and Liability and Items in Force Growth All Other represent 20% of opportunity in the aggregate.
Compensation Governance Best Practices
Our compensation program adheres to high standards of compensation governance for our executive officers.

What We Do	What We Do Not Do

  Benchmark to peers of similar industry, size and business complexity
  Target pay at 50th percentile of peers
  Independent compensation consultant
  Double trigger vesting in the event of a change in control
  Majority of LTI is delivered through performance stock awards (PSAs)
  Total Shareholder Return (TSR) metric relative to peer performance
  All LTI is denominated and settled in equity
  Maximum payout caps for annual cash incentive compensation and PSAs
  Robust equity ownership requirements
  Clawback or cancellation of certain compensation beyond the Dodd-Frank Act requirements
  One-year minimum equity vesting provision in the equity plan
  Provide clear rationale for the metrics used to fund the annual and long-term incentive plans

  Employment agreements for executive officers
  Guaranteed annual salary increases or bonuses
  Special tax gross-ups
  Repricing or exchange of underwater stock options
  Plans that encourage excessive risk-taking
  Hedging or pledging of Allstate securities
  Inclusion of equity awards in pension calculations
  Excessive perks
  Count unvested PSAs or stock options towards ownership requirements

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Compensation Program and Allstate’s Strategy

Executive Compensation Program is Tied to Business Strategy and Priorities
Allstate’s business relies on the expertise and capabilities of colleagues to lead the company and our various businesses in ways that meet customers’ needs and, in turn, promote the long-term interests of shareholders. The executive compensation program is designed to achieve business objectives and attract, motivate and retain talented individuals.
Allstate’s executive compensation program closely aligns the compensation and interests of the named executives with the long-term interests of shareholders. The executive compensation program emphasizes performance-based compensation in the form of cash and equity incentive awards based on short- and long-term financial and strategic targets. This target-based incentive structure fosters a culture of high performance and accountability and promotes shareholder interests by closely aligning executive compensation with objectively measured company performance and achievement of key strategic priorities. In 2024, Allstate advanced its strategy to increase personal property-liability insurance market share and expand embedded protection. Allstate delivered strong results: Total revenues grew to $64.1 billion, 12.3% above the prior year, driven by increased Property-Liability earned premium. Successful risk and return management contributed to excellent underwriting and investment results. Net income applicable to common shareholders was $4.6 billion compared to a loss in 2023.

2024 Compensation Metrics Support Allstate’s Strategy

Annual Cash Incentive Awards	Market-Facing Businesses plus Investments Performance	Captures growth and profitability of the Allstate businesses

	Performance Net Income	Aligns with shareholder expectations for profitability and return on capital

Performance Stock Awards	Average Performance Net Income ROE
Correlates to changes in long-term shareholder value
Measures performance in a way that is tracked and understood by investors
Captures both income statement and balance sheet impacts, including capital management actions

	Relative Total Shareholder Return (TSR)	Added based on feedback from shareholders and prevalent market practices Performance is relative to a TSR peer group

	Inclusive Diversity and Equity	Measures progress on Inclusive Diversity and Equity (eliminated for 2025)

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2024 Operating Priorities

Grow Customer Base	Achieve 2024 Plan Growth Objectives
Consolidated policies in force reached 208 million, a 7.2% increase from prior year. Personal Property-Liability policies in force decreased by 0.6% compared to the prior year, as continued growth in the homeowners insurance business was more than offset by declines in the auto insurance business.

Protection Services policies in force and revenue increased 9.3% and 16.7%, respectively, primarily due to growth at Allstate Protection Plans through expanding distribution relationships and protection offerings.

Achieve Target Economic Returns on Capital	Achieve 2024 Plan Returns	Return on average Allstate common shareholders’ equity was 25.8% in 2024.

Total return on the $72.61 billion investment portfolio was 3.8% in 2024. Proactive portfolio management repositioned the fixed income portfolio into longer duration and higher-yielding assets to increase income.

The Property-Liability combined ratio of 94.3 for the full year decreased compared to the prior year primarily reflecting successful execution of the company’s comprehensive auto insurance profitability plan and slightly lower catastrophe losses.

Execute Transformative Growth	Improve Customer Value
Enterprise Net Promoter Score, which measures how likely customers are to recommend Allstate, finished below the prior year, reflecting the impact of substantial price increases necessary to offset higher loss costs.

Improved over 25 million customer interactions.
	Expand Customer Access	Increased auto insurance new issued applications in all channels.

National General continues to build a strong competitive position in independent agent distribution with successful expansion on non-standard auto sales and roll-out of our auto and home Custom360 product now available in 30 states.

	Increase Sophistication and Investment in Customer Acquisition	Increased advertising and reduced underwriting restrictions as higher average premium outpaced increased loss costs per policy.
Deploy New Technology Ecosystems
Continued roll-out of Affordable, Simple and Connected auto insurance offering available in 31 states for auto, 28 states for renters and Affordable, Simple and Connected homeowners insurance offering available in 4 states at year-end 2024.

Expanding utilization of machine-based learning and artificial intelligence.
	Drive Organizational Transformation	Streamlined the organization by reducing bureaucracy, risk aversion and organizational silos.
Comparison of Total Shareholder Return (%) Against Allstate Peers
1-Year
3-Year
5-Year

¢	Peers	¢	P&C Peers	¢	Life Peers	¢	Allstate

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2	Incentive Design and Goal-Setting
Role of the Compensation and Human Capital Committee in Setting Executive Compensation
The Compensation and Human Capital Committee oversees and approves Allstate’s executive compensation program. The Committee makes recommendations to the Board on compensation for the CEO, reviews senior management selections and, in conjunction with the full Board, oversees succession planning. The Committee also reviews and approves compensation for the leadership team (other than the CEO), with feedback from the CEO.
The Committee evaluates the executive compensation structure on an annual basis to ensure alignment with Allstate’s compensation philosophy, business strategy and shareholder priorities. The compensation philosophy centers around maintaining a compensation program for the named executives that is designed to promote the achievement of short-term and long-term financial and strategic goals. In the Committee’s 2024 review with its independent compensation consultant, Pay Governance, the Committee approved market adjustments, as described in Compensation Decisions for 2024 on pages 65-67.
Incentive Design, Payout and Goal-Setting Process
For the annual and LTI programs, the Committee oversees a rigorous and comprehensive goal-setting process. The Committee uses performance measures in the annual and long-term programs that (1) align with the company’s strategy, operating priorities and shareholder interests, (2) are provided in the annual and strategic operating and financial plans and (3) reflect the company’s overall performance. The following timeline of key events reflects the Committee’s process in fiscal year 2024:

Benchmark
April-July

•Evaluate peer group to determine if any changes are appropriate for the next performance cycle
•Compare against peers' target compensation, financial results and shareholder returns over one, three and five years

•Review feedback from shareholders and proxy advisory firms on compensation
•Independent compensation consultant provides pay for performance analysis, advice on incentive design and information on current market practices and industry trends

Calculate Payouts	Establish Plan Design and Key Metrics
February	November-January

•Actual performance against goals determines the corporate pool for the annual incentive award
•Annual incentive pool is allocated amongst enterprise based on performance of businesses and individual leaders to align pay with performance
•Determine the number of performance stock awards that will vest for the applicable measurement period based on actual performance
•Review and approve salary adjustments and annual incentive payments and equity grants for executive officers

•Independent compensation consultant provides advice on executive pay levels
•Establish plan design and performance measures for the upcoming year
•Board approves the annual operating plan which is used to establish target performance and ranges for threshold and maximum for the annual incentive program. Long-term plan targets reflect 3 year strategic objectives and peer performance. Ranges for performance goals reflect historical and expected performance, market expectations and industry trends
•Review operating plans and compensation measures for alignment with enterprise risk and return principles

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Shareholder Engagement and 2024 Say-on-Pay Results
At the 2024 Annual Meeting of Shareholders, more than 86% of votes cast supported the company’s executive compensation program. Allstate engages with its shareholders multiple times throughout the year to hear their feedback and ensure continued alignment of compensation practices with shareholder expectations and market trends. During 2024, members of senior management and the independent Lead Director engaged with shareholders representing more than 35% of shares outstanding. In these meetings, we discussed a range of topics related to executive compensation, including how our compensation program has evolved over time to closely tie to our strategy. Investors generally expressed satisfaction with Allstate’s program design and focus on pay for performance. In determining the structure and amount of executive pay, the Committee carefully considered this feedback, alongside our compensation philosophy, strategic business goals, market practices and 2024 vote results. In 2025, long-term equity incentive targets will be based on adjusted net income return on equity and relative total shareholder return. For additional information on the company’s shareholder engagements, see page 43 and for additional information on long-term equity incentive targets, see pages 61-64.
Timing of Equity Awards and Grant Practices
•The Committee’s long-standing practice is to approve and grant annual LTI awards, including stock options, on a pre-determined schedule in the first quarter of each year in accordance with the company’s annual compensation cycle. Not only does this timing allow the Committee to align equity awards with our annual performance and business goals but it also prevents intentionally timing such grants in anticipation of the release of material nonpublic information (MNPI). Our disclosure of MNPI is also not timed on the basis of equity award grant dates.
•In addition, the Committee may at times grant equity incentive awards, including stock options, to newly hired or promoted employees or to recognize executives outside of the annual grant cycle. In such cases, the effective date of the grant, or the grant date, will be the third day of the month following such hire or promotion, or if such date is not a trading day, the next trading day, as approved by the Committee. All equity awards granted through this process are conditioned on the employee being an active employee on the grant date. The exercise price of any stock option to purchase our common stock will be the closing market price of our common stock on the grant date on the principal national securities exchange on which our common stock is listed or admitted to trade. For additional information on the Committee’s practices, see page 37.
As required by Item 402(x) of Regulation S-K under the Exchange Act, we are providing the following information about the stock options granted to our NEOs on February 21, 2024, the same business day on which we filed our Form 10-K for the fiscal year ended December 31, 2023.

Name (a)	Grant date (b)	Number of securities underlying the award (c)	Exercise price of the award ($/Sh) (d)	Grant date fair value of the award (e)
Percentage change in the closing market price of
the securities underlying the award between the
trading day ending immediately prior to the
disclosure of material nonpublic information and
the trading day beginning immediately following
the disclosure of material nonpublic information
(f)

Mr. Wilson	2/21/2024	119,784	$159.17	$4,736,259	0.29%
Mr. Merten	2/21/2024	18,209	$159.17	$719,984	0.29%
Mr. Rizzo	2/21/2024	22,129	$159.17	$874,981	0.29%
Mr. Dugenske	2/21/2024	18,810	$159.17	$743,747	0.29%
Ms. DeBiase	2/21/2024	10,926	$159.17	$432,014	0.29%

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Peer Benchmarking
The Committee monitors performance toward goals throughout the year and reviews the executive compensation program design and executive pay levels annually. As part of that evaluation, the Committee’s independent compensation consultant, Pay Governance, provided executive compensation data, information on current market practices and benchmarking on target pay opportunities. The Committee benchmarks executive compensation program design and executive pay against multiple market references, including financial services and broader general industry survey data and a group of peer companies that are industry peers as a point of reference in determining executive pay within a competitive range. Product mix, market segment, annual revenues, premiums, assets and market value were considered when identifying peer companies. The Committee believes Allstate competes against these public companies for executive talent, business and shareholder investment. The Committee reviews the composition of the peer group annually with the assistance of its compensation consultant and adjusts as necessary due to changes at a peer company’s operations or changes in comparability.
The compensation consultant’s recommendation has been to use a peer group that reflects Allstate’s business and operations. As of 2023, eight out of thirteen of Allstate’s peer companies also include Allstate in their respective peer company lists. The following table reflects the peer group used for 2024 compensation benchmarking.

Compensation Peer Companies(1)(2) Company Name	Revenue ($ in billions)	Market Cap ($ in billions)	Assets ($ in billions)	Premiums ($ in billions)
AFLAC Inc.	18.9	56.9	117.6	13.4
American International Group, Inc.	27.3	44.1	161.3	23.5
AON plc	15.8	77.6	49.0	15.7
Chubb Limited	55.9	110.7	246.3	49.8
The Hartford Financial Services Group, Inc.	26.5	31.5	80.9	22.9
Humana Inc.	117.8	30.6	46.5	112.1
Manulife Financial Corporation	38.9	53.1	680.3	19.4
Marsh & McLennan	24.6	104.4	56.5	15.4
MetLife, Inc.	71.0	56.4	677.5	49.9
The Progressive Corporation	75.3	140.4	105.7	70.8
Prudential Financial Inc.	70.4	42.0	735.6	47.2
The Travelers Companies Inc.	46.4	54.6	133.2	41.9
Allstate	64.1	51.1	111.6	58.3
Allstate Ranking Relative to Peers:
Property and Casualty Insurance Products	3 of 9	7 of 9	5 of 9	2 of 9
All Peer Companies	5 of 13	9 of 13	8 of 13	3 of 13
(1)Information as of year-end 2024.
(2)Liberty Mutual is included in compensation peer benchmark; but, because they are not traded publicly, we do not include their information in this table.
1 Year Total Shareholder Return

8
6
4
2
0
#Peers
1
1
2
5
4
Allstate.
<0
0-10
10-20
20-30
30+
Total Shareholder Return Range (%)

3 Year Total Shareholder Return

8
6
4
2
0
#Peers
4
3
2
3
Allstate.
1
<30
30-50
50-70
70-90
90+
Total Shareholder Return Range (%)

5 Year Total Shareholder Return

#Peers
8
6
4
2
0
7
Allstate.
3
1
1
1
<40
40-80
80-120
120-160
160+
Total Shareholder Return Range (%)

The committee uses compensation surveys for certain executives that provide information on companies of similar size and business mix as Allstate, as well as companies with a broader market context.
The Committee uses the 50th percentile of our peer group as a guideline, but not the sole factor, in setting the target total direct compensation of our named executives. Within the guideline, the Committee balances the various elements of compensation based on individual experience, job scope and responsibilities, performance, tenure and market practices.

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3	Compensation Elements
Overview
The following table lists the elements of target direct compensation for our 2024 executive compensation program.

Pay-Element(1)	Weight		Form	Why We Pay This Element	Summary of Key Elements
	CEO	Other NEOs(2)

Base Salary			Cash	Attract and retain executives with competitive level of cash compensation.	Reviewed annually and adjusted when appropriate.

Annual Cash Incentive Awards			Cash	Motivate and reward executives for performance on key strategic, operational and financial measures during the year.	A corporate-wide funding pool based on aggregated business results plus Performance Net Income.(1) Pool is then allocated based on business and individual performance.

Performance Stock Awards			Equity	Motivate and reward executives for performance on key long-term measures. Align the interests of executives with long-term shareholder value. Retain executive talent.	PSAs vest on the third anniversary of the grant date. Actual amounts of PSAs earned and vested are based on measures determined by the Committee.

Stock Options			Equity	Align the interests of executives with long-term shareholder value. Retain executive talent.
Non-qualified stock options to purchase shares at the market price when awarded. Vest ratably in equal annual installments over three years.
Expire in ten years or, in the event of retirement, the earlier of five years from retirement or normal expiration.

Restricted Stock Units			Equity	Align the interests of executives with long-term shareholder value. Retain executive talent.	Restricted Stock Units are a promise to transfer fully vested shares upon vesting or as otherwise noted in the award agreement. Vest ratably in equal annual installments over three years.

(1)For a description of how mid-term and long-term measures are determined, see pages 57-67.
(2)Represents the average of the target direct compensation elements for all of the named executives except the CEO in 2024.

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Salary
In setting executive salary levels, the Committee uses the 50th percentile of total target direct compensation of our peer companies as a guideline, which supports Allstate’s ability to compete effectively for and retain executive talent. Annual merit increases for named executives are based on their performance and external benchmarking as provided by the independent compensation consultant. The salary paid to each named executive in fiscal year 2024 is set forth in the section below under “Compensation Decisions for 2024”.
Annual Cash Incentive Awards
The annual cash incentive awards are performance-based bonuses provided to our named executives through The Allstate Corporation Annual Executive Incentive Plan that are based on performance of our three Market-Facing Businesses and Investments, and Performance Net Income.

New in 2024
Focusing on profitable growth, our 2024 annual incentive plan design measures profitable growth in the business unit results of each of our operating segments (Property-Liability, Protection Services and Health and Benefits) and Investments representing 70% of the pool, with the remaining 30% based on Performance Net Income.

How Target Opportunities Are Set
•Target annual incentive percentages for each named executive are set annually by the Committee and are based on consideration of incentive opportunities at peer companies and our benchmark guideline for total direct compensation at the 50th percentile. The target annual incentive percentages for each named executive for fiscal year 2024 are set forth in the section below under “Compensation Decisions for 2024”.
How Performance Goals Are Established
•The Committee sets annual cash incentive performance goals based on the annual operating plan. Target performance is equal to the Board approved operating plan. Threshold and maximum objectives are based on a range of sensitivities relative to the operating plan. To further test the appropriateness of the ranges, the Committee’s independent consultant provides advice based on historical peer performance and market practices. The Chief Risk Officer reviews the performance measures and ranges to ensure they are consistent with Allstate’s risk and return principles and do not incentivize unnecessary and excessive risk taking.
•We do not disclose Market-Facing Business incentive plan goals prior to the completion of the performance period because they are tied to our operating plan, which is proprietary information.
•Performance Net Income target for 2024 was set above 2023 target and actual performance.
Corporate Pool Funded Based on Actual Performance
•Actual performance on the previously approved measures determines the overall funding level of the corporate pool and the aggregate total award budget for eligible employees. The Committee approved the total company funding after the end of the performance period based on the actual results on these performance measures. For the actual results and detail on how each measure was defined and calculated, see pages 58-59.
•In 2024, the pool was funded based on the collective results of the three Market-Facing Businesses and Investments, and Performance Net Income. Funding ranges from 0% to 200% of target, and results between threshold, target and maximum are subject to interpolation.

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Determine Calculation of Corporate Pool Funding

Actual Performance Against Target on Plan Measures

Market-Facing Businesses and Investments Results (70%)	Performance Net Income (30%)	Corporate Pool Funding (0%-200% of target)

(Funding from 0%-200% of target)

Determine Annual Incentive Payments to NEOs and other Executive Officers
•Committee’s compensation recommendations for the CEO are reviewed and approved by the independent directors of our Board in executive session.
•Committee reviews and approves CEO recommendations for executive officers based on pool funding, the target annual incentive percentages for each NEO and individual performance.
•The individual performance factors considered by the Committee when determining payouts are outlined on pages 65-67.
Determine Annual Incentive Payment for Other Eligible Participants
The Committee provides oversight of annual incentive processes and decisions for participants that are not executive officers.
•The CEO may allocate the corporate pool between the Market-Facing Businesses and Areas of Responsibility (AOR) if justified by relative performance against annual operating goals and other key business success metrics.
•Individual awards for high performing eligible employees are proportionally greater than lower quartile performers. Individual discretion does not impact total pool funding.

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2024 Actual Performance
We paid the 2024 cash incentive awards of 188.1% of target in March 2025.
Market-Facing Businesses and Investments Results
(70% of opportunity)
Performance Net Income
(30% of opportunity)

($ in millions)
$6000
$5000
$4000
$3000
$2000
$1000
$0
$2,810
$1,122(1)
Payout
0%
$3,660
$5,213
Payout
197.1%(1)
2023
2024

¢	Target	¢	Actual
(1)A collar on Performance Net Income was utilized in 2023 to increase the absolute level by $660 million to $1,122 million and is not included in the 2024 program.
•For a description of how the 2024 measures are determined, see pages 84-86.
•The Committee assessed the CEO’s 2024 performance, and the CEO assessed each of the other NEOs’ 2024 performance.

	Measures / Weight	2024 AIP Performance Range ($ in millions)			2024 Result ($M)	2024 Funding NEOs (% )
		Threshold	Target	Max

Property-Liability	Profitable Growth Matrix[1] (59.5%)	Property-Liability Matrix[1]			93.2 CR -0.6% IIF	195.0%

Protection Services	Total Written Premium/Other Revenue (1.75%)	$2,879	$3,079	$3,279	$3,210	165.5%
	Performance Income (1.75%)	$119	$149	$179	$196	200.0%

Health and Benefits	Revenue (1.75%)	$2,320	$2,470	$2,620	$2,443	91.0%
	Performance Income (1.75%)	$188	$218	$248	$141	50.0%

Investments	Net Investment Income (1.75%)	$2,700	$3,075	$3,450	$3,185	129.3%
	Economic Total Return vs. Benchmark (1.75%)	(50 bps)	25 bps	120 bps	+28 bps	103.2%

Market Facing Businesses (MFBs)[2] and Investments Roll-Up (70%)						184.2%
Performance Net Income (30%)		$2,060	$3,660	$5,260	$5,213	197.1%

		Overall payout by pool				188.1%

(1)The Property-Liability Profitable Growth Matrix is based on two factors: Combined Ratio and Items in Force Growth with earning opportunities extrapolated from threshold opportunity (set at 50% of target), target opportunity and maximum opportunity (200% of target). For 2024, based on a Combined Ratio threshold of 98.5%, target of 96.5% and maximum of 95.5%, and year over year Items in Force Growth threshold of -2%, target of -1.5% and maximum of -0.5%, the Property-Liability Profitable Growth Matrix yielded a payout of 195% of target based on an actual Combined Ratio result of 93.2 and Items in Force Growth of -0.6%.
(2)Market Facing Businesses includes the Property-Liability Segment, the Protection Services Segment and the Health and Benefits Segment.

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Performance Stock Awards, Restricted Stock Units and Stock Options
Allstate grants equity awards annually to executives consistent with market practice and the philosophy that a significant amount of executive compensation should be in the form of equity to align with the interests of our long-term shareholders. Additionally, from time to time, equity awards are granted to attract new executives and to retain existing executives.
Mix of Equity Incentives
Beginning in 2024, the equity mix for the CEO and senior executives was changed based on shareholder feedback. The equity mix for the CEO is 70% PSAs and 30% stock options and senior executives is 60% PSAs, 20% stock options and 20% RSUs. PSAs and stock options are forms of performance-based incentive compensation because PSAs are earned based on achieving established performance goals and stock options require stock price appreciation to deliver value to an executive.

2024 CEO Equity Mix	2024 Other NEOs Equity Mix

2024 LTI Awards (Equity)
In fiscal year 2024, the Committee, in consultation with its independent compensation consultant, Pay Governance, approved an above target equity award for each of our named executives to incentivize continued strong performance and ensure competitiveness with the market. In approving such awards, the Committee considered the substantial progress our senior leadership team is making in delivering against the company’s profitability and growth strategy, including improved auto profitability and underwriting performance, reducing expenses, expanding customer access and leveraging technology. The Committee wanted to promote the executives’ continued commitment to and progress on the company’s profitability and growth strategy, recognize each executive’s individual performance relative to such strategy and continue strengthening retention of the senior leadership team. As a matter of practice, LTI award grants to our officers are not at guaranteed levels and vary with market practice and performance.
The 2024 equity awards are subject to Allstate's LTI award terms set forth on page 74. For additional information about the 2024 equity awards granted to our named executives, please see pages 65-67 with respect to the 2024 compensation for Messrs. Wilson, Merten, Rizzo, Dugenske and Ms. DeBiase.

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Metrics and Purpose
Performance Stock Award Metrics and Purpose

PSAs granted in 2024	Why Metric Was Chosen

Average Performance Net Income ROE
•Correlates to changes in long-term shareholder value.
•Measures performance in a way that is tracked and understood by investors.
•Captures both income statement and balance sheet impacts, including capital management actions.

Relative Total Shareholder Return (TSR)
•Added as a second measure in 2020 based on feedback from shareholders and market practices.
•Performance is relative to a custom TSR peer group. The custom TSR peer group for 2024 is shown on page 55. Peer groups are designed in consultation with our compensation consultant.
•<25th percentile = 0% payout
•25th percentile = 50% payout
•55th percentile = 100% payout
•90th percentile and above = 200% payout

•Added in 2023 based on shareholder feedback.
•For PSAs granted in 2025, the performance measures were revised to focus solely on objective (Average Performance Net Income ROE-60%) and relative (TSR-40%) financial metrics.

Measurement period

Vesting

The 2024 measures are further described on pages 84-86.

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How Performance Goals are Established
•At the start of the performance cycle, the Committee considered historical and expected performance, market expectations and industry trends when approving the range of performance goals.
•All Performance Stock Awards (PSAs) that are earned based on the achievement of Average Performance Net Income Return on Equity (ROE) include a minimum or maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively, which serves to decrease volatility and stabilize the measure.
How Payouts Are Calculated
Actual Performance Payout Against Target

•At the end of each measurement period, the Committee certifies the level of achievement on each performance measure and the final payout percentage is determined. The final PSA payout is based on Individual Target Opportunity multiplied by the final payout percentage (0%-200%).
•The Committee requires positive net income in order for senior executives to earn PSAs based on Average Performance Net Income ROE above target. If Allstate has a cumulative net loss in a measurement period, the number of PSAs vested may not exceed target, regardless of the Average Performance Net Income ROE. This positive net income hurdle is included to prevent misalignment between Allstate reported net income and the PSAs vested based on the Average Performance Net Income ROE result. This situation could occur if, for example, catastrophe losses or capital losses that are not included in Performance Net Income ROE result in a net loss for the period. For a description of the calculation, see page 86.
PSA Ranges of Performance
For the 2023-2025 and the 2024-2026 outstanding performance cycles, the performance measures and levels of performance needed to earn the performance threshold, target and maximum number of PSAs are set forth in the table below.

Performance Cycle	Threshold	Target	Maximum
Outstanding Awards(1)
2023-2025
Performance Net Income ROE (50%)	10.0%	16.0%	18.0%
Relative TSR (30%)	<25th	55th	90th
Transformative Growth (10%)(2)	ND	ND	ND
Inclusive Diversity and Equity (10%)(2)	ND	ND	ND
2024-2026
Performance Net Income ROE (50%)	9.0%	16.0%	20.0%
Relative TSR (40%)	<25th	55th	90th
Inclusive Diversity and Equity (10%)(2)	ND	ND	ND
Payout Percentages	0%	100%	200%
(1)The measures set forth in this table are further described on pages 84-86.
(2)Amounts are not disclosed (ND) because they are established based on the three-year strategic plan, which is proprietary.

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2022-2024 Performance Cycle Results
In February 2025, the Committee reviewed and certified the performance results of the PSAs granted in February 2022, applicable for the 2022-2024 performance cycle, against the targets set at the beginning of the three-year performance cycle. The threshold, target and maximum performance measures and levels of performance, as well as actual results and payout percentages, with respect to the 2022-2024 performance cycle, are set forth in the table below. The total shareholder returns for Allstate and its peers are also shown for such cycle.
•Performance Net Income ROE was below target primarily reflecting the negative impact on 2022 and 2023 earnings from higher auto repairs and replacement costs. Net Income ROE was 25.8% in 2024.
•Personal Property and Liability Items in Force Growth were below target due to a reduction in auto items in force from profit improvement actions.

Performance Cycle	Threshold	Target	Maximum	Actual Results
2022-2024
Performance Net Income ROE (50%)	10.0%	16.0%	18.0%	9.8%
Relative TSR (30%)	<25th	55th	90th	91st
Items in Force Growth (20%)
Personal Property and Liability	0.0%	2.0%	4.0%	-0.6%
All others	0.0%	3.5%	7.0%	3.8%
PSAs Granted in 2024-2026
The following table shows the target number of PSAs granted to each of our named executives for the 2024-2026 performance cycle based on a target payout.
Performance Cycle(1)

Named Executive	Target Number of PSAs for 2024-2026 Performance Cycle
Mr. Wilson	69,430
Mr. Merten	13,570
Mr. Rizzo	16,492
Mr. Dugenske	14,018
Ms. DeBiase	8,142
(1)The actual number of PSAs that will vest will vary from 0% to 200% of the target PSAs based on Average Performance Net Income ROE, Relative TSR and Inclusive Diversity and Equity for the measurement period.

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2025-2027 Performance Stock Award
The 2025 Performance Stock Award measures include Average Performance Net Income ROE and Relative TSR.
2025-2027 PSA Metrics

Average Performance Net Income ROE (60%)	Relative TSR (40%)(1)

(1)The 25th percentile would result in a 50% payout. If greater than the 25th percentile, results would be interpolated.
For the 2025-2027 award, the Average Performance Net Income ROE and Relative TSR measures are calculated, respectively, as follows:

Performance Net Income(1) Average for three years in the performance cycle	Catastrophe Losses Adjusted to reflect a minimum or maximum amount of catastrophe losses	Adjusted Common Shareholders’ Equity(2) Average of common shareholders’ equity excluding unrealized gains and losses, after tax, at December 2024, and at the end of each year in the performance cycle	Average Performance Net Income ROE 60% of PSA Performance Measure

Final Average Adjusted Close Price(3)	Initial Average Adjusted Stock Price(4)	TSR	Relative TSR TSR is ranked relative to 13 peer companies (including Allstate)(5) 40% of PSA Performance Measure

Initial Average Adjusted Stock Price(4)

(1)Performance Net Income is defined on page 84.
(2)Adjusted Common Shareholders’ Equity is defined on page 108.
(3)Final Average Adjusted Close Price is the average Adjusted Close Price over the 20 trading days prior to and including the final day of the Performance Period.
(4)Initial Average Adjusted Stock Price is the average Adjusted Stock Price over the 20 trading days prior to the first day of the Performance Period.
(5) For additional information on these peer companies, see page 55.

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4	Compensation Decisions for 2024

Thomas J. Wilson
Chair, President and Chief Executive Officer
Our Chair, President and CEO is responsible for managing the company’s strategic direction, operating results, organizational health, ethics and compliance and corporate responsibility.

2024 Performance
Mr. Wilson’s compensation reflects his responsibilities, experience and performance, peer company CEO compensation and compensation program design. An independent compensation consultant provides guidance to the committee on plan design and actual compensation in comparison to operating results and peers.
Mr. Wilson’s performance as Chair, President and CEO is assessed over one- and three- year periods across the following five categories:
Operating Results
•Improved profitability: net income and adjusted net income* of $4.6 billion and $4.9 billion, respectively.
•7.2% increase in total policies in force, with significant growth in National General and Protection Plans.
Strategic Priorities
•Executed agreements to sell Employee Voluntary Benefits and Group Health Businesses in Q3’24 and Q1’25, respectively, at attractive valuations.
•Achieved balanced, multi-channel distribution model for new business: Allstate agents (43%), direct (29%), independent agents (28%).
Leadership Team
•Successfully managed and developed senior leadership to ensure strong bench strength.
•Advanced culture transformation to increase decision clarity and reduce organizational layers.
Corporate Stewardship
•Allstate recognized as one of the World’s Most Ethical Companies by Ethisphere for eleventh consecutive year.
•On track to achieve Net-Zero Scope 1 and 2 goals.
Board Effectiveness
•Proactive approach to corporate governance resulting in strong relationships with shareholders.

2024 Compensation

Weighting		Actual	Target	Outcome

5%	Salary (Cash)	$1,417,308	N/A	N/A

31%	Annual Incentive (Cash)	$8,003,038	300% of salary	188% of target

64%	LTI Award (Equity)	$16,635,867(1)	950% of salary	117% of target

Salary (Cash)
The Board approved an increase from $1,385,000 to $1,425,000 based on evaluation of Mr. Wilson’s performance, experience and target compensation as compared to the peer group.
Incentive Targets
Mr. Wilson’s annual incentive targets did not change in 2024. Mr. Wilson’s equity incentive target was increased in 2024. Mr. Wilson’s annual incentive target was 300% of salary and his target equity incentive opportunity was 950% of salary (previously 900%).
Annual Incentive (Cash)
Mr. Wilson’s target annual incentive payment of 300% of base salary with a maximum funding opportunity for the award pool of 200% of target was unchanged in 2024. The Committee approved an annual cash incentive award of $8,003,038, which was funded at 188% of target funding level.
LTI Award (Equity)
In 2024, based on its assessment of Mr. Wilson’s performance in delivering strong business results, his job scope and year-over-year increases in competitive market data, the Board granted him equity awards with a grant date fair value of $16,635,867, resulting in a 2024 equity award which was above his target equity incentive award opportunity of 950% (117% of target). This is in recognition of his significant contributions to the company’s on-going progress on the company’s profitability and growth strategy as described on page 60.

(1)Reflects the accounting value of the equity award. This is higher than the closing price on the date of grant, which is used to calculate the number of performance-based shares awarded. For additional details on the Monte Carlo valuation, see footnote 2 to the Summary Compensation Table.

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Jesse Merten
Executive Vice President and Chief Financial Officer
Mr. Merten has primary responsibility for the management of the company’s overall financial condition, system of internal controls, capital allocation, financial reporting, investor relations, acquisitions and divestitures, capital market transactions, discontinued operations and data and analytics.
2024 Performance and Compensation
In 2024, Mr. Merten’s annual performance was evaluated on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was above target funding with no discretion applied.
•The annual incentive plan funded at 188% based on overall corporate results.
•Successfully supported improved operating performance and shaped risk and return decisions.
•Successfully managed enterprise capital position.

2024 Compensation

Weighting		Actual	Target	Outcome

10%	Salary (Cash)	$805,096	N/A	N/A

40%	Annual Incentive (Cash)	$3,036,325	200% of salary	188% of target

50%	LTI Award (Equity)	$3,765,672(1)	375% of salary	120% of target

Salary (Cash)
The Committee approved an increase from $765,000 to $850,000 during 2024 based on evaluation of Mr. Merten’s performance, level of responsibility, experience and target compensation as compared to the peer group.
Incentive Targets
The Committee approved an increase to Mr. Merten’s annual incentive targets in 2024. Mr. Merten’s annual incentive target was 200% of salary (previously 125%) and his target equity incentive was 375% of salary (previously 300%).
Annual Incentive (Cash)
The Committee approved an annual cash incentive award of $3,036,325 for Mr. Merten, which was 188% of target funding level.
LTI Award (Equity)
In 2024, based on its assessment of Mr. Merten’s performance in delivering strong business results, his job scope and added responsibilities and year-over-year increases in competitive market data, the committee granted him equity awards with a grant date fair value of $3,765,672, resulting in a 2024 equity award which was above his target equity incentive award opportunity of 375% (120% of target). This is in recognition of his significant contributions to the company’s on-going progress on the company’s profitability and growth strategy as described on page 60.

(1)Reflects the accounting value of the equity award. This is higher than the closing price on the date of grant, which is used to calculate the number of performance-based shares awarded. For additional details on the Monte Carlo valuation, see footnote 2 to the Summary Compensation Table.

Mario Rizzo
President, Property-Liability
Mr. Rizzo leads the Property-Liability businesses, which comprise approximately 87% of Allstate’s total revenues.
2024 Performance and Compensation
In 2024, Mr. Rizzo’s annual performance was evaluated on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was above target funding with no discretion applied.
•The annual incentive plan funded at 188% based on overall corporate results.
•Strong leadership of Property-Liability business.
•Enterprise approach to leadership and operating decisions.

2024 Compensation

Weighting		Actual	Target	Outcome

9%	Salary (Cash)	$875,000	N/A	N/A

41%	Annual Incentive (Cash)	$3,703,219	225% of salary	188% of target

50%	LTI Award (Equity)	$4,576,502(1)	400% of salary	154% of target

Salary (Cash)
The Committee did not adjust Mr. Rizzo’s salary of $875,000.
Incentive Targets
The Committee approved an increase to Mr. Rizzo’s annual incentive targets in 2024 based on evaluation of his performance, level of responsibility, experience and target compensation as compared to the peer group. Mr. Rizzo’s annual incentive target was 225% of salary (previously 150%) and his target equity incentive was 400% of salary (previously 325%).
Annual Incentive (Cash)
The Committee approved an annual cash incentive award of $3,703,219 for Mr. Rizzo, which was 188% of target funding level.
LTI Award (Equity)
In 2024, based on its assessment of Mr. Rizzo’s performance in delivering strong business results, his job scope and year-over-year increases in competitive market data, the Committee granted him equity awards with a grant date fair value of $4,576,502, resulting in a 2024 equity award which was above his target equity incentive award opportunity of 400% (154% of target). This is in recognition of his significant contributions to the company’s on-going progress on the company’s profitability and growth strategy as described on page 60.

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John Dugenske
President, Investments and Corporate Strategy
Mr. Dugenske is responsible for the company’s investment portfolio and corporate strategy.
2024 Performance and Compensation
In 2024, Mr. Dugenske’s performance was assessed based on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was above target funding with no discretion applied.
•The annual incentive plan funded at 188% based on overall corporate results.
•Proactively managed investment portfolios with an enterprise approach.
•Successfully managed strategy issues for Market-Facing Businesses.

2024 Compensation

Weighting		Actual	Target	Outcome

11%	Salary (Cash)	$875,000	N/A	N/A

41%	Annual Incentive (Cash)	$3,291,750	200% of salary	188% of target

48%	LTI Award (Equity)	$3,890,093(1)	325% of salary	131% of target

Salary (Cash)
The Committee did not adjust Mr. Dugenske’s salary of $875,000.
Incentive Targets
The Committee approved an increase to Mr. Dugenske’s annual incentive targets in 2024 based on evaluation of his performance, level of responsibility, experience and target compensation as compared to the peer group. Mr. Dugenske’s annual incentive target was 200% of salary (previously 150%) and his target equity incentive was 325% of salary.
Annual Incentive (Cash)
The Committee approved an annual cash incentive award of $3,291,750 for Mr. Dugenske, which was 188% of target funding level.
LTI Award (Equity)
In 2024, based on its assessment of Mr. Dugenske’s performance in delivering strong business results in 2023, his job scope and year-over-year increases in competitive market data, the Committee granted him equity awards with a grant date fair value of $3,890,093, resulting in a 2024 equity award which was above his target equity incentive award opportunity of 325% (131% of target). This is in recognition of his significant contributions to the company’s on-going progress on the company’s profitability and growth strategy as described on page 60.

Christine DeBiase
Executive Vice President, Chief Legal Officer and General Counsel
Ms. DeBiase is Executive Vice President, Chief Legal Officer and General Counsel, and in 2024, assumed the role of Interim Chief Human Resources Officer.
2024 Performance and Compensation
In 2024, Ms. DeBiase’s annual performance was evaluated on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was above target funding with $400,000 additional funding provided to recognize her contributions serving as Interim Chief Human Resources Officer.
•Led organization delivering and enhancing critical compliance and legal advice around business, privacy and technology matters critical to Transformative Growth.
•Serving as Interim Chief Human Resources Officer since the third quarter of 2024, leading the company through organizational transformation.

2024 Compensation

Weighting		Actual	Target	Outcome

14%	Salary (Cash)	$722,596	N/A	N/A

42%	Annual Incentive (Cash)	$2,102,922	125% of salary	232% of target

44%	LTI Award (Equity)	$2,259,458(1)	250% of salary	120% of target

Salary (Cash)
Ms. DeBiase’s salary is $750,000.
Incentive Targets
Ms. DeBiase’s annual incentive target was 125% of salary and her target equity incentive was 250% of salary.
Annual Incentive (Cash)
The Committee approved an annual cash incentive award of $2,102,922 for Ms. DeBiase, which was 232% of target funding level including $400,000 additional funding provided to recognize her contributions serving as Interim Chief Human Resources Officer.
LTI Award (Equity)
In 2024, based on its assessment of Ms. DeBiase’s performance, job scope and year-over-year increases in competitive market data, the Committee granted her equity awards with a grant date fair value of $2,259,458, resulting in a 2024 equity award which was above her target equity incentive award opportunity of 250% (120% of target). This is in recognition of his significant contributions to the company’s on-going progress on the company’s profitability and growth strategy as described on page 60.

(1)Reflects the accounting value of the equity award. This is higher than the closing price on the date of grant, which is used to calculate the number of performance-based shares awarded. For additional details on the Monte Carlo valuation, see footnote 2 to the Summary Compensation Table.

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5	Other Elements of Compensation
Benefits and Perquisites
To remain competitive with other employers and to attract, retain and motivate highly talented executives and other employees, we offer certain benefits and perquisites to our employees. All full-time and regular part-time employees, including our NEOs, are eligible to (i) participate in Allstate’s health and welfare benefit plans, including medical, dental, vision, life, accidental death and dismemberment, long-term disability, supplemental long-term disability and group legal insurance, (ii) participate in the Allstate 401(k) Savings Plan, to which, in fiscal year 2024, Allstate contributed 100% of the first 2% of eligible pay contributed plus 50% of the next 4% (up to 4% total), (iii) receive tickets to Allstate-sponsored events or the Allstate arena in recognition for their service to the company and (iv) receive a company-issued mobile device depending on job responsibilities. For the company’s officers, including NEOs, Allstate offered executive physicals during 2024. Our executive officers, including our NEOs, are also eligible to receive a taxable payment or reimbursement for up to $10,000 for financial planning services billed per calendar year. Allstate also provides an annual taxable perquisite allowance based on officer level ($13,560 for Executive Vice Presidents) for miscellaneous expenditures, though the CEO is not eligible for this allowance. Additionally, Allstate’s Board encourages the CEO to use our arrangement with a third-party aviation provider when it improves his efficiency in managing the company or for security purposes, even if it is otherwise for personal use. Personal usage is counted as taxable compensation. Mr. Wilson can utilize the company’s arrangement with such third-party aviation provider and pay individually for per hour costs at Allstate’s rates. Ground transportation (e.g., executive car services) are also available to senior executives and their spouses on a taxable basis for personal purposes. For additional detail on the benefits and perquisites that our named executives receive, see footnote 6 to the Summary Compensation Table.
Retirement Benefits
Defined Benefit Plans
Each named executive participates in two different defined benefit pension plans.
•The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of our regular full-time and part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income based on an employee’s level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law limits (1) the amount of an individual’s compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a plan participant on an annual basis. For certain employees, these limits may result in a lower benefit under the ARP than would have been payable otherwise.
•The Supplemental Retirement Income Plan (SRIP) is used to provide ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits did not exist.
Effective January 1, 2014, Allstate modified its defined benefit pension plans so that thereafter, all eligible employees earn pension benefits under a new cash balance formula.
Deferred Compensation
In order to remain competitive with other employers, we allow our named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($345,000 in 2024), to defer under the Deferred Compensation Plan up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds the Internal Revenue Code limit. Allstate does not match participant deferrals and does not guarantee a stated rate of return. For additional detail on Non-Qualified Deferred Compensation at Fiscal Year-end 2024, see page 80.
Change in Control Benefits
Consistent with our compensation objectives, we offer these benefits to attract, motivate and retain executives. Change in control benefits are designed to maintain alignment between the interests of our executives and our shareholders in the event of a sale or merger of the company.
The following summarizes Allstate’s change in control benefits for the executive officers:
•Under the company’s Change in Control Plan (CIC Plan), in the event that a named executive’s employment is terminated by Allstate (other than for cause, death or disability) or by the executive for good reason (such as adverse changes in the terms or conditions of employment, including a material reduction in base compensation, a material change in authority,

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duties or responsibilities, or a material change in job location) within two years following a change in control, then each named executive will be eligible to receive a cash severance amount equal to two times the sum of the named executive’s base salary and target annual incentive.
•The CIC Plan does not include excise tax gross-ups or a lump sum cash pension enhancement.
•In the event a named executive’s employment is terminated by Allstate (other than for cause, death or disability) or the named executive for good reason (as defined above) within two years following a change in control, the long-term equity incentive awards held by such named executive will vest on an accelerated basis.
•In the event of a change in control, the distribution of deferred compensation and SRIP benefits for Messrs. Wilson and Rizzo would accelerate based on plan terms and their respective tenures and ages.
The change in control and post-termination arrangements that are described in the Potential Payments as a Result of Termination or Change in Control section on pages 81-82 are not provided exclusively to the named executives.
Compensation Governance Practices
Equity Ownership Requirements
Allstate maintains stock ownership requirements that require each of the named executives to own Allstate common stock equal to a multiple of base salary, as set forth below, to further align management and shareholders’ interests. Senior executives, other than the CEO, are required to own Allstate common stock worth four times their base salary. The CEO’s requirement is eight times his base salary.
The below chart shows the salary multiple requirement for each named executive and the equity holdings that count toward the requirement, which include directly held shares of Allstate common stock. If these salary multiple requirements have not been reached, named executives are required to hold 75% of the net shares received on vesting of equity compensation awards until such requirements are met. As of December 31, 2024, all of our named executives were in compliance with the applicable stock ownership guidelines other than Ms. DeBiase. Ms. DeBiase has been on track to meeting her requirement since joining Allstate in 2023.
Stock Ownership as Multiple of Base Salary as of December 31, 2024

	Stock Ownership
Named Executive	Requirement	Actual
Mr. Wilson	8	151.7
Mr. Merten	4	6.8
Mr. Rizzo	4	15.5
Mr. Dugenske	4	7.0
Ms. DeBiase	4	2.4

What Counts Toward the Requirement	What Does Not Count Toward the Requirement

Allstate shares owned personally and beneficially Shares held in the Allstate 401(k) Savings Plan Unvested restricted stock units	Unexercised stock options (including vested options) Unvested performance stock awards
Policies on Hedging and Pledging Securities
We have a policy that prohibits all officers, directors and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative and engaging in derivative or other transactions designed to hedge or offset any decrease in market value of the securities held by them, such as selling short or buying or selling options, puts or calls, and entering into prepaid variable forward contracts, equity swaps or collars. We also have a policy that prohibits senior executives and directors from pledging Allstate securities as collateral for a loan or holding such securities in a margin account, unless an exception is granted by the Chair of the Board or Lead Director of the Board (or by the Lead Director in the case of a request by the Chair).

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Clawback of Compensation
All incentive compensation granted to our executive officers, including our named executives, and certain other employees, including all cash and equity-based, and both performance and time-based, awards, is subject to clawback in accordance with our comprehensive clawback policies. Under our mandatory clawback policy established pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and applicable listing standards, Allstate will recover certain erroneously awarded incentive-based compensation (whether cash or equity-based) from its current or former executive officers if it is required to prepare an accounting restatement due to material noncompliance of Allstate with financial reporting requirements under the securities laws. In July 2024, the Committee adopted a discretionary clawback policy for improper conduct that gives Allstate the ability to recover any incentive compensation (including time-based awards) from our executive officers and a broader group of employees in the event such employee engages in conduct having, or that may reasonably be expected to have, a material adverse impact on the reputation of, or a material adverse economic consequence for, the company, including, but not limited to, any direct harm to shareholders, any damage to Allstate’s competitiveness or value or a material violation of any post-employment obligation of a covered employee. The 2019 Equity Incentive Plan and our Annual Incentive Plan incorporate the provisions of any clawback policies maintained by the company from time to time.
Compensation Risk
Our Chief Risk Officer conducts an annual internal risk assessment of our compensation policies and practices, which are structured to reward employees for successfully executing the company’s strategies and annual operating goals while adhering to our risk and return principles. Compensation plans provide a balanced mix of cash and equity through annual and long-term incentives (LTIs) that align with short- and long-term business goals. No one, regardless of eligibility, is guaranteed an award under the annual cash incentive program or LTIs program. Additionally, multiple performance measures are utilized that correlate with long-term shareholder value creation and diversify the risk associated with any single performance indicator. Based on our Chief Risk Officer’s assessment, the Committee has determined that the risks arising from the company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the company and do not incentivize unnecessary and excessive risk taking.
Compensation Committee Report
The Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained on pages 48-70 of this proxy statement. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation and Human Capital Committee
Perry M. Traquina, Chair
Richard T. Hume
Margaret M. Keane
Maria R. Morris
Andrea Redmond
Judith A. Sprieser

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Summary Compensation Table
The following table summarizes the compensation of the named executives for the last three fiscal years. However, for Ms. DeBiase, only the last fiscal year is shown since this is her first year as a named executive.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)	Total Without Change in Pension Value ($)(7)
Thomas J. Wilson Chair, President and Chief Executive Officer	2024		1,417,308	—	11,899,608	4,736,259	8,003,038	596,827	91,255	26,744,295	26,147,468
	2023		1,385,000	—	7,883,165	4,986,008	2,077,500	—	156,284	16,487,957	16,487,957
	2022		1,385,000	—	6,868,175	4,293,494	2,389,125	—	69,207	15,005,001	15,005,001
Jesse Merten Executive Vice President and Chief Financial Officer	2024		805,096	—	3,045,688	719,984	3,036,325	77,676	27,570	7,712,339	7,634,663
	2023		765,000	—	1,451,458	918,005	478,125	65,351	26,970	3,704,909	3,639,558
	2022		594,178	—	905,628	556,708	346,233	22,648	25,760	2,451,155	2,428,507
Mario Rizzo President, Property-Liability	2024		875,000	—	3,701,521	874,981	3,703,219	143,939	28,200	9,326,860	9,182,921
	2023		870,192	—	1,798,427	1,137,493	653,014	239,380	27,460	4,725,966	4,486,586
	2022		793,750	—	1,490,699	928,419	603,665	—	26,250	3,842,783	3,842,783
John Dugenske President, Investments and Corporate Strategy	2024		875,000	—	3,146,346	743,747	3,291,750	90,368	27,360	8,174,571	8,084,203
	2023		870,192	—	1,798,427	1,137,493	653,014	89,737	26,760	4,575,623	4,485,886
	2022		844,808	—	1,705,240	1,065,994	729,077	86,745	25,760	4,457,624	4,370,879
Christine DeBiase Executive Vice President, Chief Legal Officer and General Counsel	2024	(1)	722,596	—	1,827,444	432,014	2,102,922	47,594	37,617	5,170,187	5,122,593
(1)Ms. DeBiase was not a named executive in fiscal years 2023 and 2022. Accordingly, no compensation information is provided for Ms. DeBiase for such fiscal years.
(2)Amounts reflect the grant date fair value of the PSAs granted to the named executives in each fiscal year and the RSUs granted to each of Messrs. Merten, Rizzo and Dugenske, and Ms. DeBiase in 2024. The number and grant date fair value of the PSAs and RSUs granted in 2024 is provided in the Grants of Plan-Based Awards Table on page 73. The grant date fair value of the RSUs and the PSAs that do not include a market-based condition is measured in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718) and based on the final closing price of Allstate’s common stock on the grant date, which reflects the payment of expected future dividends, and, for the PSAs, reflects the probable achievement level of the performance conditions as of the grant date. The fair value of the PSAs that include a market-based condition is measured on the grant date in accordance with FASB ASC 718 using a Monte Carlo simulation model that determines the probability that the performance conditions will be achieved. The market-based condition measures the company’s TSR relative to the TSR of peer companies, expressed in terms of the company’s TSR percentile rank among the peer companies, over a three calendar-year performance period. The Monte Carlo simulation model uses a risk-neutral framework to model future stock price movements based upon the risk-free rate of return at the time of grant, volatilities of the company and the peer companies and expected term assumed to be equal to the remaining measurement period. The fair value of the PSAs granted in 2024, if maximum corporate performance were to be achieved, is as follows: Mr. Wilson $18,530,312, Mr. Merten $3,621,724, Mr. Rizzo $4,401,583, Mr. Dugenske $3,741,292, Ms. DeBiase $2,173,035, and the aggregate grant date fair value of PSAs granted in 2024, 2023 and 2022 is computed in accordance with FASB ASC 718. The assumptions used in estimating the fair value of the RSUs and the PSAs are set forth in Note 20 to our audited financial statements for 2024, which are incorporated by reference herein. The amounts in this column reflect an accounting expense and do not correspond to the actual value, if any, that may be realized by each named executive.
For the year ended December 31, 2024, the 2024 PSA component with a market-based condition assumes a risk-free rate of 4.5%, expected volatility of 27.2%, average peer volatility of 23.3% and an expected term of 2.9 years. See Note 20 to our audited financial statements for 2024.
(3)Amounts reflect the aggregate grant date fair value of options granted to our named executives in each fiscal year, computed in accordance with FASB ASC 718. The fair value of each option is estimated on the grant date using a binomial lattice model and the assumptions (see Note 20 to our audited financial statements for 2024, which are incorporated by reference herein) as set forth in the following table:

	2024	2023	2022
Weighted average expected term	5.7 years	5.8 years	5.9 years
Expected volatility	21.2%-31.6%	20.0%-31.6%	19.8%-29.9%
Weighted average volatility	25.4%	24.9%	23.2%
Expected dividends	1.8%-2.4%	2.4%-3.3%	2.5%-3.0%
Weighted average expected dividends	2.3%	2.6%	2.8%
Risk-free rate	3.6%-5.6%	3.3%-5.6%	0%-4.8%
The amounts in this column reflect an accounting expense and do not correspond to the actual value, if any, that may be realized by each named executive. For the number and grant date fair value of options granted in 2024 for each named executive, see the Grants of Plan-Based Awards Table on page 73.

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(4)Amounts reflect the annual cash incentive award earned by each named executed under the company’s annual incentive program during each fiscal year. See the Annual Cash Incentive Awards section on page 57 for additional information regarding such awards and the company’s annual incentive program.
(5)Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits Table, accrued during 2024, 2023 and 2022. These are benefits under the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since our Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See Note 19 to our audited financial statements for 2024, which are incorporated by reference herein). For 2023, the change in pension value was negative $1,769,213 for Mr. Wilson. For 2022, the change in pension value was negative $3,130,051 for Mr. Wilson and negative $726,008 for Mr. Rizzo. These negative numbers are not reflected in the amounts disclosed above. Ms. DeBiase was not vested in the ARP or the SRIP, and therefore, had not accrued a vested benefit under either plan as of December 31, 2024.
The following table reflects the respective change in the actuarial value of the benefits provided to the named executives in 2024:

Name	ARP ($)	SRIP ($)
Mr. Wilson	27,421	569,406
Mr. Merten	23,125	54,551
Mr. Rizzo	40,414	103,525
Mr. Dugenske	17,522	72,846
Ms. DeBiase	9,817	37,777
Interest rates and other assumptions can have a significant impact on the change in pension value from one year to another.
(6)The following table describes the incremental cost of the perquisites and benefits provided to our named executives in 2024 that are included in the “All Other Compensation” column:

Name	Personal Use of Aircraft(a) ($)	401(k) Match(b) ($)	Other(c) ($)	Total All Other Compensation ($)
Mr. Wilson	69,965	13,800	7,490	91,255
Mr. Merten	—	13,800	13,770	27,570
Mr. Rizzo	—	13,800	14,400	28,200
Mr. Dugenske	—	13,800	13,560	27,360
Ms. DeBiase	—	13,800	23,817	37,617
(a)Allstate’s Board encourages Mr. Wilson to use our arrangement with a third-party aviation provider when it improves his efficiency in managing the company, even if it is for personal purposes. Mr. Wilson can utilize the company’s arrangement with such third-party aviation provider and pay it directly for costs upon use at Allstate’s rates. The amount reported in this column for Mr. Wilson’s personal use of aircraft is based on the aggregate incremental cost to the company for such use, which is calculated based on Allstate’s average variable costs per flight hour based on the company’s arrangement with the third-party aviation provider. The total annual variable costs are divided by the annual number of flight hours flown by the aircraft to derive an average variable cost per flight hour. This average variable cost per flight hour is then multiplied by the flight hours flown for personal use to derive the incremental cost.
(b)Each of the named executives participated in our 401(k) plan during 2024. The amount shown is the amount allocated to their accounts as employer matching contributions.
(c)“Other” consists of personal benefits and perquisites related to mobile devices, a taxable payment or reimbursement of up to $10,000 for financial planning services on a calendar year basis, ground transportation (e.g., executive car services) for named executives and their spouses for personal purposes, executive physicals and supplemental long-term disability coverage. There were no incremental costs for the use of mobile devices or executive physical related items. We provide supplemental long-term disability coverage to all regular full- and part-time employees who participate in the long-term disability plan and whose annual earnings exceed the level that produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2024, and therefore, no incremental cost is reflected in the table.
(7)We have included an additional column to show total compensation minus the change in pension value. The amounts reported in this column may differ substantially from, and are not a substitute for, the amounts reported in the “Total” column required under SEC rules. The change in pension value is subject to several external variables, including interest rates, that are not related to company or individual performance and may differ significantly based on the formula under which the benefits were earned.

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Grants of Plan-Based Awards at Fiscal Year-end 2024
The following table provides information about awards granted to our named executives during fiscal year 2024.

Name	Grant Date	Plan Awards(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	Grant Date Fair Value ($)(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Stock Awards	Option Awards
Mr. Wilson		Annual cash incentive	2,127,336	4,254,672	10,000,000
	2/21/2024	PSAs				0	69,430	138,860				11,899,608
	2/21/2024	Stock options							119,784	159.17			4,736,259
Mr. Merten		Annual cash incentive	807,104	1,614,208	6,456,830
	2/21/2024	PSAs				0	13,570	27,140				2,325,762
	2/21/2024	Stock options							18,209	159.17			719,984
	2/21/2024	RSUs									4,523	719,926
Mr. Rizzo		Annual cash incentive	984,375	1,968,750	7,875,000
	2/21/2024	PSAs				0	16,492	32,984				2,826,564
	2/21/2024	Stock options							22,129	159.17			874,981
	2/21/2024	RSUs									5,497	874,957
Mr. Dugenske		Annual cash incentive	875,000	1,750,000	7,000,001
	2/21/2024	PSAs				0	14,018	28,036				2,402,545
	2/21/2024	Stock options							18,810	159.17			743,747
	2/21/2024	RSUs									4,673	743,801
Ms. DeBiase		Annual cash incentive	452,664	905,328	3,621,312
	2/21/2024	PSAs				0	8,142	16,284				1,395,457
	2/21/2024	Stock options							10,926	159.17			432,014
	2/21/2024	RSUs									2,714	431,987
(1)Awards granted under the Annual Executive Incentive Plan and the 2019 Equity Incentive Plan. An explanation of the amount of salary and bonus in proportion to total compensation can be found under the Compensation Elements and Compensation Decisions for 2024 sections on pages 56 and 65-67.
(2)The amounts in these columns consist of the threshold, target and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is 50% of target, as the minimum amount payable to a named executive in respect of his or her cash incentive award (subject to individual performance) if threshold performance is achieved. If the threshold performance is not achieved, the payment to the named executives would be zero. The target amount is based upon achievement of the performance measures listed under the Annual Cash Incentive Awards section on page 57. The maximum amount is equal to 200% of target plus an additional individual performance factor of 200% of plan funding to recognize extraordinary performance, subject to the maximum of $10 million that may be paid to any participant for any fiscal year under the Annual Executive Incentive Plan. For a description of the ranges of performance established by the Committee for the 2024 annual incentive, see page 62. The actual cash bonuses paid to the named executives for fiscal year 2024 are reflected in the Summary Compensation Table.
(3)The amounts shown in these columns reflect the threshold, target and maximum number of PSAs granted to each of the named executives in fiscal year 2024. Awards under the 2019 Equity Incentive Plan have a 0% payout at threshold. The target and maximum amounts are based upon achievement of the performance measures listed under the PSA Ranges of Performance section on page 62 over a three calendar-year performance period.
(4)The amounts shown in this column reflect the number of stock options granted to each of the named executives in fiscal year 2024. The vesting dates for these stock options are set forth below in the Outstanding Equity Awards at Fiscal Year-end 2024 Table.
(5)The exercise price of each option is equal to the closing market price of the company’s common stock on the NYSE on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale.
(6)The amounts shown in this column reflect the number of RSUs granted to each of the named executives, other than Mr. Wilson, in fiscal year 2024. The vesting dates for these RSUs are set forth below in the Outstanding Equity Awards at Fiscal Year-end 2024 Table.
(7)The aggregate grant date fair value of the RSUs and the PSAs that do not include a market-based condition is computed in accordance with FASB ASC 718 and is based on the final closing price of Allstate’s common stock on the grant date. The aggregate grant fair value of the PSAs that include a market-based condition is measured on the grant date in accordance with FASB ASC 718 using a Monte Carlo simulation model that determines the probability that the performance conditions will be achieved. The assumptions used in the valuation are set forth in Note 20 to our audited financial statements for 2024, which are incorporated by reference herein.

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Performance Stock Awards (PSAs)
PSAs represent our promise to transfer shares of common stock in the future if certain performance measures are met. For the awards granted in 2024, the actual number of PSAs that vest will vary from 0% to 200% of target PSAs based on certain metrics during a three-year measurement period. For a description of these measures, including how they are calculated, see pages 62-64. Vested PSAs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. PSAs will vest following the end of the three-year performance cycle if the performance conditions are met, subject to continued employment. The vesting of PSAs may be accelerated or otherwise subject to special treatment in the event of death, disability or retirement, or a qualifying termination following a change in control, as described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”.
Stock Options
Stock Options represent an opportunity to buy shares of Allstate common stock at a fixed exercise price at a future date. Stock Options align the interests of executives with long-term shareholder value since the stock price must appreciate from the grant date for the executives to earn compensation.
Under the 2019 Equity Incentive Plan, the exercise price cannot be less than the closing price of a share on the grant date. Stock option repricing is not permitted.
All Stock Option awards have been made in the form of non-qualified stock options. The options granted to the named executives become exercisable over a period of three years. One-third of the stock options become vested and exercisable on each of the first three anniversaries of the grant date subject to continued employment through each anniversary date. The vesting of options may be accelerated or otherwise subject to special treatment in the event of death, disability or retirement, or a qualifying termination following change in control, as described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”. All of the options expire ten years from the grant date, unless an earlier date has been approved by the Committee in connection with certain change in control situations or other special circumstances such as retirement, termination, death or disability, as described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”.
Restricted Stock Units (RSUs)
RSUs represent our promise to transfer shares of common stock in the future upon vesting. Vested RSUs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. RSUs will vest in three equal annual installments, subject to continued employment (other than in the event of death, disability, retirement or a qualifying termination following a change in control, as described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”).

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Outstanding Equity Awards at Fiscal Year-end 2024
The following table summarizes the outstanding equity awards of the named executives as of December 31, 2024.

	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(6)
Mr. Wilson	02/11/2016	295,324		62.32	02/11/2026
	02/09/2017	248,447		78.35	02/09/2027
	02/22/2018	227,406		92.80	02/22/2028
	02/08/2019	269,746		92.46	02/08/2029
	02/19/2020	240,710		124.26	02/19/2030
	02/18/2021	277,205		105.08	02/18/2031
	02/17/2022	136,431	68,216	122.64	02/17/2032	02/17/2022	32,663	6,297,100
	02/16/2023	52,611	105,224	137.10	02/16/2033	02/16/2023			109,102	21,033,775
	02/21/2024	—	119,784	159.17	02/21/2034	02/21/2024			138,860	26,770,819
Mr. Merten	01/04/2018	700		100.80	01/04/2028
	02/19/2020	19,672		124.26	02/19/2030
	02/18/2021	9,730		105.08	02/18/2031
	02/17/2022	15,252	7,627	122.64	02/17/2032	02/17/2022	3,652	704,069
	10/05/2022	1,734	868	133.00	10/05/2032	10/05/2022	538	103,721
	02/16/2023	9,686	19,374	137.10	02/16/2033	02/16/2023			20,088	3,872,766
	02/21/2024	—	18,209	159.17	02/21/2034	02/21/2024	4,523	871,989	27,140	5,232,321
Mr. Rizzo	02/22/2018	24,598		92.80	02/22/2028
	02/08/2019	56,225		92.46	02/08/2029
	02/19/2020	47,213		124.26	02/19/2030
	02/18/2021	59,049		105.08	02/18/2031
	02/17/2022	28,598	14,300	122.64	02/17/2032	02/17/2022	6,847	1,320,033
	10/05/2022	642	322	133.00	10/05/2032	10/05/2022	199	38,365
	02/16/2023	12,002	24,006	137.10	02/16/2033	02/16/2023			24,890	4,798,543
	02/21/2024	—	22,129	159.17	2/21/2034	02/21/2024	5,497	1,059,767	32,984	6,358,985
Mr. Dugenske	02/08/2019	20,081		92.46	02/08/2029
	02/19/2020	55,055		124.26	02/19/2030
	02/18/2021	69,169		105.08	02/18/2031
	02/17/2022	33,873	16,937	122.64	02/17/2032	02/17/2022	8,110	1,563,527
	02/16/2023	12,002	24,006	137.10	02/16/2033	02/16/2023			24,890	4,798,543
	02/21/2024	—	18,810	159.17	02/21/2034	02/21/2024	4,673	900,908	28,036	5,405,060
Ms. DeBiase						02/03/2023	5,076	978,602
	02/16/2023	7,122	14,246	137.10	02/16/2033	02/16/2023			14,770	2,847,508
	02/21/2024	—	10,926	159.17	02/21/2034	02/21/2024	2,714	523,232	16,284	3,139,392
(1)The options vest one-third on each of the first three anniversaries of the grant date, subject to continued employment. The vesting dates for each option with unexercisable shares is as follows: for awards granted on 2/21/24: one-third on 2/21/25, one-third on 2/21/26 and one-third on 2/21/27; for awards granted on 2/16/23: one-third on 2/16/24, one-third on 2/16/25 and one-third on 2/16/26; for awards granted on 2/17/2022: one-third on 2/17/23, one-third on 2/17/24 and one-third on 2/17/25. The vesting of options may be accelerated or otherwise subject to special treatment in the circumstances described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”. The exercise price of each option is equal to the closing price of Allstate’s common stock on the grant date.
(2)The aggregate value and aggregate number of exercisable and unexercisable in-the-money options as of December 31, 2024, for each of the named executives are as follows:

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	Exercisable		Unexercisable
Name	Aggregate Number (#)	Aggregate Value ($)	Aggregate Number (#)	Aggregate Value ($)
Mr. Wilson	1,747,880	170,075,187	293,224	14,672,415
Mr. Merten	56,774	3,978,950	46,078	2,278,056
Mr. Rizzo	228,327	19,228,229	60,757	3,103,269
Mr. Dugenske	190,180	14,899,041	59,753	3,157,417
Ms. DeBiase	7,122	396,624	25,172	1,160,692
(3)The restricted stock units reported in this column vest in one-third increments on each anniversary of the award over a period of three years. The vesting of RSUs may be accelerated or otherwise subject to special treatment in the circumstances described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”. The PSAs reported in this column vested at the end of a three-year performance period ending on the third anniversary of the grant date, February 17, 2025.
(4)Amount is based on the closing price of our common stock of $192.79 on December 31, 2024.
(5)The PSAs reported in this column vest following the end of a three-year performance period ending on the third anniversary of the grant date, subject to the achievement of specified performance conditions. The number of shares that ultimately vest may range from 0 to 200% of the target depending on actual performance during the three-year performance period. The vesting of PSAs may be accelerated or otherwise subject to special treatment in the circumstances described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”. For a description of the PSA program and the performance measures used, see pages 61-64 and page 74. The number of PSAs reflected in this column for the 2023 and 2024 awards is the number of shares that would vest if the maximum level of performance is achieved. Final payouts under the PSAs will not be known until the respective performance period is completed.
(6)Amount is based on maximum level of performance for both 2023 and 2024 PSAs, using the closing price of our common stock of $192.79 on December 31, 2024.
Option Exercises and Stock Vested During 2024
The following table summarizes the options exercised by the named executives during 2024 and the PSAs or RSUs that vested during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Mr. Wilson	294,494	32,068,924	19,050	3,081,909
Mr. Merten	19,458	1,115,006	2,006	324,531
Mr. Rizzo	24,698	1,709,102	4,058	656,503
Mr. Dugenske	0	0	4,754	769,102
Ms. DeBiase	0	0	2,538	399,405
(1)The dollar amount realized upon exercise of the option is determined based on the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)Includes only the PSAs granted to our named executives in connection with the fiscal years [2022-2024] performance period that vested on February 17, 2025. None of the RSUs granted to our NEOs vested during 2024, other than for Ms. DeBiase for whom 2,538 RSUs granted upon hire vested on February 3, 2024.
(3)The dollar amount realized upon vesting is determined by multiplying the number of shares of Allstate common stock underlying the PSAs by the market value of such underlying shares on the vesting date.

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Retirement Benefits
The following table provides information about the pension plans in which the named executives participate. Each of the named executives participates in the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP).
Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)	Payments During Last Fiscal Year ($)
Mr. Wilson	ARP	31.8	1,336,565	0
	SRIP	31.8	19,587,408	0
Mr. Merten	ARP	13.0	127,312	0
	SRIP	13.0	261,855	0
Mr. Rizzo	ARP	35.9	1,127,766	0
	SRIP	35.9	1,135,190	0
Mr. Dugenske	ARP	7.8	76,204	0
	SRIP	7.8	461,182	0
Ms. DeBiase	ARP	2.0	9,817	0
	SRIP	2.0	37,777	0
(1)The present value of the accumulated benefit was determined using the same measurement date (December 31, 2024) and material assumptions that we use for year-end financial reporting purposes, as set forth in Note 19 to our audited financial statements for 2024, which are incorporated by reference herein, except that we made no assumptions for early termination, disability or pre-retirement mortality. Other assumptions include the following:
•Retirement at the normal retirement age as defined in the plans (age 65), or immediately for participants over age 65 at the measurement date.
•Discount rate of 5.78%.
Other assumptions for the final average pay formula include the following:
•ARP benefits are assumed to be paid 80% as a lump sum, 10% as a life annuity and 10% as a joint and survivor annuity.
•ARP and SRIP benefits are converted to a lump sum. For participants assumed to commence their benefits in 2025, the assumed lump-sum conversion interest rates are based on 100% of the average corporate bond segmented yield curve from August 2024. Specifically, the rates are 4.50% for the first 5 years, 4.96% for the next 15 years and 5.40% thereafter. For participants assumed to commence their benefits after 2025, the lump-sum conversion interest rate is assumed to be 5.50%.
•Lump-sum calculations were performed using the 2025 and estimated 2026 Internal Revenue Code Section 417(e)(3) mortality tables with a static projection from 2026 to each future year using the adjusted MP-2021 projection scale.
•Annuity calculations were performed using the Pre-2012 white-collar mortality table for healthy retirees projected generationally from 2012 with the MP-2021 projection scale.
Other assumptions for the cash balance formula include the following:
•ARP benefits are assumed to be paid as a lump sum.
•Accounts were projected to retirement using the actual interest crediting rate for ARP and SRIP for 2025, specifically the average 30-year Treasury rate from August 2024 of 4.15%. After 2025, accounts are projected using the spot 30-year Treasury rate as of December 31, 2024 of 4.78%.
The amounts set forth in this column are estimates based on the assumptions set forth above and do not necessarily reflect the actual amounts that will be paid to participants, which will be known at the time they become eligible for payment under the applicable plan.
(2)The following table shows the lump-sum present value of the non-qualified pension benefits for each named executive earned through December 31, 2024, if the named executive’s employment terminated on the earlier of that date. Ms. DeBiase was not vested in the ARP or the SRIP; and, therefore, had not accrued a vested benefit under either plan as of December 31, 2024.

Name	Plan Name	Lump Sum Amount ($)
Mr. Wilson	SRIP	19,587,408
Mr. Merten	SRIP	302,340
Mr. Rizzo	SRIP	1,250,443
Mr. Dugenske	SRIP	491,960
Ms. DeBiase	SRIP	41,103
The amount shown is based on the lump-sum methodology used by ARP and SRIP in 2025. The lump-sum conversion interest rates are based on 100% of the average corporate bond segmented yield curve from August 2024. Specifically, the rates are 4.50% for the first 5 years, 4.96% for the next 15 years and 5.40% thereafter. The mortality table used for 2025 is the Internal Revenue Code Section 417(e)(3) mortality table for 2025.

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Allstate Retirement Plan (ARP)
Contributions to the ARP are made entirely by Allstate and are paid into a trust fund from which benefits are paid. Before January 1, 2014, ARP participants earned benefits under one of two formulas (final average pay or cash balance) based on their date of hire or their choice at the time Allstate introduced the cash balance formula. In order to better align our pension benefits with market practices, provide future pension benefits more equitably to Allstate employees and reduce costs, final average pay benefits were frozen as of December 31, 2013. As of January 1, 2014, all eligible participants earn benefits under a cash balance formula only.
Final Average Pay Formula — Frozen as of 12/31/13
Benefits under the final average pay formula were earned and are stated in the form of a straight life annuity payable at the normal retirement age of 65. Messrs. Wilson and Rizzo have earned final average pay benefits equal to the sum of a Base Benefit and an Additional Benefit. The Base Benefit equals 1.55% of the participant’s average annual compensation, multiplied by credited service after 1988 through 2013. The Additional Benefit equals 0.65% of the amount of the participant’s average annual compensation that exceeds the participant’s covered compensation, multiplied by credited service after 1988 through 2013. Covered compensation is the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age. Mr. Wilson is eligible for an unreduced retirement benefit since he remained in service past his normal retirement age of 65. Mr. Rizzo is eligible for a reduced early retirement benefit that would reduce his Base Benefit by 4.8% for each year of early payment before age 65 and his Additional Benefit by 8% for each year of early payment from age 62 to age 65 and 4% for each year of early payment from age 55 to age 62, prorated on a monthly basis based on age at the date payments begin.
Cash Balance Formula — For All Participants Beginning 1/1/14
All named executives earned benefits under the cash balance formula in 2024. Under this formula, participants receive pay credits while employed at Allstate, based on a percentage of eligible annual compensation and years of service, plus interest credits. Pay credits are allocated to a hypothetical account in an amount equal to 3% to 5% of eligible annual compensation, depending on years of vesting service. Interest credits are allocated to the hypothetical account based on the interest crediting rate in effect for that plan year as published by the Internal Revenue Service. The interest crediting rate is set annually and is currently based on the average yield for 30-year U.S. Treasury securities for August of the prior year.
Supplemental Retirement Income Plan (SRIP)
SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula(s) specified above if Internal Revenue Code limits did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the applicable ARP formula(s). The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, the employee also is eligible for early retirement under the SRIP. SRIP benefits are not funded and are paid out of Allstate’s general assets.
Credited Service
No additional service credit beyond service with Allstate or its predecessors is granted under the ARP or the SRIP to any of the named executives. Mr. Wilson has combined service with Allstate and its former parent company, Sears, Roebuck and Co., of 31.8 years. As a result, a portion of his retirement benefits will be paid from the Sears pension plan. Consistent with the pension benefits of other employees with Sears service who were employed by Allstate at the time of the spin-off from Sears in 1995, Mr. Wilson’s final average pay pension benefits under the ARP and the SRIP are calculated as if he had worked his combined Sears-Allstate career with Allstate through December 31, 2013, and then are reduced by amounts earned under the Sears pension plan.
Eligible Compensation
Under both the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards and certain other forms of compensation, but does not include long-term cash incentive awards or income related to equity awards. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years through 2013.

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Payment Options
Payment options under the ARP include a lump sum, straight life annuity and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality assumptions as required under the Internal Revenue Code. The lump-sum payment under the cash balance benefit is generally equal to a participant’s account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.
Timing of Payments
Eligible employees are vested in the normal ARP and SRIP retirement benefits on the earlier of the completion of three years of service or upon reaching age 65.
Final average pay benefits are payable at age 65. A participant with final average pay benefits may be entitled to a reduced early retirement benefit on or after age 55 if he or she terminates employment after completing 20 or more years of vesting service.
A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance.
The following SRIP payment dates assume a retirement or termination date of December 31, 2024:
•Mr. Wilson’s SRIP benefits earned prior to 2005 would become payable as early as January 1, 2025. Benefits earned after 2004 would be paid on July 1, 2025, or following death.
•Mr. Merten’s SRIP benefits would be paid on January 1, 2030, or following death.
•Messrs. Rizzo’s and Dugenske’s SRIP benefits would be paid on July 1, 2025, or following death.
•Ms. DeBiase’s SRIP benefits would be $0 as she has not fulfilled the service requirements as of December 31, 2024.

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Non-Qualified Deferred Compensation at Fiscal Year-end 2024
The following table summarizes the non-qualified deferred compensation contributions, earnings and account balances of our named executives in 2024. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Wilson	0	0	315,028	0	2,047,547
Mr. Merten	0	0	0	0	0
Mr. Rizzo	402,552	0	487,616	0	4,255,545
Mr. Dugenske	0	0	0	0	0
Ms. DeBiase	0	0	0	0	0
(1)For Mr. Rizzo, Executive Contributions were previously reported in the “Salary” column for 2024 and the “Non-Equity Incentive Plan Compensation” column for 2023 in the Summary Compensation Table.
(2)Aggregate earnings were not included in the named executive’s compensation in the last completed fiscal year in the Summary Compensation Table.
In order to remain competitive with other employers, we allow the named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($345,000 in 2024), to defer under the Deferred Compensation Plan up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds the Internal Revenue Code limit. Allstate does not match participant deferrals and does not guarantee a stated rate of return.
Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the notional investment option or options selected by the participants. The notional investment options available in 2024 under the Deferred Compensation Plan are: stable value, S&P 500, international equity, Russell 2000, mid-cap and bond funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns. Because the rate of return is based on actual investment measures in our 401(k) plan, no above-market earnings are credited, recorded or paid. Our Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily, subject to certain trading restrictions.
The Deferred Compensation Plan is unfunded. This means that Allstate does not set aside funds for the plan in a trust or otherwise. Participants have only the rights of general unsecured creditors and may lose their balances in the event of the company’s bankruptcy. Account balances are 100% vested at all times.
An irrevocable distribution election is required before making any deferrals into the Deferred Compensation Plan. Generally, a named executive may elect to begin receiving a distribution of his or her account balance immediately upon separation from service or in one of the first through fifth years after separation from service or, for amounts deferred on or after January 1, 2018, in the fifth year after separation from service. The earliest distribution date for deferrals made on or after January 1, 2005, and earnings and losses on these amounts, is six months following separation from service. The named executive may elect to receive payment in a lump sum or in annual cash installment payments over a period of two to ten years, or, for amounts deferred on or after January 1, 2018, over a period of up to five years. In addition, a named executive may elect an in-service withdrawal of his or her entire balance earned and vested prior to January 1, 2005, and earnings and losses on these amounts, subject to forfeiture of 10% of such balance. A named executive may also elect an in-service withdrawal of all or a portion of the deferrals he or she made on or after January 1, 2018, together with earnings and losses on those amounts. Upon proof of an unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

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Potential Payments as a Result of Termination or Change in Control (CIC)
The following table lists the compensation and benefits that Allstate would generally provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to salaried employees. The table describes equity granting practices for the 2024 equity incentive awards. Relevant prior practices are described in the footnotes.

Termination Scenarios
Compensation Elements	Termination(1)	Retirement	Termination due to Change in Control(2)	Death	Disability
Base Salary	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately
Severance Pay	None	None	Lump sum is equal to two times salary and annual incentive at target(3)	None	None
Annual Incentive(4)	Forfeited	Prorated for the year and subject to discretionary adjustments(5)	Prorated at target (reduced by any amounts actually paid)	Prorated for the year and subject to discretionary adjustments	Prorated for the year and subject to discretionary adjustments
Stock Options(4)(6)	Unvested are forfeited, vested expire at the earlier of three months or normal expiration	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement, continue to vest. All expire at earlier of five years or normal expiration(7)	Awards vest upon qualifying termination after a CIC	Awards vest immediately and expire at earlier of two years or normal expiration	Awards vest immediately and expire at earlier of two years or normal expiration
Restricted Stock Units(4)(6)	Forfeited	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement, continue to vest(7)	Awards vest upon qualifying termination after a CIC	Awards vest and are payable immediately	Awards vest and are payable immediately
Performance Stock Awards(4)(6)	Forfeited	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement, continue to vest and are paid out based on actual performance(7)	Awards vest based on performance upon a qualifying termination after a CIC(8)	Awards vest and are payable immediately(9)	Awards vest and are payable immediately(9)
Non-Qualified Pension Benefits(10)	Distributions commence per plan	Distributions commence per plan	Immediately payable upon a CIC for Mr. Wilson; distributions commence per plan for other NEOs	Distributions commence per plan	Participant may request payment if age 50 or older

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Termination Scenarios
Compensation Elements	Termination(1)	Retirement	Termination due to Change in Control(2)	Death	Disability
Deferred Compensation(11)	Distributions commence per participant election	Distributions commence per participant election	Immediately payable upon a CIC for Mr. Wilson; distributions commence per participant election for other participating NEOs	Payable within 90 days	Distributions commence per participant election
Health, Welfare and Other Benefits	None	None	Outplacement services provided; lump sum payment equal to additional cost of welfare benefits continuation coverage for 18 months(12)	None	Supplemental Long Term Disability benefits if enrolled in basic long-term disability plan
(1)Includes both voluntary and involuntary termination other than due to retirement, change in control, death or disability. Examples of involuntary termination independent of a change in control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations or policies; and terminations resulting from lack of work, rearrangement of work or reduction in force.
(2)In general, a change in control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of the Board; or (4) the consummation of a merger, reorganization or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. Effective upon a change in control, the named executives become subject to covenants prohibiting solicitation of employees, customers and suppliers until one year after termination of employment. If a named executive incurs legal fees or other expenses in an effort to enforce the change in control plan, Allstate will reimburse the named executive for these expenses unless it is established by a court that the named executive had no reasonable basis for the claim or acted in bad faith.
(3)Under the change in control plan, severance benefits would be payable if a named executive’s employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan during the two years following the change in control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the change in control plan, has habitually neglected his or her duties or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive’s base compensation, authority, duties or responsibilities, or a material change in the geographic location where the named executive performs services.
(4)Named executives who receive an equity award or an annual cash incentive award after May 19, 2009, are subject to a non-solicitation covenant while they are employed and for the one-year period following termination of employment. If a named executive violates the non-solicitation covenant, to the extent permitted by applicable law, compensation provided to the named executive (including cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement or exercise of an award, or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award) may be recovered if the vesting, settlement or exercise of the award, or the receipt of the sale proceeds, occurred during the 12-month period prior to the violation.
(5)Retirement for purposes of the Annual Executive Incentive Plan is defined as termination on or after the date the named executive attains age 55 with at least 10 years of service or age 60 with five years of service.
(6)Named executives who receive an equity award on or after May 21, 2013, that remains subject to a period of restriction or other performance or vesting condition are subject to a non-compete provision for the one-year period following termination of employment. If a named executive violates the non-competition covenant, to the extent permitted by applicable law, any or all of the named executive’s outstanding awards that remain subject to a period of restriction or other performance or vesting condition as of the date on which the named executive first violated the non-competition provision may be canceled.
(7)Retirement definitions and treatment for purposes of stock options, restricted stock units and performance stock awards are as follows:

Definition	Normal Retirement: age 55 with 10 years of service or age 60 with at least five years of service
Treatment
•Unvested awards not granted within 12 months of retirement continue to vest.
•Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.
•Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

(8)The Committee will determine the number of PSAs that continue to vest based on actual performance up to the change in control.
(9)For open cycles, the payout is based on the target number of PSAs.
(10)See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.
(11)See the Non-Qualified Deferred Compensation at Fiscal Year-end 2024 section for additional information on the Deferred Compensation Plan and distribution options available.
(12)If a named executive’s employment is terminated due to death during the two years after the date of a change in control, the named executive’s estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination due to disability during the two years after the date of a change in control, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives.

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Estimate of Potential Payments Upon Termination(1)
The table below describes the value of compensation and benefits payable to each named executive upon termination that would exceed the compensation or benefits generally available to salaried employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives, such as deferred compensation and non-qualified pension benefits. Benefits and payments are calculated assuming a December 31, 2024 employment termination date.

Name	Severance ($)		Annual Incentive Plan ($)(2)	Stock Options — Unvested and Accelerated ($)	Restricted Stock Units and Performance Stock Awards — Unvested and Accelerated ($)	Welfare Benefits and Outplacement Services ($)		Total ($)
Mr. Wilson
Termination due to Retirement(3)	0		8,003,038	14,120,745	28,365,771	0		50,489,554
Termination due to Change in Control(4)	11,400,000	(5)	4,254,672	14,672,415	30,199,397	56,177	(6)	60,582,661
Death	0		8,003,038	14,672,415	30,199,397	0		52,874,850
Disability	0		8,003,038	14,672,415	30,199,397	0		52,874,850
Mr. Merten
Termination due to Retirement(3)	0		0	0	0	0		0
Termination due to Change in Control(4)	5,100,000	(5)	1,614,208	2,278,056	6,232,322	63,934	(6)	15,288,520
Death	0		3,036,325	2,278,056	6,232,322	0		11,546,703
Disability	0		3,036,325	2,278,056	6,232,322	6,482,044	(7)	18,028,747
Mr. Rizzo
Termination due to Retirement(3)	0		3,703,219	3,001,367	7,416,246	0		14,120,832
Termination due to Change in Control(4)	5,687,500	(5)	1,968,750	3,103,269	7,996,929	56,126	(6)	18,812,574
Death	0		3,703,219	3,103,269	7,996,929	0		14,803,417
Disability	0		3,703,219	3,103,269	7,996,929	0		14,803,417
Mr. Dugenske
Termination due to Retirement(3)	0		0	0	0	0		0
Termination due to Change in Control(4)	5,250,000	(5)	1,750,000	3,157,417	7,566,236	63,934	(6)	17,787,587
Death	0		3,291,750	3,157,417	7,566,236	0		14,015,403
Disability	0		3,291,750	3,157,417	7,566,236	4,219,256	(7)	18,234,659
Ms. DeBiase
Termination due to Retirement(3)	0		0	0	0	0		0
Termination due to Change in Control(4)	3,375,000	(5)	905,328	1,160,692	4,495,284	64,188	(6)	10,000,492
Death	0		2,102,922	1,160,692	4,495,284	0		7,758,898
Disability	0		2,102,922	1,160,692	4,495,284	3,332,716	(7)	11,091,614
(1)A “0” indicates either there is no amount payable to the named executive or the amount payable is the same for both the named executives and all salaried employees.
(2)The 2024 annual incentive plan payment is payable to all named executives as a result of death or disability. In addition, it is payable to Messrs. Wilson and Rizzo in the event of retirement. The amount listed for the annual incentive plan payment upon termination due to a change in control is shown at target as defined in the CIC Plan.
(3)As of December 31, 2024, Messrs. Wilson and Rizzo are eligible to retire in accordance with Allstate’s policy and the terms of its equity and annual incentive compensation and benefit plans.
(4)The values in this “Change in Control” row represent amounts paid if both the change in control and qualifying termination occur on December 31, 2024. PSAs are paid out based on actual performance; for purposes of this table, the 2022-2024 cycle is shown at 62.2% of target and the 2023-2025 and 2024-2026 cycles are reflected at target.
Equity awards do not accelerate in the event of a change in control unless also accompanied by a qualifying termination of employment. A change in control also would accelerate the distribution of deferred compensation and SRIP benefits for Messrs. Wilson and Rizzo; deferred compensation and SRIP benefits for the other NEOs are distributed in accordance with the applicable plan terms and participant elections. Please see the Non-Qualified Deferred Compensation at Fiscal Year-end 2024 Table and footnote 2 to the Pension Benefits Table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.

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(5)Represents two times the sum of base salary and target annual incentive.
(6)The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate’s costs for these benefits or programs assuming an 18-month continuation period. The value of outplacement services is $40,000 for each named executive.
(7)The named executives who participate in the long-term disability plan are eligible to participate in Allstate’s supplemental long-term disability plan for employees whose annual earnings exceed the level that produces the maximum monthly benefit provided by the long-term disability plan (basic plan). The monthly benefit is equal to 60% of the named executive’s qualified annual earnings divided by twelve and rounded to the nearest $100, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the basic plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65.
Non-GAAP Performance Measures for 2024
The following pages contain descriptions of the non-GAAP performance measures used for executive incentive compensation in fiscal year 2024. They were developed uniquely for incentive compensation purposes and are not reported in our financial statements. The Committee has approved the use of non-GAAP measures when appropriate to drive executive focus on particular strategic, operational or financial factors, or to exclude factors over which our executives have little influence or control. The Committee monitors compensation estimates during the year based on actual performance on these measures, and the internal audit department reviews the final results.
Annual Cash Incentive Award Performance Measures for 2024
We use the following non-GAAP performance measures for the annual cash incentive awards made in respect of fiscal year 2024, as described in the Compensation Discussion and Analysis section of the proxy under “Annual Cash Incentive Awards”: Performance Net Income, Property-Liability Growth Matrix, Protection Services, Health and Benefits, and Investments, each of which is defined below. These performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry.
Performance Net Income: This measure is used to assess financial performance. Performance Net Income is equal to reported Adjusted Net Income, as defined at the end of the performance year, adjusted to exclude the after-tax effects of restructuring and related charges and underwriting results of the Run-off Property-Liability segment.
•Adjustments.
•Performance Net Income is adjusted to replace actual catastrophe losses with plan catastrophe losses.
•Performance Net Income is adjusted to reflect a maximum or minimum amount of Performance-Based net investment income, if after-tax Performance-Based net investment income is less than or exceeds those amounts. The maximum and minimum amounts are +/- 20% of Performance-Based net investment income used in establishing the target.
•Actual results are adjusted to be consistent with the financial reporting used in establishing the measure for items exceeding $20M after-tax individually.
•Actual results are adjusted, if approved by the Committee, for other significant, non-recurring, infrequent or unusual items in excess of $20M after-tax individually.
Property-Liability Growth Matrix: This measure is used to assess profitable growth within Property-Liability by matrixing the relationship between combined ratio and items in force percent change.
•Combined Ratio. (excluding restructuring and related charges, Run-off Property-Liability segment and amortization of or impairment of purchased intangibles; catastrophes per plan). As defined in the financial statements, this measures the sum of the loss ratio and the expense ratio. The loss ratio is the ratio of claims and claims expense (loss adjustment expenses) to premiums earned. Expense ratio is the ratio of amortization of deferred policy acquisition costs, operating costs and expenses, amortization or impairment of purchased intangibles and restructuring and related charges, less other revenue to premiums earned. Combined Ratio for 2024 annual incentive plan excludes restructuring and related charges, Run-off Property-Liability segment, amortization or impairment of purchased intangibles and actual reported catastrophes, and includes planned catastrophes.
•Items in Force Percent Change. The measure is the percent change of Property-Liability items in force as of beginning and end of the performance period.
•Adjustments. Actual results (Combined Ratio and/or Items in Force) are adjusted to exclude the effects of acquiring and selling businesses including dispositions of business by reinsurance or change in ownership.

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Protection Services
•Total Premiums Written/Other Revenues. This measure is used to assess growth within the Protection Services segment and is the sum of the following two measures:
•Protection Services Premiums Written: The measure is equal to the Protection Services segment’s businesses combined net premiums written. Protection Services premiums written are reported in Management’s Discussion and Analysis in the Annual Report on Form 10-K.
•Other Revenue: The measure is equal to Other Revenue primarily from Identity Protection and Arity. Other Revenue is reported in Management’s Discussion and Analysis in the Annual Report on Form 10-K.
•Protection Services Performance Income. Performance income measures the profitability associated with the business unit excluding investment income, restructuring, amortization of intangibles and before the impacts of income tax as defined below:
•Protection Services Premiums Earned + Other Revenue – Claims and claims expense – Amortization of deferred policy acquisition costs – Operating costs and expenses (excluding restructuring).
•Adjustments.
•Actual results will be adjusted to be consistent with the financial reporting used in establishing the measure.
•Actual results are adjusted to exclude the effects of acquiring and selling businesses including dispositions of business by reinsurance or change in ownership.
Health and Benefits
•Revenue. This measure is used to assess growth within the Health and Benefits segment and is the sum of the following two measures:
•Premiums and Contract Charges. The measure is equal to accident and health insurance premiums and contract charges reported in the Consolidated Statements of Operations in the Annual Report on Form 10-K.
•Other Revenue. The measure is equal to other revenue as recorded in the Health and Benefits segment financial results. Other Revenue is reported in Management’s Discussion and Analysis in the Annual Report on Form 10-K.
•Health and Benefits Performance Income. Performance income measures the profitability associated with the business unit excluding investment income, restructuring, amortization of intangibles and before the impacts of income tax as defined below:
•Health and Benefits Premiums Earned + Other Revenue – Accident, health and other policy benefits – Amortization of deferred policy acquisition costs – Operating costs and expenses (excluding restructuring).
•Adjustments.
•Actual results are adjusted to be consistent with the financial reporting used in establishing the measure.
•Actual results are adjusted to exclude the effects of acquiring and selling businesses including dispositions of business by reinsurance or change in ownership.
Investments
•Net Investment Income (NII) including Performance-based net gains (losses) on investments and derivatives. This measure is used to assess the financial operating performance provided from Investments. It is equal to NII as reported in the Consolidated Statements of Operations plus Performance-Based net gains and losses on investments and derivatives, and adjustments, if approved by the Committee, for other significant, non-recurring, infrequent or unusual items in excess of $30M pre-tax individually.
•Net Investment Income is adjusted to reflect a maximum and minimum amount of Performance-Based net investment income and net gains and losses on investments and derivatives (collectively, PB income), if the actual PB income is less than or exceeds those amounts. The maximum and minimum pre-tax amounts are +/- 20%, respectively, of the PB income used in establishing the target.
•Adjustments.
•Actual results are adjusted for the estimated impact of increasing the portfolio’s allocation to public equity. The adjustment equals 2.15% multiplied by the five-point quarterly average market-based equity balance in excess of the year-end 2023 balance of $745M (excluding fixed income exchange traded funds).
•Actual results are adjusted to be consistent with the financial reporting used in establishing the measure for items exceeding $30M pre-tax individually.

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•Actual results are adjusted to exclude the effects of acquiring and selling businesses including dispositions of business by reinsurance or changes in ownership exceeding $30M pre-tax individually.
•Economic Total Return. This measure is used to assess excess total return generated through active portfolio management relative to passive market indices representing Enterprise’s Strategic Asset Allocation (SAA). All investment assets are included in the measurement with few exceptions representing unique circumstances. Pension plan assets, policy loans, deferred compensation hedges, low-income housing tax credits, intercompany loans/investments, strategic investments, corporate real estate, illiquid investments acquired through mergers & acquisitions, collateral posted for derivative contracts and uninvested bank cash are excluded from the measurement. All exclusions are recommended by the Investments Performance Committee and approved by the Corporate Chief Human Resources Officer.
Performance Stock Award Performance Measures for the 2024-2026 Performance Cycle
We use the following non-GAAP performance measures for our PSAs granted in fiscal year 2024, as described in the Compensation, Discussion and Analysis section of the proxy under “Performance Stock Awards, Restricted Stock Units and Stock Options”: Three-Year Average Performance Net Income Return on Equity and Relative Total Shareholder Return, each of which is defined below. These performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry.
Three-Year Average Performance Net Income Return on Equity:
•This measure is used to assess financial performance. Three-year average performance net income return on equity is calculated as the ratio of average performance net income divided by the average common shareholders’ equity, excluding total unrealized net capital gains & losses.
•Performance net income is equal to reported Adjusted Net Income, as defined at the end of each performance year, adjusted to exclude the after-tax effects of restructuring and related charges and underwriting results of the Run-off Property-Liability segment.
•Average performance net income is calculated as the average of performance net income, as defined above, for each of the three years in the performance cycle. Average performance net income is adjusted to reflect a maximum or minimum amount of after-tax catastrophe losses, if the average of actual after-tax catastrophe losses in the three-year cycle are more or less than those amounts, respectively. The maximum and minimum pre-tax amounts are +/- 20%, respectively, of catastrophe losses used to establish the target.
•Average common shareholders’ equity excluding total unrealized net capital gains and losses computed as the average of the balance on December 31, 2023, and at the end of each year in the performance cycle.
•Adjustments.
•Actual results are adjusted to be consistent with the financial reporting used in establishing the measure for items exceeding $20M after-tax individually.
•Actual results are adjusted, if approved by the Committee, for other significant, non-recurring, infrequent or unusual items in excess of $20M after-tax individually.
•Actual results are adjusted to exclude the effects of acquiring and selling businesses including dispositions of business by reinsurance or changes in ownership and impact of unplanned utilization of alternative capital for transactions impacting average performance net income by more than $20M after-tax individually.
Relative Total Shareholder Return:
This is the company’s Total Shareholder Return (TSR) relative to the TSR of other peer companies, expressed in terms of the company’s TSR percentile rank among the peer companies. Peer companies for the 2024-2026 performance cycle are: American International Group, Inc.; American Financial Group, Inc.; Chubb Limited; Cincinnati Financial Corporation; CNA Financial Corporation; The Hartford Financial Services Group, Inc.; The Hanover Insurance Group; Kemper Corp; The Progressive Corporation; The Selective Insurance Group, Inc.; The Travelers Companies Inc.; and W.R. Berkley Corporation. TSR is determined by dividing (i) the average Adjusted Close Price of the applicable company’s stock or applicable index’s price over the 20 trading days prior to and including the final day of the performance period (Final Average Adjusted Close Price) minus the average Adjusted Close Price of the applicable company’s stock or applicable index’s price over the 20 trading days prior to the first day of the performance period (“Initial Average Adjusted Close Price”) by (ii) the Initial Average Adjusted Close Price. In calculating TSR, all dividends are assumed to have been reinvested on the ex-dividend date. If any of the peer companies no longer has a measurable TSR (e.g., delisted or acquired) as of the date of calculation of the TSR by the company following the performance period, such peer company will be removed from the calculation.

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CEO Pay Ratio
As required by the Dodd-Frank Act, we are providing information about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Wilson, our CEO. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
To calculate the 2024 CEO pay ratio, we used the same median compensated employee that we used for purposes of calculating the CEO pay ratio for 2022 and 2023, as there has been no meaningful change in our employee population or employee compensation arrangements that we believe would significantly impact the CEO pay ratio.
•The annual total compensation of our median employee was $73,333.
•The annual total compensation of our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $26,744,085.
•The ratio of the annual total compensation of Mr. Wilson to our median employee was 364:1.
In 2022, to calculate the ratio, we followed SEC permitted rules and used the following methodology and material assumptions, adjustments and estimates:

December 31, 2022 was selected as the determination date as it enabled us to choose a pay date that aligned across our enterprise.

•As of December 31, 2022, our U.S. and non-U.S. employee population consisted of approximately 54,500 full-time, part-time, seasonal and temporary employees. Employees in all countries were included in the calculation, with the exception of 1,058 employees in Australia, Japan, Malta, Bermuda, Norway, Belgium and Mexico (15, 17, 2, 5, 2, 1 and 1,016 in each jurisdiction, respectively).
•The Allstate agent population was excluded since they are not employees of Allstate or its subsidiaries.
•Total cash (base salary plus incentive compensation) was selected as the most appropriate and consistently applied compensation measure to determine the median worker since equity awards are not broadly distributed.
•Employee compensation was measured using a twelve-month look-back period ending December 31, 2022.

•Permanent employees hired in 2022 that did not work for the entire period had their compensation adjusted as if they were employed for the entire twelve-month period.
•For non-U.S. employees, an annual average was used for each of the exchange rates.
•After identifying the median worker based on total cash compensation, annual total compensation was calculated for that person using the same methodology used for the named executives in the Summary Compensation Table on page 71.
•For 2024, after validating that the median compensated employee from 2022 and 2023 was still an active employee, annual total compensation was recalculated for 2024. The median employee’s annual total compensation was $73,333. The median employee was a claims analyst in the U.S. with total cash compensation of $73,333 and a change in pension value of $4,428.

The SEC rules for identifying the median of our employees and calculating the pay ratio allow companies to use a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect a company’s employee population and compensation practices. For that reason, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. Neither the Committee nor management of the company used the pay ratio measure in making compensation decisions.

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Pay Versus Performance Table
As required by the SEC rules and in accordance with Item 402(v) of Regulation S-K, the following table sets forth compensation information for our Principal Executive Officer (PEO) and Non-PEO NEOs and company performance against key financial performance measures of the company for the fiscal years shown. For additional information regarding Allstate’s pay for performance philosophy and how the company aligns NEO compensation, refer to the CD&A beginning on page 48.

			Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)		Value of Initial Fixed $100 Investment Based On:(3)
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)(3)		Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($ in millions)(4)	Performance Net Income ($ in millions)(5)
2024	$26,744,295	$57,020,722	$7,595,989	$13,148,908	$194	$200	$4,550	$5,213
2023	$16,487,957	$8,025,133	$4,477,500	$2,968,301	$138	$158	$(316)	$1,122
2022	$15,005,001	$30,035,131	$3,498,306	$4,852,665	$130	$149	$(1,416)	$(426)
2021	$19,066,920	$27,585,626	$5,548,209	$7,666,840	$110	$131	$1,485	$3,689
2020	$21,126,386	$26,023,346	$5,228,904	$6,270,236	$100	$101	$5,461	$4,967
(1)The totals reflected align with (i) for the PEO, the amounts of total compensation reported in the Summary Compensation Table for the PEO, and (ii) for the Non-PEO NEOs, the average of the amounts of total compensation reported in the Summary Compensation Table for such Non-PEO NEOs, as shown on page 71. Mr. Wilson served as Chair, President and CEO for each fiscal year reported and is therefore represented as the PEO for each such fiscal year. The Non-PEO NEOs column represents Allstate’s NEOs for each respective year. The employees comprising the Non-PEO NEOs for each year are noted below:

2024	2023	2022	2021	2020
Jesse Merten	Jesse Merten	Mario Rizzo	Glenn Shapiro	Mario Rizzo
Mario Rizzo	John Dugenske	Glenn Shapiro	Don Civgin	Glenn Shapiro
John Dugenske	Suren Gupta	Don Civgin	John Dugenske	Don Civgin
Christine DeBiase	Mario Rizzo	John Dugenske	Mario Rizzo	John Dugenske
Jesse Merten
Suren Gupta
Bob Toohey
(2)Compensation actually paid (CAP) has been calculated in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned, realized or received by the company PEO and Non-PEO NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described below, for the years represented. Equity values for purposes of calculating CAP were determined in accordance with FASB ASC Topic 718. The valuation methodologies and assumptions used to calculate the equity values included in CAP are based on our grant date fair value of the equity awards as disclosed in the company’s audited financial statements for the applicable fiscal year.

Compensation Actually Paid Component		2024		2023		2022		2021		2020
		PEO	Non-PEO	PEO	Non-PEO	PEO	Non-PEO	PEO	Non-PEO	PEO	Non-PEO
Summary Compensation Table (SCT) Total		$26,744,295	$7,595,989	$16,487,957	$4,477,500	$15,005,001	$3,498,306	$19,066,920	$5,548,209	$21,126,386	$5,228,904
Deduction:	SCT change in actuarial present value of accumulated pension benefits	$(596,827)	$(89,894)	$—	$(119,512)	$—	$(51,781)	$(697,929)	$(65,931)	$(3,116,842)	$(189,278)
Deduction:	SCT Aggregate Grant Date Fair Value of Stock Awards	$(11,899,608)	$(2,930,250)	$(7,883,165)	$(1,973,067)	$(6,868,175)	$(1,523,242)	$(6,335,804)	$(1,617,742)	$(7,312,094)	$(1,685,460)
Deduction:	SCT Aggregate Grant Date Fair Value of Option Awards	$(4,736,259)	$(692,682)	$(4,986,008)	$(1,010,746)	$(4,293,494)	$(871,876)	$(4,304,994)	$(1,099,217)	$(4,404,993)	$(1,015,376)
Addition:	Pension Service Cost	$119,162	$46,330	$161,803	$50,465	$235,050	$46,723	$238,310	$62,348	$217,343	$56,961

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Compensation Actually Paid Component		2024		2023		2022		2021		2020
		PEO	Non-PEO	PEO	Non-PEO	PEO	Non-PEO	PEO	Non-PEO	PEO	Non-PEO
Addition:	Change as of the vesting date in fair value, (from the end of prior fiscal year) of equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end or during the covered fiscal year	$3,988,836	$636,475	$(2,085,752)	$(344,544)	$3,039,030	$521,581	$(454,767)	$(110,761)	$3,712,366	$218,942
Addition:	Change in fair value, as of the end of the covered fiscal year, of equity awards granted in any prior fiscal year that are outstanding and unvested at year-end	$20,074,587	$3,659,065	$(7,028,704)	$(1,309,355)	$7,695,232	$1,338,444	$6,922,985	$1,592,057	$6,802,340	$1,581,275
Addition:	Fair value, at the end of the covered fiscal year, of equity awards granted during the fiscal year that are outstanding and unvested at year-end	$23,326,536	$4,923,875	$13,359,001	$3,197,559	$15,222,487	$2,083,563	$13,150,905	$3,357,877	$8,998,841	$2,074,267
Deduction:	Fair value, at the end of prior fiscal year, of equity awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	$—	$—	$—	$—	$—	$(189,054)	$—	$—	$—	$—
Compensation Actually Paid		$57,020,722	$13,148,908	$8,025,133	$2,968,301	$30,035,131	$4,852,665	$27,585,626	$7,666,840	$26,023,346	$6,270,236
(3)These totals were calculated in the same manner as required under Item 201 (e) of Regulation S-K. The Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the common stock (including reinvested dividends) of (a) the company and (b) its peer group, respectively, for the period starting January 1, 2020, through the last day of the listed fiscal year. Our peer group used for the TSR calculation is the same as our compensation benchmarking peer group: AFLAC Inc.; American International Group, Inc.; AON plc; Chubb Limited; The Hartford Financial Services Group, Inc.; Humana Inc.; Manulife Financial Corporation; Marsh & McLennan; MetLife, Inc.; The Progressive Corporation; Prudential Financial Inc.; and The Travelers Companies Inc.
(4)These amounts represent the amount of net income reflected in the company’s audited financial statements for the applicable fiscal year.
(5)As required pursuant to Item 402(v) of Regulation S-K, we determined Performance Net Income to be our most important financial performance measure used to link CAP of our NEOs in fiscal year 2024 to company performance. See “Non-GAAP Performance Measures for 2024” for a description of this performance measure.
Financial Performance Measures: The Allstate executive compensation programs reflect the pay-for-performance culture and supports shareholder alignment while also incentivizing our executives as noted throughout the CD&A beginning on page 48. For the annual and LTI programs, the Committee uses performance measures that (1) align with the company’s strategy, operating principles and priorities and shareholder interest, (2) support the achievement of corporate goals and (3) reflect the company’s overall performance. The most important performance measures, in our assessment, used to link CAP of our NEOs for the most recently completed fiscal year to the company’s performance are as follows:

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Performance Net Income (PNI)
Performance Net Income Return on Equity (PNI ROE)
Total Premiums
Relative Total Shareholder Return (TSR)
Relationship between CAP and Performance Measures in the Table: The following graphs provide a visual representation of the relationship between the CAP of our PEO and the average CAP of our Non-PEO NEOs as it relates to (i) the company’s cumulative TSR and the TSR of our peer group, (ii) the company’s GAAP Net Income and (iii) our Performance Net Income over the five-year period from fiscal years 2020 through 2025. The relationship between Allstate’s TSR and our peer group TSR is reflected in the first graph – CAP vs Total Shareholder Return. Performance measure mix, timing of grants and outstanding vesting, share price volatility and other factors impact CAP.
The majority of CAP to our NEOs is closely connected to long-term awards under the LTI plan primarily driven by Performance Net Income and relative TSR. Over the last three years, external factors, including rising inflation, have impacted Performance Net Income while Allstate’s relative TSR has remained strong. The graphs below demonstrate:
•From 2020 to 2021, CAP to our PEO increased 6% and average CAP to our Non-PEO NEOs experienced a greater increase of 22%. In the same period our TSR increased from $100 to $110 (10%), while the net income measures fell. The continued increase in CAP as net income declined is a result of the fair value NEO LTI awards, which closely aligns to the TSR, which increased over the same period. The decline in Performance Net Income is a result of higher insurance losses and unfavorable reserve re-estimates.
•From 2021 to 2022, CAP to our PEO increased by just below 9% and average CAP to our Non-PEO NEOs experienced a decrease of nearly 37%. In the same period, our TSR increased from $110 to $130 (18%). Net income continued to decline. Allstate aggressively took actions to address the decreasing net income during this inflationary period, causing higher insurance losses and unfavorable reserve re-estimates, resulting in continued TSR increases.
•From 2022 to 2023, CAP to our PEO decreased by 73% and average CAP to our Non-PEO NEOs decreased by roughly 36%. In the same period TSR continued to increase from $130 to $138 (6%). Although still negative, Net Income improved over 2022 due to higher Property-Liability premiums earned partially offset by higher catastrophe losses. Large decreases in CAP from 2022 to 2023 are primarily related to lower vesting value for 2021-2023 PSAs, decreased PSA values for outstanding cycles and relatively flat unvested option valuation changes in 2023 compared to significant increases in unvested option valuation changes during 2022.
•From 2023 to 2024, CAP to our PEO increased by 611% and average CAP to our Non-PEO NEOs increased by 343%. In the same period TSR continued to increase from $138 to $194 (41%). In fiscal year 2024 the company returned to profitability with strong Net Income results. Large increases in CAP from 2023 to 2024 are primarily related to increased PSA values for outstanding cycles and increased unvested option valuation changes in 2024 compared to significant decreases in unvested option valuation changes during 2023.
•Allstate has seen continued growth in TSR from 2020 through 2024 with an aggregate growth rate of 94% while our peer group has a similar growth rate of 99%.
•For additional detail regarding Allstate’s executive pay practices, including incentive design and goal setting, compensation elements, compensation decisions and governance practices, see the CD&A beginning on page 48.

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Cap vs Total Shareholder Return

¢	PEO CAP	¢	Avg. NEO CAP	ALL TSR	Peer TSR
Cap vs Net Income

¢	PEO CAP	¢	Avg. NEO CAP	Net Income
Cap vs Performance Net Income

¢	PEO CAP	¢	Avg. NEO CAP	Performance Net Income

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Audit Committee Matters

3
Ratification of Deloitte & Touche LLP as the Independent Registered Public Accountant for 2025

VOTING RECOMMENDATION: The Board recommends a vote FOR Ratification of Deloitte & Touche LLP for 2025.

What am I Voting on?
We conduct a vote every year asking shareholders to ratify the appointment of the company’s independent registered public accountant for the current year, who is Deloitte & Touche LLP (Deloitte) for 2025. While the vote is non-binding, the Audit Committee will consider the results as part of their evaluation of Deloitte.
Overview
•Independent firm with few ancillary services and reasonable fees
•The Audit Committee annually evaluates Deloitte and determined that its retention continues to be in the best interests of Allstate and its shareholders
•The Public Company Accounting Oversight Board has not implemented mandatory tenure limits; the Audit Committee actively evaluates viable independent alternatives

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The Audit Committee has established strong practices to evaluate the qualifications, compensation, performance and independence of the company’s independent registered public accounting firm, both on an ongoing basis throughout the year and through the completion of an annual evaluation. Additional information regarding the Audit Committee’s duties and responsibilities is available in the committee’s charter located under the Governance section of Allstate’s investor relations website at www.allstateinvestors.com. Deloitte has been Allstate’s independent registered public accounting firm since Allstate became a publicly traded entity in 1993.
As a starting point for the annual evaluation, a survey of management and the Audit Committee is administered by Allstate’s internal audit function, with participation of a Deloitte partner unaffiliated with the Allstate account. The survey assesses Allstate’s general satisfaction with the quality and efficiency of the services provided. Results are reported to the Audit Committee, which discusses results with management.
The Audit Committee and the company’s senior accounting and financial reporting leaders perform the annual evaluation of Deloitte utilizing key aspects of the external auditor evaluation tool developed by the Center for Audit Quality. The evaluation includes review and discussion of the results of the firm’s reports on its quality controls and external assessments, including results of inspections conducted by the Public Company Accounting Oversight Board (PCAOB).

While also evaluating and considering Deloitte’s independence, the Audit Committee performed its annual assessment of Deloitte’s performance as independent auditor. The Audit Committee assessed the performance of the Deloitte lead audit engagement partner and the audit team. The factors considered by the Audit Committee include:

•Quality of Deloitte’s discussions and feedback sessions, including communications with the Audit Committee and management
•How effectively Deloitte maintained its independence, objectivity, professional skepticism and employed independent judgment
•Depth of insurance industry, technical expertise and capability in handling the breadth and complexity of Allstate’s operations and industry
•Professionalism and responsiveness
•Value from sharing industry insights, trends and latest practices, including level and value of engagement provided by Deloitte National Office when needed

•Quality and efficiency of the audit and permissible non-audit work performed
•External data on audit quality and performance, including the results from the PCAOB assessment of Deloitte and its peer firms and Deloitte’s responsiveness to those reports
•Reasonableness of fees, considering the size and complexity of Allstate and the resources necessary to perform a high-quality audit
•Knowledge of Allstate’s operations, accounting policies and practices and internal control over financial reporting
•Deloitte’s tenure as Allstate’s independent auditor, the firm’s internal safeguards to maintain independence, the benefits of having a long-tenured auditor and the impact of changing auditors

The Audit Committee recognizes the importance of maintaining the independence of our independent registered public accounting firm, both in fact and appearance, and has considered an auditor tenure limit. A rigorous review of Deloitte’s capabilities, coupled with the comprehensive regulatory oversight structure in the U.S. led by the PCAOB, has mitigated the need for tenure requirements. The Audit Committee periodically considers alternative Independent Registered Public Accounting firms to continuously benchmark capabilities, quality measures and controls and to evaluate the selection of the independent auditor.
The Audit Committee oversees the mandatory, five-year rotation of audit partners, in accordance with SEC rules and approves Deloitte’s lead audit engagement partner. The current lead engagement partner was appointed beginning with the fiscal year 2022 audit. The process for selection of the lead engagement partner involves the screening of qualified candidates, followed by interviews with the Audit Committee chair and management.
The Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The policy identifies the basic principles that must be considered by the Audit Committee in approving services to ensure that the registered public accounting firm’s independence is not impaired, describes the type of audit, audit-related, tax and other services that may be provided and lists the non-audit services that may not be performed. The independent registered public accounting firm or management submits to the Audit Committee detailed schedules with all of the proposed services within each category, together with the estimated fees. Each specific service requires approval before service can begin.

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Prior to requesting approval from the Audit Committee, the registered public accounting firm and management consider and conclude that the services are permissible in that they: (1) do not place the registered public accounting firm in the position of auditing their own work; (2) do not result in the registered public accounting firm’s personnel acting as management or an employee of Allstate; (3) do not place the registered public accounting firm in a position of being an advocate for Allstate; (4) do not create a mutual or conflicting interest between the registered public accounting firm and Allstate; and (5) are not based on a contingent fee arrangement. The Audit Committee’s policy regarding pre-approval of independent registered public accountant’s services delegates to the committee chair the authority to grant approvals, but the decisions of the committee chair must be reported to the Audit Committee at its next regularly scheduled meeting. All services provided by Deloitte in 2023 and 2024 were approved in accordance with this pre-approval policy.

The Audit Committee and the Board believe it is in the best interests of Allstate and its shareholders to continue to retain Deloitte as Allstate’s independent registered public accounting firm. Ongoing measurements of criteria such as quality measures and controls, controls designed to maintain independence and objectivity, service model and approach, expertise and diversity and equity practices, help ensure Deloitte will continue to provide excellent expertise and service. Deloitte’s high quality audit work and accounting advice, deep institutional knowledge of the company’s business and operations, accounting policies and financial systems and internal control framework support continued utilization of their services.

The Audit Committee oversees and is ultimately responsible for the negotiation of audit fees associated with the retention of Deloitte. The following fees have been, or are anticipated to be, billed by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for professional services rendered to Allstate for the fiscal years ended December 31, 2023, and December 31, 2024.

	2023	2024
Audit fees(1)	$11,740,000	$11,990,000
Audit-related fees(2)	$1,512,000	$1,120,000
Tax fees(3)	$103,000	$109,000
All other fees(4)	$185,000	$345,000
Total fees	$13,540,000	$13,564,000
(1)Audit fees relate to services such as audits of annual financial statements, reviews of quarterly financial statements, statutory audits, attest services, comfort letters, consents and review of documents filed with the SEC. Fees for 2023 have been adjusted to reflect actual expenditures for the year.
(2)Audit-related fees relate to professional services, such as accounting consultations relating to new accounting standards and audits, Service Organization Controls audit reports and other attest services for non-consolidated affiliates (e.g., employee benefit plans, various trusts, etc.).
(3)Tax fees relate to state sales and use compliance and advisory services.
(4)“All other fees” relate to permissible services deemed approved by the Audit Committee.
Representatives of Deloitte will be present at the 2025 Annual Meeting to respond to questions and may make a statement if they choose. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment, but no assurance can be given that the Audit Committee will be able to change the appointment while enabling timely completion of the 2025 audited financial statements.

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Audit Committee Report
Deloitte & Touche LLP (Deloitte) was Allstate’s independent registered public accountant for the year ended December 31, 2024.
The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the fiscal year ended December 31, 2024, as well as management’s assessment of the effectiveness of the company’s internal control over financial reporting.
The committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The committee received the written disclosures and letter from Deloitte that is required by applicable requirements of the PCAOB regarding Deloitte’s communications with the committee concerning independence and has discussed with Deloitte its independence.
The Audit Committee met in periodic executive sessions with each of management, the internal auditor and the independent registered public accounting firm to discuss the results of the examinations by the independent and internal auditors, their evaluations of internal controls, and the overall quality of the company’s financial reporting, and other matters as appropriate.
Based on these reviews and discussions and other information considered by the Committee in its judgment, the Committee recommended to the Board of Directors that the audited financial statements be included in Allstate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission, and furnished to shareholders with this Notice of Annual Meeting and Proxy Statement.
Donald E. Brown, Chair
Siddharth N. Mehta
Jacques P. Perold
Judith A. Sprieser
Monica J. Turner

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Sustainability at Allstate

Allstate is committed to sustainably delivering value to customers, returns for shareholders and opportunities for employees, while improving the communities we serve. Sustainably achieving these objectives requires prioritizing long-term solutions that balance multiple priorities.

Increasing Value for Customers and Shareholders	Navigating Climate Risk	Creating Opportunity for Employees	Improving Communities

Increasing Value for Customers and Shareholders

Five years of investment in the Transformative Growth strategy have confirmed its benefits for customers and enhanced value for shareholders. At a time when American families are feeling financially stretched, we’ve made insurance more affordable and accessible by implementing simple, connected auto and home insurance and significant cost reductions. Shareholder value will increase with growth in policies in force. Despite a decline in earnings in the two prior years, we maintained investments in this strategy to ensure sustainable growth.

Navigating Climate Risk

Allstate takes a multi-faceted, forward-thinking approach to climate risk, including: (1) using comprehensive long-term risk and return practices that balance the impact of severe weather on customers and shareholders; (2) pursuing attractive returns for shareholders by investing in the transition to a lower carbon economy; and (3) advocating for public policy solutions to improve disaster preparedness, create new risk sharing pools and institute stronger building codes.
Last year, we paid out $4.82 billion in catastrophe losses, enabling customers to rebuild their lives. At the same time, our industry-leading homeowners insurance business model created $1.32 billion of underwriting profit, the 11th annual profit in 12 years.

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Managing Greenhouse Gas Emissions
As a service company, Allstate’s operational greenhouse gas emissions are relatively small compared to the size and scope of our business. We committed to reduce Scope 1 and 2 emissions to zero by 2030 since this will increase efficiency and supports engagement to mitigate the impact of severe weather on customers. The chart below shows substantial progress to achieving this goal.
Allstate reports on Scope 3 greenhouse gas emissions which are indirect emissions across our value chain, including companies in which we invest or use as suppliers. Scope 3 reporting is being further expanded in 2024 as additional third-party data becomes available. Allstate has chosen not to make specific time bound commitments on Scope 3 emissions given lack of precision in measurement, limited control over third parties and unknown impacts on customers and shareholders.
•The European Union and the United States have not yet finalized regulations around Scope 3 emissions. Allstate is committed to continue reporting all relevant emissions under the Task Force on Climate-Related Financial Disclosures and the CDP (formerly Carbon Disclosure Project) to support society’s efforts to measure and manage emissions.
•The $73 billion investment portfolio is largely concentrated in fixed income securities. Bondholders typically have no control over the issuer’s corporate operations and negligible opportunity to influence those operations. As a result, establishing a Scope 3 net zero goal could lead to inappropriate constraints on investment decisions and have implications for the performance of the investment portfolio.
Investing In A Lower Carbon Economy
Allstate proactively invests to generate attractive risk-adjusted returns that support lower insurance prices for customers and higher returns for shareholders. The public and private sectors are making substantial investments to transition to a lower carbon economy, and this creates additional investment opportunities. Investment capabilities and sources are being expanded to capture sustainable long-term return from these opportunities.
For more information about our investments in green bonds, renewable energy and sustainability, see our sustainability reporting available at www.allstatesustainability.com/reporting.

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Creating Opportunity for Employees

Allstate has a talented and engaged full-time employee base of 55,000 with a focus on individual and collective purpose. Sustainability is created by embracing the values in Our Shared Purpose: integrity is non-negotiable, inclusive diversity leverages differences, and collective success prioritizes enterprise outcomes. Our behaviors are to collaborate, challenge ideas, provide decision clarity and give performance feedback.

Distributed work practices enable us to attract and retain a talented and engaged workforce. Women and men represent 56% and 44% of the U.S. workforce, respectively, and approximately 40% of U.S. employees are racially or ethnically diverse. The opportunity set to attract talent was further widened by increasing the number of positions that do not require four-year degrees.

Operational adaptation to the global pandemic enabled us to operate effectively and efficiently with a distributed workforce. Sustaining organizational growth requires increased in-person connectivity, so standards have been established making this a leadership responsibility rather than requiring all employees to be in physical offices on certain days of the week.

84% of employees report being highly engaged, which is in excess of industry benchmarks.

Improving Communities

Established in 1952, The Allstate Foundation focuses on three areas: empowering youth to serve, disrupting the cycle of relationship abuse and increasing workforce readiness. Employee and agent volunteerism is encouraged and amplified through the Helping Hands programs. We also develop nonprofit leaders and board members through the Nonprofit Leadership Center. In 2025, every U.S. employee will have one day of paid time off to volunteer.

2024 Highlights:

The Allstate Foundation, Allstate, employees and agency owners contributed more than $57 million to support important causes.	Allstate employees and agency owners volunteered more than 117,000 hours to support local communities.	Allstate employees also contributed more than 5,300 hours of skills-based volunteerism.

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Oversight of Sustainability

The Board receives regular updates on sustainability issues and is committed to transparency and accountability. The Risk and Return Committee assesses climate risk, the Compensation and Human Capital Committee evaluates organizational health and human capital management practices and the Audit Committee reviews data privacy and cybersecurity. For additional information on how the Board and its committees oversee enterprise risk, see pages 39-42.
Allstate's senior leadership is responsible for sustainability, including our SVP and Deputy General Counsel, Corporate Law, each Market-Facing Business and Area of Responsibility, and management committees such as the Responsible Investing Committee.
Our SVP and Deputy General Counsel, Corporate Law, who reports to Allstate’s Chief Legal Officer, works with leadership from across the company and reports regularly to the Board’s Nominating, Governance and Social Responsibility Committee and the Board on sustainability developments and progress.

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Stock Ownership Information

Security Ownership of Directors and Executive Officers
The following table shows the Allstate common shares beneficially owned as of March 1, 2025, by each director and named executive individually, and by all executive officers and directors of Allstate as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly. It also includes shares subject to stock options exercisable, and restricted stock units subject to conversion into common shares, within sixty days of March 1. As of March 1, 2025, none of these shares were pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock(1)	Common Stock Subject to Options Exercisable on or Prior to April 30, 2025	Restricted Stock Units(3)	Total Stock-Based Ownership(4)	Percent of Class
Donald E. Brown	5,180	0	0	5,180	*
Kermit R. Crawford	1,000	0	20,753	21,753	*
Richard T. Hume	2,609	0	3,948	6,557	*
Margaret M. Keane	14,376	0	3,948	18,324	*
Siddharth N. Mehta	5,964	0	11,267	17,231	*
Maria R. Morris	0	0	1,553	1,553	*
Jacques P. Perold	35	0	12,877	12,912	*
Andrea Redmond	2,000	0	24,530	26,530	*
Gregg M. Sherrill	7,089	0	3,948	11,037	*
Judith A. Sprieser	0	0	34,136	34,136	*
Perry M. Traquina	4,743	0	7,747	12,490	*
Monica J. Turner	0	0	3,104	3,104	*
Thomas J. Wilson	1,210,461(2)	1,908,636	0	3,119,097	*
Jesse Merten	28,492	40,055	0	68,547	*
Mario Rizzo	70,341	262,006	0	332,347	*
John Dugenske	33,328	225,390	0	258,718	*
Christine DeBiase	3,724	17,887	0	21,611	*
All directors and executive officers as a group (22 total)	1,544,130	2,963,404	127,811	4,635,345	1.7%
*    Less than 1% of the outstanding shares of common stock.
(1)This column includes restricted stock units (RSUs) held by executive officers that convert into common shares by April 30, 2025.
(2)Includes 133,047 shares owned by a private charitable foundation in which Mr. Wilson shares voting and investment power.
(3)All non-employee directors hold RSUs granted under Allstate’s equity compensation plans for non-employee directors. This column lists those RSUs that would be distributed to directors in the form of shares of common stock within 60 days if any of them were to have retired as a director on March 1, 2025. Some directors hold additional RSUs that are not reflected in the table above because common stock would not be distributed to directors until at least one year following his or her retirement as a director, or in some cases, as many as ten years following the date of grant. For additional information regarding the RSUs held by each director at the end of 2024, please see the details on page 46.
(4)These amounts are the sum of the number of shares shown in the prior columns. As of March 1, 2025, no director or executive officer beneficially owned 1% or more of the outstanding common stock of Allstate. The directors and executive officers of Allstate as a group beneficially owned (including common stock subject to stock options exercisable and RSUs for which restrictions expire on or prior to April 30, 2025) approximately 1.7% of the common stock outstanding as of March 1, 2025.

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Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common	The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	32,184,316	(1)	12.3%
Common	BlackRock Inc. 50 Hudson Yards, New York, NY 10001	22,236,119	(2)	8.4%
(1)Reflects shares beneficially owned as of December 31, 2023, as set forth in the most recently filed Schedule 13G/A, which was filed on February 13, 2024. Of these shares, The Vanguard Group reported it held 0 shares with sole voting power; 327,195 shares with shared voting power; 31,030,890 shares with sole dispositive power; and 1,153,426 shares with shared dispositive power.
(2)Reflects shares beneficially owned as of December 31, 2024, as set forth in a Schedule 13G/A filed on February 3, 2025. Of these shares, BlackRock reported it held 19,742,720 shares with sole voting power; 0 shares with shared voting power; 22,236,119 shares with sole dispositive power; and 0 shares with shared dispositive power.
Incorporation by Reference
To the extent that this proxy statement is incorporated by reference into any other filing by Allstate with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended (Securities Act), or the Securities Exchange Act of 1934, as amended (Exchange Act), the information contained in the section of this proxy statement titled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the Compensation and Human Capital Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, other than Allstate’s Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filings.
In addition, website addresses and hyperlinks are included for reference only. The reports mentioned herein, or any other information contained on or available through websites referred to and/or linked to in this proxy statement (other than the Allstate’s website to the extent specifically referred to herein as required by the SEC or NYSE rules) are not part of this proxy solicitation and are not incorporated by reference into this proxy statement or any other proxy materials. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we do not undertake a duty to update them, which speak only as of the date on which they are made, except as required by applicable law.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement and any documents incorporated by reference into this proxy statement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. The forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. Readers should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “probably,” “potential,” “looking forward,” “continue,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will,” and “would” are used to identify these forward-looking statements. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. Certain factors that could prevent us from achieving our stated goals include the risk factors listed in our Form 10-K for our fiscal year ended December 31, 2024, and our other reports filed with the SEC, to which shareholders and other interested parties are directed and referred.

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Other Information

Proxy and Voting Information
Who is asking for my vote and why?
The Allstate Board of Directors is soliciting proxies for use at the Annual Meeting of Shareholders on May 29, 2025 and any adjournments or postponements of the meeting. The Annual Meeting will be held only if there is a quorum, which means that a majority of the outstanding common stock entitled to vote is represented at the meeting by proxy or in person. To ensure there will be a quorum, the Allstate Board asks you to vote before the meeting, which allows your Allstate stock to be represented at the Annual Meeting.
Who can vote at the Annual Meeting?
The Allstate Board has set the close of business on March 31, 2025 as the record date for the meeting. This means that you are entitled to vote if you were a shareholder of record at the close of business on March 31, 2025. On that date, there were 265,139,081 shares of Allstate common stock outstanding and entitled to vote at the Annual Meeting.
How do I vote?
Instructions on how to vote your shares are included on the Notice of 2025 Annual Meeting of Shareholders on page 9. If you hold shares in your own name as a registered shareholder, you may vote by participating in the Annual Meeting or you may instruct the proxies how to vote your shares by following the instructions on the proxy card/voting instruction form. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you participate in the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.
If you hold shares in street name (that is, through a broker, bank, or other record holder), you should follow the instructions provided by your broker, bank, or other record holder to vote your shares.
If you hold shares through the Allstate 401(k) Savings Plan, please see the instructions on page 103.
Can I change my vote?
Before your shares have been voted at the Annual Meeting by the proxies, you may change or revoke your voting instructions by providing instructions, again, by telephone, by Internet, in writing, or, if you are a registered shareholder, by voting at the Annual Meeting.
Are the votes kept confidential?
All proxies and tabulations that identify the vote of a particular shareholder are confidential, except as necessary to allow the inspector of election to certify the voting results or to meet certain legal requirements. A representative of American Election Services, LLC will act as the inspector of election and will count the votes. The representative is independent of Allstate and its directors, officers and employees.
If you write a comment on your proxy card or voting instruction form, it may be provided to our Secretary along with your name and address. Your comments will be provided without reference to how you voted, unless the vote is mentioned in your comment or unless disclosure of the vote is necessary to understand your comment. At our request, the distribution agent or the solicitation agent will provide us with periodic status reports on the aggregate vote. These status reports may include a list of shareholders who have not voted and breakdowns of vote totals by different types of shareholders, as long as we are not able to determine how a particular shareholder voted.

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What happens if I submit a signed proxy card but do not indicate how I want to vote?
You may instruct the proxies to vote “FOR” or “AGAINST” on each proposal, or you may instruct the proxies to “ABSTAIN” from voting. If you submit a signed proxy card/voting instruction form to allow your shares to be represented at the Annual Meeting but do not indicate how your shares should be voted on one or more proposals, then the proxies will vote your shares as the Board of Directors recommends on those proposals. Other than the proposals listed on pages 13-16, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment.
What vote is needed to approve each item?
Shares of common stock represented by a properly completed proxy card/voting instruction form will be counted as present at the meeting for purposes of determining a quorum, even if the shareholder is abstaining from voting.
Proposal 1. To be elected under Allstate’s majority vote standard, each director must receive an affirmative vote of the majority of the votes cast. In other words, the number of shares voted “FOR” a director must exceed 50% of the votes cast for that director. Abstentions will not be counted as votes cast and will have no impact on the vote’s outcome.
Proposals 2 – 3. A majority of the shares present in person or represented by proxy at the meeting and entitled to vote must be voted “FOR” the proposal. Abstentions will have the effect of a vote against the proposal.
How do I vote if I hold shares through the 401(k) savings plan?
If you hold Allstate common shares through the Allstate 401(k) Savings Plan, your proxy card/voting instruction form for those shares will instruct the plan trustee how to vote those shares. If you received your Annual Meeting materials electronically, and you hold Allstate common shares both through the plan and also directly as a registered shareholder, the voting instructions you provide electronically will be applied to both your plan shares and your registered shares. If you return a signed proxy card/voting instruction form or vote by telephone or the Internet on a timely basis, the trustee will follow your voting instructions for all Allstate common shares allocated to your plan account unless that would be inconsistent with the trustee’s duties.
If your voting instructions are not received on a timely basis, the shares allocated to your plan account will be considered “unvoted.” If you return a signed proxy card/voting instruction form but do not indicate how your shares should be voted on a given matter, the shares represented by your proxy card/voting instruction form will be voted as the Board of Directors recommends. The trustee will vote all unvoted shares held by the plan as follows:
•If the trustee receives instructions (through voting instruction forms or through telephonic or Internet instruction) on a timely basis for at least 50% of the votable shares in the plan, then it will vote all unvoted shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the trustee’s duties.
•If the trustee receives instructions for less than 50% of the votable shares, the trustee will vote all unvoted shares at its sole discretion. However, the trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.
Plan votes receive the same high level of confidentiality as all other votes. You may not vote the shares allocated to your plan account by voting at the meeting. You must instruct The Northern Trust Company, as trustee for the plan, how to vote your shares.
Who can participate in the Annual Meeting?
If you plan to participate in the Annual Meeting, you must be a holder of Allstate shares as of the record date of March 31, 2025, or hold a legal proxy for the meeting provided by your bank, broker or nominee. To be admitted to the Annual Meeting webcast at www.virtualshareholdermeeting.com/ALL2025, you must enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability. You may log into the meeting platform beginning at 10:30 a.m. Central Time on May 29, 2025. The meeting will begin promptly at 11:00 a.m. Central Time on May 29, 2025. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software. Participants should ensure they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

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How can I ask a question at the meeting?
You may submit a question in advance of the meeting beginning at 8:30 a.m. Central Time on May 23, 2025 and until 11:59 p.m. Central Time on May 28, 2025, at www.proxyvote.com after logging in with your 16-digit control number. Once past the login screen, click on “Question for Management,” typing your question and clicking “Submit.” Alternatively, questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/ALL2025, by typing your question into the “Ask a Question” field and clicking “Submit.” We will try to answer as many questions as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online at www.allstateinvestors.com.
Who do I contact about technical difficulties?
If you encounter difficulties accessing the meeting during the meeting time, please call the technical support number at (844) 986-0822. The technical support number will also be posted on the meeting website.
Will a replay of the meeting be available?
Following completion of the meeting, a webcast replay will be posted online to our Investor Relations website at www.allstateinvestors.com for one year.
Where can I find the results of the Annual Meeting?
Preliminary results will be announced at the meeting and final results will be reported in a current report on Form 8-K, which is required to be filed with the SEC within four business days after the meeting.
Are broker non-votes counted at the meeting?
Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the NYSE considers “routine,” such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors and say-on-pay. Broker non-votes will not be counted as shares entitled to vote on any of the foregoing non-routine matters and will have no impact on the outcomes of those votes.
What is “householding” and how does it affect me?
Allstate has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Notice of Internet Availability of Proxy Materials will receive instructions on submitting their proxy cards/voting instruction form via the Internet.
If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
If you receive more than one proxy card/voting instruction form, your shares probably are registered in more than one account or you may hold shares both as a registered shareholder and through the Allstate 401(k) Savings Plan. You should vote each proxy card/voting instruction form you receive.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of the proxy materials?
We distribute our proxy materials to most shareholders over the Internet using “Notice and Access” delivery, as permitted by the rules of the SEC. We elected to use this method for most shareholders as it reduces our print and mail costs and the environmental impact of our Annual Meeting of Shareholders.

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Who will pay the cost of this proxy solicitation?
Allstate pays the cost of this proxy solicitation. Officers and other employees of Allstate and its subsidiaries may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the Internet. None of these individuals will receive special compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Allstate also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on their behalf. Allstate will reimburse these intermediaries for reasonable out-of-pocket expenses. Alliance Advisors, 150 Clove Road, Suite 400, Little Falls, NJ 07424 has been retained to assist in the solicitation of proxies for a fee of $34,800, plus expenses.
How do I submit shareholder proposals or director nominations for the 2026 Annual Meeting?
Proposals that shareholders would like to include in Allstate’s proxy materials for presentation at the 2026 Annual Meeting must be received by the Office of the Secretary by December 18, 2025, and must otherwise comply with SEC rules in order to be eligible for inclusion in the proxy materials for the 2026 Annual Meeting.
Matters sought to be brought before the meeting that do not meet the SEC requirements for inclusion in the proxy statement, must follow procedures in Allstate’s bylaws in order to personally present the proposal at the meeting. Timely notice in writing must be received by the Office of the Secretary no earlier than the close of business on January 29, 2026 and no later than the close of business on February 28, 2026. Among other things, the notice must describe the business proposed to be brought, the reasons for conducting the business and any material interest of the shareholder in the business.
A shareholder may directly nominate someone for election. Under our bylaws, a shareholder may nominate a candidate at the 2026 Annual Meeting by providing advance notice by Allstate’s Office of the Secretary no earlier than the close of business on January 29, 2026, and no later than the close of business on February 28, 2026. For proxy access nominees to be considered at the 2026 Annual Meeting, the nomination notice must be submitted in accordance with Section 20 of the company’s bylaws and received by the Office of the Secretary no earlier than the close of business on November 18, 2025, and no later than the close of business on December 18, 2025. Shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with Rule 14a-19(b) of the Securities Exchange Act of 1934.
How can I inspect a list of shareholders entitled to vote at the meeting?
Shareholders wishing to inspect the list of registered shareholders as of the record date for the 2025 Annual Meeting of Shareholders should send an e-mail to invrel@allstate.com. Please include (1) your name and (2) if you hold your shares through a broker, bank or other intermediary, an image of your stock ownership statement.
By Order of the Board,
Julie Cho
Secretary

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Appendix A – Definitions of Non-GAAP Measures
Measures that are not based on accounting principles generally accepted in the U.S. (“non-GAAP”) are defined and reconciled to the most directly comparable GAAP measure. We believe that investors’ understanding of Allstate’s performance is enhanced by our disclosure of the following non-GAAP measures. Our methods for calculating these measures may differ from those used by other companies and therefore comparability may be limited.
Adjusted net income (loss) is net income (loss) applicable to common shareholders, excluding:
•Net gains and losses on investments and derivatives
•Pension and other postretirement remeasurement gains and losses
•Amortization or impairment of purchased intangibles
•Gain or loss on disposition
•Adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years
•Related income tax expense or benefit on reconciling items
Net income (loss) applicable to common shareholders is the GAAP measure that is most directly comparable to adjusted net income.
We use adjusted net income as an important measure to evaluate our results of operations. We believe that the measure provides investors with a valuable measure of the company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of net gains and losses on investments and derivatives, pension and other postretirement remeasurement gains and losses, amortization or impairment of purchased intangibles, gain or loss on disposition and adjustments for other significant non-recurring, infrequent or unusual items and the related tax expense or benefit of these items. Net gains and losses on investments and derivatives, and pension and other postretirement remeasurement gains and losses may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process.
Gain or loss on disposition is excluded because it is non-recurring in nature and the amortization or impairment of purchased intangibles is excluded because it relates to the acquisition purchase price and is not indicative of our underlying business results or trends.
Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends.
Accordingly, adjusted net income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business. A byproduct of excluding these items to determine adjusted net income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods.
Adjusted net income is used by management along with the other components of net income (loss) applicable to common shareholders to assess our performance. We use adjusted measures of adjusted net income in incentive compensation. Therefore, we believe it is useful for investors to evaluate net income (loss) applicable to common shareholders, adjusted net income and their components separately and in the aggregate when reviewing and evaluating our performance.
We note that investors, financial analysts, financial and business media organizations and rating agencies utilize adjusted net income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s performance. We note that the price to earnings multiple commonly used by insurance investors as a forward-looking valuation technique uses adjusted net income as the denominator. Adjusted net income should not be considered a substitute for net income (loss) applicable to common shareholders and does not reflect the overall profitability of our business.

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The following table reconciles net income (loss) applicable to common shareholders and adjusted net income for the years ended December 31.

					Per diluted common share
($ in millions, except per share data)	2024	2023	2022		2024	2023	2022
Net income (loss) applicable to common shareholders(1)	$4,550	$(316)	$(1,394)		$16.99	$(1.20)	$(5.14)
Net (gains) losses on investments and derivatives	225	300	1,072		0.84	1.13	3.95
Pension and other postretirement remeasurement (gains) losses	(37)	9	116		(0.14)	0.04	0.43
Amortization of purchased intangibles	280	329	353		1.05	1.24	1.30
(Gain) loss on disposition	(16)	(4)	(89)	(3)	(0.06)	(0.01)	(0.33)
Non-recurring costs(2)	—	90	—		—	0.34	—
Income tax benefit	(96)	(157)	(297)		(0.36)	(0.59)	(1.09)
Adjusted net income (loss)*(1)	$4,906	$251	$(239)		$18.32	$0.95	$(0.88)
Weighted average common shares – Diluted(1)					267.8	262.5	271.2
Weighted average dilutive potential common shares excluded due to net loss applicable to common shareholders(1)					—	2.2	3.1
(1)In periods where a net loss or adjusted net loss is reported, weighted average shares for basic earnings per share is used for calculating diluted earnings per share because all dilutive potential common shares are anti-dilutive and are therefore excluded from the calculation.
(2)Relates to settlement costs for non-recurring litigation that is outside of the ordinary course of business.
(3)Includes $83 million related to the gain on sale of headquarters in the fourth quarter of 2022.
Combined ratio excluding the effect of catastrophes, prior year reserve reestimates and amortization or impairment of purchased intangibles (“underlying combined ratio”) is a non-GAAP ratio, which is computed as the difference between four GAAP operating ratios: the combined ratio, the effect of catastrophes on the combined ratio, the effect of prior year non-catastrophe reserve reestimates on the combined ratio, and the effect of amortization or impairment of purchased intangibles on the combined ratio. We believe that this ratio is useful to investors and it is used by management to reveal the trends in our Property-Liability business that may be obscured by catastrophe losses, prior year reserve reestimates and amortization or impairment of purchased intangibles. Catastrophe losses cause our loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior year reserve reestimates are caused by unexpected loss development on historical reserves, which could increase or decrease current year net income. Amortization or impairment of purchased intangibles relates to the acquisition purchase price and is not indicative of our underlying insurance business results or trends. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. We also provide it to facilitate a comparison to our outlook on the underlying combined ratio. The most directly comparable GAAP measure is the combined ratio. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
The following table reconciles the Property-Liability combined ratio to the Property-Liability underlying combined ratio for the years ended December 31.

	2024	2023	2022
Combined ratio	94.3	104.5	106.6
Effect of catastrophe losses	(9.2)	(11.6)	(7.1)
Effect of prior year non-catastrophe reserve reestimates	(0.2)	(1.2)	(3.9)
Effect of amortization of purchased intangibles	(0.3)	(0.5)	(0.5)
Underlying combined ratio*	84.6	91.2	95.1
Effect of prior year catastrophe reserve reestimates	(0.7)	—	—
Underlying expense ratio is a non-GAAP ratio, which is computed as the difference between the expense ratio and the effect of amortization or impairment of purchased intangibles on the expense ratio. We believe that the measure provides investors with a valuable measure of ongoing performance because it reveals trends that may be obscured by the amortization or impairment of purchased intangible assets. Amortization or Impairment of purchased intangible assets is excluded because it relates to the acquisition purchase price and is not indicative of our business results or trends. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. The most directly comparable GAAP measure is the expense ratio. The underlying expense ratio should not be considered a substitute for the expense ratio and does not reflect the overall expense ratio of our business.

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Adjusted underwriting expense ratio is a non-GAAP ratio, which is computed as the difference between the expense ratio and the effect of advertising expense, restructuring and related charges and amortization or impairment of purchased intangibles on the expense ratio. We believe that the measure provides investors with a valuable measure of ongoing performance because it reveals trends that may be obscured by the advertising expense, restructuring and related charges and amortization or impairment of purchased intangibles. Advertising expense is excluded as it may vary significantly from period to period based on business decisions and competitive position. Restructuring and related charges are excluded because these items are not indicative of our business results or trends. Amortization or impairment of purchased intangible assets is excluded because it relates to the acquisition purchase price. These are not indicative of our business results or trends. A reduction in expenses enables investment flexibility that can drive growth. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. The most directly comparable GAAP measure is the expense ratio. The adjusted underwriting expense ratio should not be considered a substitute for the expense ratio and does not reflect the overall expense ratio of our business.
Adjusted expense ratio is a non-GAAP ratio, which is computed as the combination of the adjusted underwriting expense ratio and claims expense ratio excluding catastrophe expense. We believe it is useful for investors to evaluate this ratio, which is linked to a long-term expense ratio improvement commitment through 2024. The most directly comparable GAAP measure is the expense ratio. The adjusted expense ratio should not be considered a substitute for the expense ratio and does not reflect the overall expense ratio of our business.
Claims expense ratio excluding catastrophe expense is the incurred loss adjustment expenses, net of reinsurance, excluding expenses related to catastrophes. These expenses are embedded within the loss ratio.
The following table reconciles the Property-Liability expense ratio to the Property-Liability adjusted expense ratio for the years ended December 31.

	2024	2023	2022
Expense ratio	21.7	21.0	23.0
Effect of amortization of purchased intangibles	(0.3)	(0.5)	(0.5)
Underlying expense ratio*	21.4	20.5	22.5
Effect of advertising expense	(3.5)	(1.3)	(2.2)
Effect of restructuring and related charges	(0.2)	(0.3)	(0.1)
Adjusted underwriting expense ratio*	17.7	18.9	20.2
Claims expense ratio excluding catastrophe expense	5.4	5.8	6.0
Adjusted expense ratio*	23.1	24.7	26.2
Adjusted net income (loss) return on Allstate common shareholders’ equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month adjusted net income by the average of Allstate common shareholders’ equity at the beginning and at the end of the 12-months, after excluding the effect of unrealized net capital gains and losses. Return on Allstate common shareholders’ equity is the most directly comparable GAAP measure. We use adjusted net income as the numerator for the same reasons we use adjusted net income, as discussed previously. We use average Allstate common shareholders’ equity excluding the effect of unrealized net capital gains and losses for the denominator as a representation of common shareholders’ equity primarily applicable to Allstate’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in interest rates, the amount and timing of which are unrelated to the insurance underwriting process. We use it to supplement our evaluation of net income (loss) applicable to common shareholders and return on Allstate common shareholders’ equity because it excludes the effect of items that tend to be highly variable from period to period. We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with return on Allstate common shareholders’ equity because it eliminates the after-tax effects of realized and unrealized net capital gains and losses that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management. In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends. A byproduct of excluding the items noted above to determine adjusted net income return on Allstate common shareholders’ equity from return on Allstate common shareholders’ equity is the transparency and understanding of their significance to return on common shareholders’ equity variability and profitability while recognizing these or similar items may recur in subsequent periods. We use adjusted measures of adjusted net income return on Allstate common shareholders’ equity in incentive compensation. Therefore, we believe it is useful for investors to have adjusted net income return on Allstate common shareholders’ equity and return on Allstate common shareholders’ equity when evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies utilize adjusted net income return on common shareholders’ equity results in their evaluation of our and our industry’s

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financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s utilization of capital. Adjusted net income return on Allstate common shareholders’ equity should not be considered a substitute for return on Allstate common shareholders’ equity and does not reflect the overall profitability of our business.
The following tables reconcile return on Allstate common shareholders’ equity and adjusted net income return on Allstate common shareholders’ equity for the years ended December 31.

($ in millions)	2024	2023	2022
Return on Allstate common shareholders’ equity
Numerator:
Net income (loss) applicable to common shareholders	$4,550	$(316)	$(1,394)
Denominator:
Beginning Allstate common shareholders’ equity	$15,769	$15,518	$22,974
Ending Allstate common shareholders’ equity (1)	19,441	15,769	15,518
Average Allstate common shareholders’ equity	$17,605	$15,644	$19,246
Return on Allstate common shareholders’ equity	25.8%	(2.0)%	(7.2%)

	2024	2023	2022
Adjusted net income return on Allstate common shareholders’ equity
Numerator:
Adjusted net income (loss)*	$4,906	$251	$(239)
Denominator:
Beginning Allstate common shareholders’ equity	$15,769	$15,518	$22,974
Less: Unrealized net capital gains and losses	(604)	(2,255)	598
Adjusted beginning Allstate common shareholders’ equity	16,373	17,773	22,376
Ending Allstate common shareholders’ equity (1)	19,441	15,769	15,518
Less: Unrealized net capital gains and losses	(771)	(604)	(2,255)
Adjusted ending Allstate common shareholders’ equity	20,212	16,373	17,773
Average adjusted Allstate common shareholders’ equity	$18,293	$17,073	$20,075
Adjusted net income (loss) return on Allstate common shareholders’ equity*	26.8%	1.5%	(1.2%)
(1)Excludes equity related to preferred stock of $2,001 million as of December 31, 2024 and 2023, and $1,970 million as of December 31, 2022.

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Appendix B – Categorical Standards of Independence
In accordance with the Director Independence Standards, the Board has determined that the nature of the following relationships with the corporation do not create a conflict of interest that would impair a director’s independence.
1.An Allstate director’s relationship arising from (i) only such director’s position as a director of another corporation or organization; (ii) only such director’s direct or indirect ownership of a 5% or less equity interest in another corporation or organization (other than a partnership); (iii) both such position and such ownership; or (iv) such director’s position only as a limited partner in a partnership in which he or she has an interest of 5% or less.
2.An Allstate director’s relationship arising from an interest of the director, or any entity in which the director is an employee, director, partner, shareholder or officer, in or under any standard-form insurance policy or other financial product offered by the Allstate Group in the ordinary course of business.
3.An Allstate director’s relationship with another company that participates in a transaction with the Allstate Group (i) where the rates or charges involved are determined by competitive bid or (ii) where the transaction involves the rendering of services as a common or contract carrier (including any airline) or public utility at rates or charges fixed in conformity with law or governmental authority.
4.An Allstate director’s relationship with another company that has made payments to, or received payments from, the Allstate Group for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues for such year.
5.An Allstate director’s position as an executive officer of a tax-exempt organization to which the aggregate amount of discretionary contributions (other than employee matching contributions) made by the Allstate Group and The Allstate Foundation in any of the last three fiscal years of the tax-exempt organization were equal to or less than the greater of $1 million or 2% of such organization’s consolidated gross revenues for such year.
6.An Allstate director’s relationship with another company (i) in which the Allstate Group makes investments or (ii) which invests in securities issued by the Allstate Group or securities backed by any product issued by the Allstate Group, all in the ordinary course of such entity’s investment business and on terms and under circumstances similar to those available to or from entities unaffiliated with such director.
Appendix C – Executive Officers
The following table lists the names and titles of our executive officers as of April 17, 2025. AIC refers to Allstate Insurance Company.

Name	Principal Positions and Offices Held
Thomas J. Wilson	Chair of the Board, President and Chief Executive Officer of The Allstate Corporation and AIC.
Elizabeth A. Brady	Executive Vice President, Chief Marketing, Customer and Communications Officer of AIC.
Christine DeBiase	Executive Vice President, Chief Legal Officer and General Counsel of The Allstate Corporation and AIC.
John E. Dugenske	President, Investments and Corporate Strategy of AIC.
Eric K. Ferren	Senior Vice President, Controller and Chief Accounting Officer of The Allstate Corporation and AIC.
Suren Gupta	Executive Vice President, President, Protection Products & Enterprise Services of AIC.
Zulfikar Jeevanjee	Executive Vice President, Chief Information Officer and Chief Information Security Officer of AIC.
Jesse E. Merten	Executive Vice President and Chief Financial Officer of The Allstate Corporation and AIC.
Mark Q. Prindiville	Executive Vice President and Chief Risk Officer of AIC.
Mario Rizzo	President, Property-Liability of AIC.

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Helpful Links and Resources

About Allstate
Company Website
www.allstate.com
The Allstate Foundation
www.allstatecorporation.com/the-allstate-foundation.aspx
Sustainability
www.allstatesustainability.com/
Governance
Overview
www.allstateinvestors.com/governance
Corporate Governance Guidelines
www.allstateinvestors.com/static-files/b32c67db-6f4a-4afb-9c2d-ffe5d2b1b12a
Bylaws of The Allstate Corporation
www.allstateinvestors.com/static-files/dd3f893c-035f-4896-a82c-a3e5ae606a51
Audit Committee Charter
www.allstateinvestors.com/static-files/3dfddc3a-6f10-4c3e-b154-bd3db57aafc4
Compensation and Human Capital Committee Charter
www.allstateinvestors.com/static-files/3d99e53e-579a-4e46-9bdd-338c50702ec4
Executive Committee Charter
www.allstateinvestors.com/static-files/275b63c0-6823-4678-add2-9fcd161330fc
Nominating, Governance and Social Responsibility Committee Charter
www.allstateinvestors.com/static-files/94ae2405-05d8-4fab-b435-1798d7ab91ff
Risk and Return Committee Charter
www.allstateinvestors.com/static-files/140622f6-f4ca-4e14-9d40-cbd88a549f25
Code of Conduct
www.allstateinvestors.com/governance/code-conduct
Sustainability
Overview
www.allstatesustainability.com
Sustainability Reporting (all reports)
www.allstatesustainability.com/reporting
Sustainability Report
www.allstatesustainability.com/2024SR
TCFD Report
www.allstatesustainability.com/2024tcfd
CDP Climate Change Response
www.allstatesustainability.com/2024cdp
GRI Index
www.allstatesustainability.com/reporting/gri
SASB Index
www.allstatesustainability.com/2024sasb
EEO-1 Report
www.allstatesustainability.com/2024eeo1

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Investor Information
Corporate Headquarters/ Home Office
The Allstate Corporation
3100 Sanders Road
Northbrook, IL 60062
(847) 402-5000
www.allstate.com
Annual Meeting
Shareholders of record are invited to attend the Annual Meeting of The Allstate Corporation on May 29, 2025, 11:00 a.m. Central Time. The company will be hosting the meeting live via the Internet. To attend the virtual meeting please visit www.virtualshareholdermeeting.com/ALL2025.
Holders of common stock of record at the close of business on March 31, 2025 are entitled to vote during the meeting. A notice of meeting, proxy statement and proxy card and/or voting instructions were provided to shareholders with this annual report.
Shareholder Services/Transfer Agent
For information or assistance regarding individual stock records, dividend reinvestment, dividend checks, 1099DIV and 1099B tax forms, direct deposit of dividend payments, or stock certificates, contact EQ Shareowner Services, in any of the following ways:
By telephone:
(800) 355-5191 within the U.S. or
(651) 450-4064 outside the U.S.
By mail:
EQ Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-0854
By certified/overnight mail:
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
On the Internet:
account information:
shareowneronline.com
Allstate 401(k) Savings Plan
For information about the Allstate 401(k) Savings Plan, call the Allstate Benefits Center at (888) 255-7772
Investor Relations
Security analysts, portfolio managers and representatives of financial institutions seeking information about the company should contact:
Investor Relations
The Allstate Corporation
3100 Sanders Road,
Northbrook, IL 60062
(800) 416-8803
invrel@allstate.com
Communications to the Board of Directors
Shareholders or other interested parties who wish to communicate to the Board of Directors may do so by mail or email as follows. Please let us know if you are a shareholder.
By email:
directors@allstate.com
By mail:
The Allstate Corporation Nominating,
Governance and Social Responsibility Committee
c/o General Counsel
3100 Sanders Road
Northbrook, IL 60062
Code of Global Business Conduct
Allstate’s Global Code of Business Conduct is available on the Corporate Governance section of www.allstateinvestors.com.
Corporate Responsibility
Information on Allstate’s social responsibility programs is available at www.allstatesustainability.com.
Media Inquiries
Allstate Media Relations
3100 Sanders Road
Northbrook, IL 60062
(847) 402-5600
Form 10-K, Other Reports
Shareholders may receive without charge a copy of The Allstate Corporation Form 10-K annual report (filed with the U.S. Securities and Exchange Commission) and other public financial information for the year ended December 31, 2024, by contacting invrel@allstate.com.
The Allstate Corporation’s Annual Report is available online at: www.allstateinvestors.com/financials/sec-filings
Stock Exchange Listing
The Allstate Corporation common stock is listed on the New York Stock Exchange under the trading symbol “ALL.” Common stock is also listed on the Chicago Stock Exchange. As of January 31, 2025, there were 54,363 holders of record of The Allstate Corporation’s common stock.
Independent Registered Public Accounting Firm
Deloitte & Touche LLP 111 South Wacker Drive Chicago, IL 60606-4301
Online Information
You can access financial and other information about Allstate on our website, www.allstateinvestors.com, including executive speeches, investor conference calls and quarterly investor information. The information contained in any website or report referenced in this proxy statement is not incorporated by reference in, and does not form a part of, this proxy statement.

Allstate®

The Allstate Corporation
Notice of 2025 Annual Meeting and Proxy Statement, and 2024 Annual Report

THE ALLSTATE CORPORATION
C/O EQ SHAREOWNER SERVICES
P.O. BOX 64874
ST. PAUL, MN 55164-0945

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 28, 2025*. Have this Proxy Card/Voting Instruction Form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 28, 2025*. Have this Proxy Card/Voting Instruction Form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this Proxy Card/Voting Instruction Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for receipt no later than May 28, 2025*.

***Allstate 401(k) Savings Plan**
With respect to any shares represented by this Proxy Card/Voting Instruction Form held in the Allstate 401(k) Savings Plan, your voting instructions must be received no later than 11:59 p.m. Eastern Time on May 23, 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71624-P25330

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE ALLSTATE CORPORATION

The Board of Directors recommends you vote "FOR" all nominees for Director.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Donald E. Brown	☐	☐	☐
1b. Kermit R. Crawford	☐	☐	☐
1c. Richard T. Hume	☐	☐	☐
1d. Margaret M. Keane	☐	☐	☐
1e. Siddharth N. Mehta	☐	☐	☐
1f. Maria R. Morris	☐	☐	☐
1g. Jacques P. Perold	☐	☐	☐
1h. Andrea Redmond	☐	☐	☐
1i. Gregg M. Sherrill	☐	☐	☐
1j. Judith A. Sprieser	☐	☐	☐
1k. Perry M. Traquina	☐	☐	☐
1l. Monica J. Turner	☐	☐	☐
1m. Thomas J. Wilson	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposals 2 and 3.

	For	**Against**	**Abstain**
2. Advisory vote to approve the compensation of the named executives.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2025.	☐	☐	☐

This proxy will be governed by and construed in accordance with the laws of Delaware and applicable securities laws.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held in the Allstate 401(k) Savings Plan (the "Plan"), you may direct The Northern Trust Company, as Trustee of the Plan, to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee's duties. If you wish to vote the Allstate shares allocated to the Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card/Voting Instruction Form or provide telephonic or Internet voting instructions on a timely basis for the shares allocated to the Plan account, those shares will be considered "unvoted." If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. The Trustee will vote all unvoted shares held by the Plan as follows: If the Trustee receives instructions on a timely basis for at least 50% of the votable shares in the Plan, then it will vote all unvoted shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the Trustee's duties. If the Trustee receives instructions for less than 50% of the votable shares, the Trustee shall vote all unvoted shares in its sole discretion. However, the Trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
The Allstate Corporation Notice of 2025 Annual Meeting, Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V71625-P25330

THE ALLSTATE CORPORATION
Annual Meeting of Stockholders
May 29, 2025 11:00 a.m. Central Time
This Proxy Card/Voting Instruction Form is solicited on behalf of the Board of Directors

You hereby authorize Julie Cho, Christine DeBiase, and Thomas J. Wilson to vote all shares of common stock of The Allstate Corporation that you would be entitled to vote at the Annual Meeting of Stockholders to be held on May 29, 2025, via live webcast at www.virtualshareholdermeeting.com/ALL2025 and any adjournments thereof. The authority conferred by this Proxy Card/Voting Instruction Form shall be exercised by a majority of these persons present and acting at the meeting or, if only one of them is present, by that person. Each such person has the authority to designate a substitute to act for him or her. These persons are authorized to vote such shares on the matters shown, and in the manner directed, on the reverse hereof and in their discretion on any other matters that may properly come before the meeting. **If you return a signed proxy but do not indicate how the shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.**

You acknowledge receipt of The Allstate Corporation's Notice of 2025 Annual Meeting and Proxy Statement, dated April 17, 2025, and its 2024 Annual Report. You hereby revoke any instructions previously given to vote the shares represented by this Proxy Card/Voting Instruction Form.

Allstate and the Trustee have instructed the tabulation agent to keep your voting instructions strictly confidential.

Sign on reverse side